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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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QUALCOMM INCORPORATED
(Name of Registrant as Specified In Its Charter)

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**QUALCOMM Incorporated**

# Notice of 2021 Annual Meeting of Stockholders and Proxy Statement

January 21, 2021

Dear Fellow Stockholders:

You are cordially invited to attend Qualcomm's 2021 Annual Meeting of Stockholders (Annual Meeting) on Wednesday, March 10, 2021 at 9:30 a.m. Pacific Time. We are conducting this year's Annual Meeting "virtually" — via a live webcast and using online stockholder tools. We believe that using this format is prudent for the health and safety of our stockholders and employees during the COVID-19 pandemic, and will facilitate stockholder attendance and participation. We will begin the Annual Meeting with a discussion and vote on the matters set forth in the Notice of Annual Meeting of Stockholders, followed by a presentation on Qualcomm's fiscal 2020 performance, and a question and answer session.

Fiscal 2020 presented a unique set of challenges, as well as opportunities. Our strong culture of resiliency served our stockholders well this past year. Even with the backdrop of the global pandemic, Qualcomm executed extremely well, advancing our role as a global leader in wireless innovation.

Fiscal 2020 Accomplishments

Despite the significant economic uncertainty created by the pandemic, our employees' dedication and commitment to innovation led to many successes over the past fiscal year, including scaling 5G networks and devices globally with our partners, realizing strong financial growth in our chipset division, and reaching favorable licensing and legal milestones. Most notably, we welcomed the Ninth Circuit Court of Appeals' complete, unanimous reversal of the district court's judgment in the lawsuit brought against us by the United States Federal Trade Commission (FTC). We believe the Ninth Circuit's decision validates our business model and licensing program, and underscores the tremendous contributions that Qualcomm has made to the industry. We also entered into new long-term patent license agreements with Oppo, vivo and Huawei. With the signing of these agreements, we now have multi-year license agreements with every major handset manufacturer.

5G Leadership

Our research teams have been working on 5G for over a decade — inventing foundational technologies, driving standards, proving concepts and creating industry-leading solutions that enable our customers and partners to innovate, compete and grow globally. We believe 5G is one of the most important technological developments of the 21st century. With the continued rollout and expansion of 5G, Qualcomm is realizing the benefits of the investments we have made in building the most extensive licensing program in mobile, and turning the technical challenges of 5G into leadership opportunities and commercial wins. According to IHS Markit (November 2020), 5G will enable $13.1 trillion in global sales activity in 2035. Additionally, for the second consecutive year, we were named to Fortune's Change the World list, in recognition of our contributions to the revolutionary societal impacts of 5G.

Our Response to COVID-19

Global stay-at-home orders have underscored the critical role that connectivity has played in facilitating this new working environment. With billions of people around the world using Qualcomm technologies, our mission to invent and commercialize breakthrough wireless technologies, such as 5G, has been further validated.

During these unprecedented times, we have taken action to support our employees, their families and the communities we serve. I am proud of our workforce, which has demonstrated the strength and resilient work culture that Qualcomm exemplifies. Our employees have maintained high levels of productivity and continue to advance our 5G roadmap and support our customers, while meeting a very complex set of research and development and supply chain requirements. To support our global communities, we have donated to a number of efforts aimed at providing relief to individuals, small- and medium-sized businesses, and front-line workers. We also launched the Qualcomm Small Business Accelerator Program, which is designed to help small businesses transition to a mobile-first remote work environment.

Leadership Transition

Recently, I informed the Board of Directors of my desire to retire as CEO of Qualcomm later this year. The Board, with my full support, elected Cristiano R. Amon, Qualcomm's President, to succeed me as CEO. Leading this Company has been one of the great privileges of my life. I am extremely proud of the success we've had in leading innovation for the wireless industry for over 35 years, including our most recent accomplishment in bringing 5G to the world.

We have evolved our business considerably over the years, yet at our core we have never lost sight of our unique role as an inventor of critical technologies. Cristiano has been my partner for over 15 years and integral to putting us in the enviable position we are in today. Cristiano is well-prepared to lead Qualcomm forward in what I believe is the single biggest opportunity in Qualcomm's history.

It's been my pleasure to serve as a Board member and CEO of Qualcomm for the last seven years and to have spent my entire career working here. I look forward to continuing supporting Qualcomm's ongoing success as a Special Advisor, and working with Cristiano and the Board to ensure a seamless transition to the next generation of leadership.

Thank you for your support throughout the years and your continued interest in Qualcomm.

Sincerely, Steve Mollenkopf Chief Executive Officer

January 21, 2021

Dear Fellow Stockholders:

On behalf of the Board of Directors, I want to thank you for your continued support of Qualcomm. In light of the unprecedented circumstances stemming from the COVID-19 pandemic, staying connected has become more important than ever, and 5G strengthens those connections. I, along with the entire Board, remain actively engaged with management to ensure that Qualcomm continues to execute on our strategy for long-term, sustainable growth. The Board is very pleased with management's steadfast commitment and ongoing focus that has led to the continued rollout of 5G across the globe, connecting friends and family, while helping transform telemedicine, supporting remote education and powering mobile PCs.

Leadership Transition

Recently, Steve Mollenkopf informed the Board of his desire to retire as CEO of Qualcomm. Steve has led Qualcomm through an extraordinary period of time and navigated remarkable challenges. Throughout his tenure, Steve always kept Qualcomm's innovation leadership driving forward, an enviable accomplishment, against significant odds, leading to the results our stockholders are seeing today. We respect Steve's decision and look forward to continuing to work with him in his new role as Special Advisor.

Throughout his tenure, Steve has transformed our executive leadership team, creating a strong group of highly capable executives well-aligned with Qualcomm's culture and long-term strategy. Over the last several years, the Board has worked in partnership with Steve on succession planning to prepare Qualcomm for leadership transition. The Board unanimously selected Cristiano Amon to succeed Steve as CEO.

Cristiano has held a number of critical roles at Qualcomm over his 25-year career, most recently as President, working closely with Steve as a key architect of our strategy. We are extremely confident that he is the right next CEO for Qualcomm and that he will continue to drive innovation, growth and stockholder value as he assumes the leadership of the Company later this year.

Board Composition and Fresh Perspectives

Consistent with Qualcomm's long-standing values, our Board of Directors and Executive Management represent a diverse group of individuals with extensive experience. Our Board values the insights brought through a broad range of perspectives, diversity in professional experience and competencies, and diversity in gender and racial, ethnic and national backgrounds. In 2020, we were pleased to add four new Directors to our Board: Jamie S. Miller, Jean-Pascal Tricoire, Sylvia Acevedo and Gregory N. Johnson. These additions have contributed, and will continue to contribute, extensive financial, digital transformation, technology, marketing and international expertise, among others, as well as fresh perspectives, to our boardroom.

Focus on Environmental, Social and Governance (ESG) Leadership

Sound corporate responsibility is a key focus area for the Board. The Board considers ESG principles when providing oversight of the Company and its practices, including establishing corporate governance and corporate responsibility policies and goals for the Company — ensuring we have the long-term interest of our employees, stockholders and the communities we serve front and center. Continuing on our path to achieving our 2030 Vision, Qualcomm conducted its third ESG materiality assessment and updated its corporate responsibility priorities to focus on four ESG areas where we believe we can be most impactful — Purposeful Innovation, Our People, Responsible Business and STEM (Science, Technology, Engineering and Mathematics) Education. In December 2020, in keeping with our efforts to increase transparency, Qualcomm enhanced its disclosures utilizing two additional frameworks: the Sustainability Accounting Standards Board (SASB) Standards and the Task Force on Climate-related Financial Disclosures (TCFD). Qualcomm is improving lives with sustainable projects that leverage Qualcomm technologies to enhance the delivery of health care, enrich teaching and learning, foster entrepreneurship, aid in public safety and improve our environment. For example, since starting our Wireless Reach Initiative in 2006, our projects have benefited more than 20 million people in 47 countries. As a technology leader and a company of inventors, we are also committed to nurturing the next generation of innovators and technologists by contributing to a diverse and inclusive workforce of the future by increasing access to STEM education.

Board-Driven Stockholder Engagement and Response to Say-on-Pay

The Board places a high priority on fostering relationships with the investor community, understanding stockholder concerns and responding to stockholder feedback. In fiscal 2020, the Board and Management met with a number of stockholders to understand their views on corporate governance, executive compensation and ESG issues. In particular, given that our executive compensation proposal, commonly referred to as "Say-on-Pay," did not win majority support from stockholders at our 2020 annual meeting, we found it paramount to discuss and further understand our stockholders' concerns on executive compensation. Our outreach team, which included Irene Rosenfeld, Chair of the HR and Compensation Committee, and me, engaged in constructive conversations with stockholders and solicited feedback to promote alignment of executive pay and stockholder interests — directly incorporating that feedback into the Board's decision-making process and revised executive compensation program.

On behalf of Board, we thank you for your support of and investment in Qualcomm, and for the opportunity to serve as your Directors. Qualcomm is well-positioned for continued growth in the coming year, and we look forward to our 5G future and the continued commercialization of breakthrough technologies that we believe will drive differentiation for Qualcomm over many years to come.

Sincerely, Mark D. McLaughlin Chair of the Board

5775 Morehouse Drive
San Diego, California 92121-1714

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held On March 10, 2021

To the Stockholders of QUALCOMM Incorporated:

NOTICE IS HEREBY GIVEN that the 2021 Annual Meeting of Stockholders (Annual Meeting) of QUALCOMM Incorporated, a Delaware corporation (Company), will be held on March 10, 2021 at 9:30 a.m. Pacific Time for the following purposes:

■
To elect 14 directors to hold office until the next annual meeting of stockholders and until their respective successors have been elected and qualified.

■
To ratify the selection of PricewaterhouseCoopers LLP as our independent public accountants for our fiscal year ending September 26, 2021.

■
To approve, on an advisory basis, our executive compensation.

■
To transact such other business as may properly come before stockholders at the Annual Meeting or any adjournment or postponement thereof.

This year's Annual Meeting will be held "virtually" via a live webcast. You will be able to attend the Annual Meeting, submit questions and vote during the live webcast by visiting www.virtualshareholdermeeting.com/QCOM2021 and entering the 16-digit control number included in your Notice of Internet Availability, on your proxy card or voting instruction form, or in the instructions that you received via email. Please refer to the additional logistical details and recommendations in the accompanying proxy statement.

The Board of Directors has fixed the close of business on January 11, 2021 as the Record Date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and at any adjournment or postponement thereof.

By Order of the Board of Directors,

Donald J. Rosenberg Executive Vice President, General Counsel and Corporate Secretary
San Diego, California January 21, 2021

2021 PROXY STATEMENT	i

PROXY OVERVIEW

This proxy overview is a summary of information that you will find throughout this proxy statement. As this is only an overview, we encourage you to read the entire proxy statement for more information about these topics prior to voting.

2021 ANNUAL MEETING OF STOCKHOLDERS (ANNUAL MEETING)

DATE AND TIME	LOCATION	RECORD DATE

WEDNESDAY, MARCH 10, 2021 9:30 a.m. Pacific Time	www.virtualshareholdermeeting.com/QCOM2021	JANUARY 11, 2021

The Annual Meeting will be held "virtually" via a live webcast at www.virtualshareholdermeeting.com/QCOM2021 and using online stockholder tools. We believe that using this format is prudent for the health and safety of our stockholders and employees during the COVID-19 pandemic, and will facilitate stockholder attendance and participation.

DATE OF FIRST DISTRIBUTION OF PROXY MATERIALS IS JANUARY 21, 2021

How to Vote

To vote prior to the Annual Meeting (until 8:59 p.m. Pacific Time on March 9, 2021), stockholders of record as of the Record Date may vote via the Internet at www.proxyvote.com; by telephone at 1-800-690-6903; or by completing and returning their proxy card or voting instruction form.

Over the Internet at www.proxyvote.com	By telephone at 1-800-690-6903	By mailing your completed proxy card or voting instruction form in the envelope provided	By scanning the QR code with your mobile device

To vote during the Annual Meeting, stockholders should follow the instructions at www.virtualshareholdermeeting.com/QCOM2021. See the "Online Meeting" and "Voting Methods" sections below for more information.

Voting Matters and Board Recommendations

The Board of Directors unanimously recommends that you vote as follows:

Proposal	Board Recommendation	Page Reference

PROPOSAL 1: Election of Directors	FOR each Nominee	19

PROPOSAL 2: Ratification of the selection of PricewaterhouseCoopers LLP as our independent public accountants for our fiscal year ending September 26, 2021	FOR	28

PROPOSAL 3: Approval, on an advisory basis, of our executive compensation	FOR	30

2021 PROXY STATEMENT	1

PROXY OVERVIEW

OVERVIEW OF THE BOARD

**MARK FIELDS**
Age: 59
Director Since: 2018
Member: Audit Committee
Former President and Chief Executive Officer, Ford Motor Company

**JEFFREY W. HENDERSON**
Age: 56
Director Since: 2016
Chair: Audit Committee
Former Chief Financial Officer, Cardinal Health, Inc.

**HARISH MANWANI**
Age: 67
Director Since: 2014
Member: HR and Compensation Committee
Former Chief Operating Officer, Unilever PLC

**KORNELIS "NEIL" SMIT**
Age: 62
Director Since: 2018
Member: HR and Compensation Committee
Vice Chairman, Comcast Corporation

2	2021 PROXY STATEMENT

PROXY OVERVIEW

BOARD DIVERSITY; DIRECTOR INDEPENDENCE AND TENURE

STOCKHOLDER OUTREACH AND BOARD RESPONSIVENESS TO STOCKHOLDERS IN 2020

Our relationship with our stockholders is an important part of our success, and we have a long tradition of engaging with our stockholders and obtaining their perspectives. Following a disappointing Say-on-Pay vote last year, we undertook extensive engagement efforts to better understand the reasons for how our stockholders voted, as well as to obtain their views on other key corporate governance and disclosure matters, and to determine how best to respond.

SCOPE OF OUTREACH	Contacted 48 stockholders representing 50% of shares		Met with 28 stockholders representing 41% of shares

AN INTEGRATED OUTREACH TEAM	Chair of the Board + Chair of the HR and Compensation Committee + Management Team (subject matter experts only — our CEO did not participate)

Executive Compensation Program

WHAT WE DISCUSSED	Company Strategy, Performance and the Link to Compensation

Environmental, Social and Governance (ESG) Considerations

	Increased CEO PSU mix	Increased CEO Stock Ownership Guideline	Raised Target Performance Standard for RTSR* PSUs

HOW WE RESPONDED	Rebalanced CEO's Target Total Cash Compensation to Include More "At-Risk" Pay	Revised Peer Group to Better Reflect Semiconductor Industry	Added Diversity & Inclusion to Annual Cash Incentive Plan (ACIP)

	Enhanced Clawback Policy to Include PSUs and Former Executive Officers	No Special Awards	No Equity Awards with Less than 3-Year Vesting

WHERE TO FIND MORE INFORMATION	See "Response to Most Recent Say-on-Pay Vote and Commitment to Best Practices" on page 30, "Response to Last Year's Say-on-Pay Vote" on page 38 and "Compensation Program Best Practices" on page 57.

*
RTSR — relative total stockholder return.

2021 PROXY STATEMENT	3

PROXY STATEMENT

In this document, the words "Qualcomm," "the Company," "we," "our," "ours" and "us" refer only to QUALCOMM Incorporated, a Delaware corporation, and its consolidated subsidiaries and not to any other person or entity.

MEETING INFORMATION

The Board of Directors (Board) of QUALCOMM Incorporated is soliciting your proxy for use at the Company's 2021 Annual Meeting of Stockholders (Annual Meeting) to be held on March 10, 2021 at 9:30 a.m. Pacific Time and at any adjournment or postponement thereof.

The Annual Meeting is open to stockholders of record as of January 11, 2021 (Record Date) and/or their designated representatives.

REGISTERED OWNERS AND BENEFICIAL OWNERS

Registered Owners.    If your shares are registered directly in your name with Qualcomm's transfer agent, Computershare Trust Company, N.A., you are the registered owner with respect to those shares.

Beneficial Owners.    If your shares are held in an account at a bank, broker or other holder of record, you are the beneficial owner of those shares, which is commonly referred to as being held in "street name." Most individual stockholders are beneficial owners and hold their shares in street name. As a beneficial owner, you have the right to instruct the bank, broker or other holder of record how to vote your shares.

If you are a registered owner and receive paper proxy materials, you will receive a proxy card which you may use to vote your shares. If you are a beneficial owner and receive paper proxy materials, you will receive a similar document which is called a voting instruction form.

ONLINE MEETING

We are conducting this year's Annual Meeting "virtually" — via a live webcast and using online stockholder tools. We believe that using this format is prudent for the health and safety of our stockholders and employees during the COVID-19 pandemic, and will facilitate stockholder attendance and participation. This format empowers stockholders to participate from any location around the world, at no cost to you. We have designed the virtual format to enhance stockholder access and participation and protect stockholder rights. For example:

•
We Encourage Questions.  Stockholders may submit a question online during the Annual Meeting, following the instructions below. During the Annual Meeting, we will answer as many stockholder questions as time permits.

•
We Believe in Transparency.  Following the Annual Meeting, we will post to our Investor Relations website a replay and a transcript of the Annual Meeting (including the question and answer session), as well as final voting results.

•
We Facilitate Your Participation.  We will offer live technical support for all stockholders during the Annual Meeting.

Attending the Annual Meeting

Logistics

•
Attend the Annual Meeting online, including to vote and/or submit questions, at www.virtualshareholdermeeting.com/QCOM2021.

•
The Annual Meeting will begin at 9:30 a.m. Pacific Time, with log-in beginning at 9:15 a.m., on Wednesday, March 10, 2021.

•
Stockholders will need to use the 16-digit control number on their Notice of Internet Availability, proxy card or voting instruction form, or in the instructions received via email in order to log into www.virtualshareholdermeeting.com/QCOM2021.

•
We encourage you to access the Annual Meeting prior to the start time. Please allow ample time for online check-in, which will begin at 9:15 a.m. Pacific Time. If you encounter any difficulties accessing the Annual Meeting during the check-in or during the Annual Meeting, please call 1-844-976-0738, or 303-562-9301 for international calls. Please note that if you do not have your control number and you are a registered owner, operators will be able to provide your control number to you.

4	2021 PROXY STATEMENT

PROXY STATEMENT

  However, if you are a beneficial owner (and thus hold your shares in an account at a bank, broker or other holder of record), you will need to contact that bank, broker or other holder of record to obtain your control number prior to the Annual Meeting.

Voting During the Meeting

•
Stockholders should follow the instructions at www.virtualshareholdermeeting.com/QCOM2021 to vote during the Annual Meeting. Voting online during the meeting will replace any previous votes.

Asking Questions

•
You may submit live questions during the Annual Meeting at www.virtualshareholdermeeting.com/QCOM2021. During the Annual Meeting we will answer as many stockholder questions as time permits.

Following the Meeting

•
Following the Annual Meeting, we will post to our Investor Relations website a replay and a transcript of the Annual Meeting (including the question and answer session), as well as final voting results, which will remain on the website for at least one year.

VOTING RIGHTS AND OUTSTANDING SHARES

Only a holder of record of our common stock at the close of business on the Record Date (Record Holder) will be entitled to notice of and to vote at the Annual Meeting. At the close of business on the Record Date, we had 1,135,753,835 shares of common stock outstanding and entitled to vote. Each Record Holder will be entitled to one vote for each share held on all matters to be voted upon. If you do not provide voting instructions on your proxy, your shares will be voted as described in the section "How Your Shares Will Be Voted" below. All votes will be counted by an independent inspector of election appointed for the Annual Meeting (Inspector of Election).

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

We are furnishing proxy materials to our stockholders primarily via the Internet under rules adopted by the U.S. Securities and Exchange Commission (SEC), instead of mailing printed copies of those materials to each stockholder. On January 21, 2021, we commenced mailing to our stockholders (other than those who previously requested electronic delivery or a full set of printed proxy materials) a Notice of Internet Availability of Proxy Materials containing instructions on how to access our proxy materials, including this proxy statement.

This process is designed to expedite stockholders' receipt of proxy materials, lower the cost of the Annual Meeting and help conserve natural resources. If you received the Notice of Internet Availability of Proxy Materials and would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability of Proxy Materials. If you have previously elected to receive our proxy materials electronically, you will continue to receive these materials electronically (via email) unless you elect otherwise.

This proxy statement and our Annual Report on Form 10-K for fiscal year 2020 are available on our website at http://www.qualcomm.com.

VOTING METHODS

You may vote by one of the following methods depending on the manner of delivery by which you received the proxy materials:

Prior to the Annual Meeting:

•
Vote via the Internet.  Go to the web address http://www.proxyvote.com and follow the instructions for Internet voting shown on the Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form mailed to you, or the instructions that you received by email.

2021 PROXY STATEMENT	5

PROXY STATEMENT
•
Vote by Telephone.  Dial 1-800-690-6903 and follow the instructions for telephone voting shown on the Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form mailed to you, or the instructions that you received by email.

•
Vote by Mail.  Complete, sign, date and mail the proxy card or voting instruction form in the envelope provided. If you vote via the Internet or by telephone, please do not mail your proxy card or voting instruction form.

•
Vote by Scanning the QR code.  Scan, with your mobile device, the QR code provided on the Notice of Internet Availability of Proxy Materials, proxy card or voting instruction form mailed to you.

During the Annual Meeting:

•
Vote via the Internet.  Go to the web address www.virtualshareholdermeeting.com/QCOM2021 and follow the instructions for voting.

Even if you plan to attend the Annual Meeting, we encourage you to vote your shares in advance via the Internet, by telephone or by mailing in your proxy card or voting instruction form.

HOW YOUR SHARES WILL BE VOTED

Your shares will be voted in accordance with your instructions. If you do not specify voting instructions on your proxy, the shares will be voted as set forth in the table below.

Proposal		Vote	Page Reference
PROPOSAL 1	Election of Directors	FOR each Nominee	19

PROPOSAL 2	Ratification of the selection of PricewaterhouseCoopers LLP as our independent public accountants for our fiscal year ending September 26, 2021	FOR	28

PROPOSAL 3	Approval, on an advisory basis, of our executive compensation	FOR	30

In the absence of instructions to the contrary, proxies will be voted in accordance with the judgment of the person exercising the proxy on any other matter properly presented at the Annual Meeting.

See the section entitled "Broker Non-Votes" below, as well as the "Required Vote" and "Board Recommendation" sections of the individual proposals for additional information.

VOTING RESULTS

We will publicly disclose the voting results of the Annual Meeting within four business days after the Annual Meeting by filing a Current Report on Form 8-K with the SEC, based on the tabulation of the Inspector of Election. We will also post the voting results on our website at http://www.qualcomm.com.

BROKER NON-VOTES

A "broker non-vote" occurs when a bank, broker or other holder of record, in nominee name or otherwise, exercising fiduciary powers (typically referred to as being held in "street name") submits a proxy for the Annual Meeting, but does not vote on a particular proposal because that holder does not have discretionary voting power with respect to that proposal and has not received voting instructions from the beneficial owner. Broker non-votes (like abstentions) will be counted as present for purposes of determining the presence of a quorum, but will have no effect on the outcome of the voting results. Under the rules that govern brokers who are voting with respect to shares held in street name, brokers have the discretion to vote those shares on routine matters, but not on non-routine matters. Routine matters include ratification of the selection of independent public accountants. Non-routine matters include the election of directors and the advisory vote on executive compensation.

6	2021 PROXY STATEMENT

PROXY STATEMENT

DETERMINATION OF QUORUM

The representation, in person or by proxy, of a majority of the outstanding shares of stock entitled to vote at the Annual Meeting constitutes a quorum. Under Delaware law, abstentions and broker non-votes are counted as present in determining whether the quorum requirement is satisfied.

REVOCABILITY OF PROXIES

If your shares are registered in your name, you may revoke your proxy and change your vote prior to the completion of voting at the Annual Meeting by:

•
Submitting a valid, later-dated proxy card or voting instruction form in a timely manner;

•
Submitting a later-dated vote by telephone or via the Internet in a timely manner;

•
Giving written notice of such revocation to the Company's corporate secretary (at 5775 Morehouse Drive, N-585L, San Diego, California 92121-1714) in a timely manner; or

•
Attending and voting at the Annual Meeting (although attendance at the Annual Meeting will not by itself revoke a proxy).

If your shares are held in "street name" and you wish to revoke a proxy, you should contact your bank, broker or other holder of record and follow its procedures for changing your voting instructions.

PROXY SOLICITATION

We will bear the entire cost of the solicitation of proxies, including the preparation, assembly, printing and mailing of the Notice of Internet Availability of Proxy Materials, this proxy statement, the proxy card, our Annual Report on Form 10-K and any additional information furnished to stockholders. Copies of solicitation materials will be furnished to banks, brokerage houses, fiduciaries and custodians holding in their names shares of common stock beneficially owned by others to forward to such beneficial owners. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials to such beneficial owners. In addition, we have retained Morrow Sodali LLC to act as a proxy solicitor in conjunction with the Annual Meeting. We have agreed to pay that firm $10,000, plus reasonable out-of-pocket expenses, for proxy solicitation services. Solicitation of proxies by mail may be supplemented by telephone, email, facsimile transmission, electronic transmission or personal solicitation by certain of our directors, officers or other employees. No additional compensation (other than reimbursement for expenses) will be paid to directors, officers or other employees for such services.

STOCKHOLDER PROPOSALS

The deadline for submitting a stockholder proposal for inclusion in our proxy materials for our 2022 Annual Meeting of Stockholders is September 23, 2021. Stockholder nominations for director that are to be included in our proxy materials under the proxy access provision of our Bylaws must be received no earlier than August 24, 2021 and no later than the close of business on September 23, 2021. Stockholder nominations for director and other proposals that are not to be included in our proxy materials must be received no earlier than November 10, 2021 and no later than the close of business on December 10, 2021. Any such stockholder proposals or nominations for director must be submitted to our Corporate Secretary in writing at 5775 Morehouse Drive, N-585L, San Diego, California 92121-1714. Stockholders are advised to review our Bylaws, which contain additional requirements for submitting stockholder proposals and director nominations. See page 12 for further information.

HOUSEHOLDING

The SEC allows companies and intermediaries (such as brokers) to implement a delivery procedure called "householding." Under this procedure, multiple stockholders who reside at the same address will receive a single copy of our proxy materials, including the Notice of Internet Availability of Proxy Materials, unless one of the stockholders has notified us that they want to continue receiving multiple copies. This practice is designed to reduce duplicate mailings, and save printing and postage costs as well as natural resources. Householding for bank and brokerage accounts is limited to accounts within the same bank or brokerage firm. For example, if you and your spouse share the same last name and mailing address and you and your spouse have two accounts containing Qualcomm stock at two different brokerage firms, your household will receive two copies of the our proxy materials, one from each brokerage firm. To reduce the number of duplicate sets of proxy materials your household

2021 PROXY STATEMENT	7

PROXY STATEMENT

receives, you may wish to enroll some or all of your accounts in our electronic delivery program at http://enroll.icsdelivery.com/qcom.

If you received a household mailing this year and you would like to have a separate copy of our Notice of Internet Availability of Proxy Materials and/or proxy materials mailed to you, please submit your request to Broadridge ICS, either by calling toll-free 1-866-540-7095 or by writing to Broadridge ICS, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. They will promptly send additional copies of our Notice of Internet Availability of Proxy Materials and/or proxy materials upon receipt of such request. Once you have received notice from your bank or broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. Stockholders may revoke their consent at any time by contacting Broadridge ICS as provided above. Please note, however, that if you want to receive a paper proxy or voting instruction form or other proxy material for purposes of this year's Annual Meeting, you should follow the instructions included in the Notice of Internet Availability of Proxy Materials that was sent to you. If you received multiple copies of the proxy materials and would prefer to receive a single copy in the future or if you would like to opt out of householding for future mailings, you may contact Broadridge ICS as provided above.

PERFORMANCE MEASUREMENT COMPARISON OF STOCKHOLDER RETURN

Attached as Appendix A is a graph that compares total stockholder return on our common stock from September 27, 2015 to September 27, 2020 to two indices, the Standard & Poor's 500 Stock Index (S&P 500) and the NASDAQ-100 Index (NASDAQ-100).

CORPORATE DIRECTORY

Attached as Appendix B is a listing of our executive officers and members of our Board.

8	2021 PROXY STATEMENT

CORPORATE GOVERNANCE

CODE OF ETHICS AND CORPORATE GOVERNANCE PRINCIPLES AND PRACTICES

The Board has adopted a Code of Ethics applicable to all of our employees, including our executive officers, employees of our subsidiaries, and members of our Board. Any amendments to, or waivers under, the Code of Ethics that are required to be disclosed by SEC rules will be disclosed within four business days of such amendment or waiver on our website at www.qualcomm.com under the "Governance" section of our "Investor Relations" page, which appears under the "Company" tab. To date, there have not been any waivers by us under the Code of Ethics.

The Board has also adopted Corporate Governance Principles and Practices, which includes information regarding the Board's policies that guide its governance practices, including the roles, responsibilities and composition of the Board, director qualifications, committee matters and stock ownership guidelines, among others.

The Code of Ethics and the Corporate Governance Principles and Practices are available on our website at www.qualcomm.com under the "Governance" section of our "Investor Relations" page.

BOARD LEADERSHIP STRUCTURE

Chair of the Board

The Board appoints the Chair of the Board (Chair). The Chair is not required to be an independent director. However, at all times when the Chair is not an independent director, the Board shall have a "Lead Independent Director" who shall be an independent director, as described below. Currently, our Chair is Mark D. McLaughlin, who is an independent director.

The Chair has the following responsibilities and authority:

•
Help set the overall leadership and strategic direction of the Company.

•
Help delineate, in consultation with the Chief Executive Officer and the Board, responsibilities of the Board and management.

•
Authorized to call special meetings of stockholders.

•
Preside at all meetings of stockholders.

•
Authorized to call special meetings of the Board.

•
Preside at all meetings of the Board (unless conflicted on a matter).

•
In collaboration with the Chief Executive Officer and the Lead Independent Director (if one is appointed), develop Board meeting agendas and communicate with independent Board members to ensure that matters of interest are being included.

•
If an independent director, chair and set agendas for executive sessions of independent directors (unless conflicted on a matter).

•
With the Chief Executive Officer, represent the Board in outreach to key constituencies.

•
Work with the Lead Independent Director (if one is appointed) on investor outreach.

•
Together with the Lead Independent Director (if one is appointed), represent the Board in interactions and negotiations with any company making an acquisition proposal or proxy contest for control of the Board.

•
Evaluate the Chief Executive Officer's performance, in coordination with the HR and Compensation Committee.

Our charter documents and policies do not prevent our Chief Executive Officer from also serving as our Chair. The Board evaluates its leadership structure and elects the Chair based on the criteria it deems to be appropriate and in the best interests of the Company and its stockholders, given the circumstances at the time of such election. While we have in the past had one person serve as both Chair and Chief Executive Officer, since March 2014 the positions have been held by separate individuals.

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Lead Independent Director

At all times when the Chair of the Board is not an independent director, the Board shall have a Lead Independent Director who shall be an independent director. In the event the Chair is an independent director and the Board elects not to have a Lead Independent Director, the Chair shall have the responsibilities and authority (as applicable) of the Lead Independent Director set forth below. If the Board decides to elect a Lead Independent Director, at or before each annual meeting of the Board, which follows immediately after the annual meeting of stockholders, (i) the Governance Committee shall recommend the Board member who would serve as Lead Independent Director for the next term and (ii) the Lead Independent Director shall be elected by a vote of the independent members of the Board. An individual shall serve as the Lead Independent Director for a one-year period, commencing with the annual meeting of the Board. In general, the Board expects that a Lead Independent Director will serve two consecutive terms, but the independent members of the Board may extend a Lead Independent Director's length of service (on a year-by-year basis) up to four consecutive terms. No Lead Independent Director shall serve more than four consecutive terms.

The Lead Independent Director shall have the following responsibilities and authority:

•
Preside at all meetings of the Board at which the Chair is not present.

•
In collaboration with the Chair and the Chief Executive Officer, develop agendas for Board meetings, and communicate with independent Board members to ensure that matters of interest are being included on agendas for Board meetings.

•
Communicate with independent Board members and with management to affirm that appropriate briefing materials are being provided to Board members sufficiently in advance of Board meetings to allow for proper preparation and participation at such meetings.

•
Authorized, with the concurrence of at least one additional Board member, to call special meetings of the Board.

•
Lead investor outreach from an independent director perspective.

•
Together with the Chair, represent the Board in interactions and negotiations with any company making an acquisition proposal or proxy contest for control of the Board.

•
Lead the Board in governance matters, coordinating with the Governance Committee.

Principally because our current Chair is an independent director, the Board has elected not to fill the role of Lead Independent Director at this time.

BOARD MEETINGS, COMMITTEES AND ATTENDANCE

During fiscal 2020, the Board held seven meetings. Board agendas include regularly scheduled sessions for the independent directors to meet without management present, and the Chair of the Board leads those sessions. The Board delegates various responsibilities and authority to different Board committees. We have three standing Board committees: the Audit, HR and Compensation, and Governance committees. Committees regularly report on their activities and actions to the full Board. Committee assignments are re-evaluated annually and approved by the Board at the annual meeting of the Board that follows the annual meeting of stockholders, typically in March of each year. Each committee acts according to a written charter approved by the Board and reviewed annually. Copies of each charter can be found on our website at www.qualcomm.com under the "Governance" section of our "Investor Relations" page as follows:

Name of Committee	Website Link
Audit Committee	https://d1io3yog0oux5.cloudfront.net/_59c3f88c4212b265f3326142cf8e9a16/qualcomm/db/720/6499/file/Audit+Committee+Charter_July+2020.pdf

HR and Compensation Committee	https://d1io3yog0oux5.cloudfront.net/_59c3f88c4212b265f3326142cf8e9a16/qualcomm/db/720/6501/file/HR+and+Compensation+Committee+Charter_July+2020.pdf

Governance Committee	https://d1io3yog0oux5.cloudfront.net/_59c3f88c4212b265f3326142cf8e9a16/qualcomm/db/720/6500/file/Governance+Committee+Charter_July+2020.pdf

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The table below provides current committee membership information for each of the Board committees.

Committees

Name	Audit	HR and Compensation	Governance
Sylvia Acevedo			Member

Mark Fields	Member

Jeffrey W. Henderson	Chair

Gregory N. Johnson		Member

Ann M. Livermore			Member

Harish Manwani		Member

Mark D. McLaughlin*

Jamie S. Miller	Member

Steve Mollenkopf

Clark T. "Sandy" Randt, Jr.			Chair

Irene B. Rosenfeld		Chair

Kornelis "Neil" Smit		Member

Jean-Pascal Tricoire			Member

Anthony J. Vinciquerra	Member

Number of Committee Meetings Held in Fiscal 2020	9	8	20

*
Chair of the Board

The Audit Committee.    The Audit Committee meets at least quarterly with our management and independent public accountants to review the results of the annual integrated audit and quarterly reviews of our consolidated financial statements, and to discuss our financial statements, annual and quarterly reports and earnings releases. The Audit Committee selects, engages, oversees and evaluates the qualifications, performance and independence of our independent public accountants (who report directly to the Audit Committee); reviews the plans and results of internal audits; reviews evaluations by management and the independent public accountants of our internal control over financial reporting and the quality of our financial reporting; and oversees our compliance program and our information technology security/cybersecurity programs and procedures, among other functions. All of the members of the Audit Committee are independent directors within the meaning of Rule 5605 of the NASDAQ Stock Market LLC (NASDAQ Rule 5605) and Rule 10A-3(b)(1)(ii) of the Securities Exchange Act of 1934, as amended (Exchange Act). Ms. Miller and Messrs. Henderson and Vinciquerra are audit committee financial experts as defined by the SEC.

The HR and Compensation Committee.    The HR and Compensation Committee designs the compensation plans, and determines compensation levels, for our Chief Executive Officer, other executive officers and directors; administers and approves stock offerings under our employee stock purchase and long-term incentive plans; reviews our employee compensation and talent management policies and practices; administers our incentive recoupment policy; reviews our policies, programs and initiatives focusing on workforce diversity and inclusion; monitors the effectiveness of strategic initiatives designed to attract, engage, motivate and retain employees (human capital management); and reviews executive officer development and succession planning, among other functions. All of the members of the HR and Compensation Committee are independent directors within the meaning of NASDAQ Rule 5605 and are non-employee directors, as defined in Rule 16b-3 of the Exchange Act.

The Governance Committee.    The Governance Committee reviews, approves and oversees various corporate governance-related documents, policies and procedures, including our Environmental, Social and Governance (ESG) policies, programs and initiatives. The Governance Committee oversees our political activity and contributions to ensure consistency with our business objectives and public policy priorities, including reviewing our Political Contributions and Expenditures Policy annually and reviewing reports on our political contributions and expenditures, as well as on our policies and programs concerning corporate citizenship and social responsibility (including charitable giving), no less than annually. The Governance Committee also reviews our stock ownership guidelines and compliance with those guidelines, our Chief Executive Officer succession planning and our emergency operation and continuity (including disaster recovery and security) procedures and plans. In addition, the Governance Committee evaluates and recommends nominees, including stockholder nominees, for membership on the Board and its committees, among other functions. All of the members of the Governance Committee are independent directors within the meaning of NASDAQ Rule 5605.

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During fiscal 2020, each director attended at least 75% of the aggregate of the meetings of the Board and the committees on which he or she served and that were held during the period for which he or she was a Board or committee member, except for Mr. Tricoire who attended 67% of such meetings. Mr. Tricoire joined the Board in July 2020 and was unable to attend one meeting due to technical difficulties and one meeting due to commitments made prior to joining the Board.

BOARD'S ROLE IN RISK OVERSIGHT

We do not view risk in isolation, but consider risk as part of our regular evaluation of business strategy and business decisions. Assessing and managing risk is the responsibility of our management, which establishes and maintains risk management processes, including action plans and controls, to balance risk mitigation and opportunities to create stockholder value. It is management's responsibility to anticipate, identify and communicate risks to the Board and/or its committees. The Board oversees and reviews certain aspects of our risk management efforts, either directly or through its committees. We approach risk management by integrating our strategic planning, operational decision making and risk oversight and communicating risks and opportunities to the Board. The Board commits extensive time and effort every year to discussing and agreeing upon our strategic plan, and it reconsiders key elements of the strategic plan as significant events and opportunities arise during the year. As part of the review of the strategic plan, as well as in evaluating events and opportunities that occur during the year, the Board and management focus on the primary success factors and risks for the Company.

While the Board has primary responsibility for oversight of our risk management, the Board's standing committees support the Board by regularly addressing various risks in their respective areas of oversight. Specifically, the Audit Committee assists the Board in fulfilling its oversight responsibilities with respect to our Enterprise Risk Management program, as well as risk management in the areas of financial reporting, internal controls and compliance with certain public reporting requirements. The HR and Compensation Committee assists the Board in fulfilling its risk management oversight responsibilities with respect to risks arising from compensation policies and programs, as well as employment and retention programs. The Governance Committee assists the Board in fulfilling its risk management oversight responsibilities with respect to risks related to corporate governance, Chief Executive Officer succession planning and emergency operations and continuity procedures (including disaster recovery and security). Each of the committee chairs reports to the full Board at regular meetings concerning the activities of the committee, the significant issues it has discussed and the actions taken by the committee.

We believe that our leadership structure supports the risk oversight function of the Board. With our Chief Executive Officer serving on the Board, he promotes open communication between management and directors relating to risk. Additionally, each Board committee is comprised solely of independent directors, and all directors are actively involved in the risk oversight function.

DIRECTOR NOMINATIONS

Our Bylaws contain provisions that address the process (including required information and deadlines) by which a stockholder may nominate an individual to stand for election to the Board at our annual meeting of stockholders. In addition, the "proxy access" provisions of our Bylaws provide that, under certain circumstances, a stockholder or group of up to 20 stockholders may seek to include director nominees in our proxy statement if such stockholder or group of stockholders own at least 3% of our outstanding common stock continuously for at least the previous three years. The number of stockholder nominees appearing in the proxy statement for our annual meeting cannot exceed 20% of the number of directors to be elected. If 20% of the number of directors is not a whole number, the maximum number of stockholder nominees is rounded down to the next whole number. If the number of stockholder nominees exceeds 20%, one nominee from each nominating stockholder or group of stockholders, based on the order of priority provided by such nominating stockholders or group of stockholders, would be selected for inclusion in our proxy materials until the maximum number is reached. The order of priority among nominating stockholders or groups of stockholders would be determined based on the number (largest to smallest) of shares of our common stock held by such nominating stockholders or groups of stockholders. Each nominating stockholder or group of stockholders must provide the information required by our Bylaws, and each nominee must meet the qualifications required by our Bylaws. Requests to include stockholder-nominated candidates in our proxy materials for next year's annual meeting must be received by the Corporate Secretary at our corporate offices at 5775 Morehouse Drive, N-585L, San Diego, California 92121-1714, no earlier than August 24, 2021 and no later than the close of business on September 23, 2021. Stockholders are advised to review our Bylaws, which contain additional requirements for submitting director nominees.

The Board has also adopted a formal policy concerning stockholder recommendations of Board candidates to the Governance Committee. This policy is set forth in our Corporate Governance Principles and Practices, which is available on our website at www.qualcomm.com under the "Governance" section of our "Investor Relations" page. Under this policy, the Governance

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Committee will review a reasonable number of candidates recommended by a single stockholder who has held over 1% of our common stock for over one year and who satisfies the notice, information and consent requirements set forth in our Bylaws. To recommend a nominee for election to the Board, a stockholder must submit his or her recommendation to the Corporate Secretary at our corporate offices at 5775 Morehouse Drive, N-585L, San Diego, California 92121-1714. A stockholder's recommendation must be received by us within the time limits set forth above under "Stockholder Proposals." A stockholder's recommendation must be accompanied by the information with respect to the stockholder nominee as specified in the Bylaws, including among other things, the name, age, address and occupation of the recommended person, the proposing stockholder's name and address, the ownership interests of the proposing stockholder and any beneficial owner on whose behalf the recommendation is being made (including the number of shares beneficially owned, any hedging, derivative, short or other economic interests and any rights to vote any shares), and any material monetary or other relationships between the recommended person and the proposing stockholder and/or the beneficial owners on whose behalf the recommendation is being made. The proposing stockholder must also provide evidence of owning the requisite number of shares of our common stock for over one year. Candidates so recommended will be reviewed using the same process and standards for reviewing Governance Committee nominees.

In evaluating director nominees, the Governance Committee considers, among others, the following factors:

•
The appropriate size of the Board;

•
Our needs with respect to the particular talents, experience and diversity of our directors;

•
The knowledge, skills and experience of nominees, including experience in technology, business, finance, administration or public service, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board;

•
Familiarity with national and international business matters;

•
Experience in political affairs;

•
Experience with accounting rules and practices;

•
Appreciation of the relationship of our business to the changing needs of society;

•
Board tenure, including the desire to balance the considerable benefit of continuity with the periodic injection of the fresh perspectives provided by new members; and

•
The nominee's other commitments, including the other boards on which the nominee serves.

The qualifications and criteria considered in the selection of director nominees have the objective of assembling a Board that brings to the Company a reasonable diversity and variety of backgrounds, perspectives, experience and skills derived from high quality business and professional experience, with the Governance Committee also giving consideration to candidates with appropriate non-business backgrounds. As part of its efforts to create a diverse Board, including with respect to race, ethnicity, gender and other underrepresented communities, the Governance Committee will include, and instruct any search firm it engages to include, women and racially/ethnically diverse candidates in the pool from which the Governance Committee selects director nominees.

There are no stated minimum criteria for director nominees, although the Governance Committee considers the foregoing and may also consider such other factors as it may deem are in the best interests of the Company and its stockholders. The Governance Committee does, however, believe it appropriate for at least one, and preferably several, members of the Board to meet the criteria for an "audit committee financial expert" as defined by the SEC, and for a majority of the members of the Board to meet the definition of "independent director" under NASDAQ Rule 5605. The Governance Committee also believes that it is in the best interests of stockholders that at least one key member of our current management participates as a member of the Board. The Governance Committee identifies nominees by first evaluating the current members of the Board willing to continue their service. Current members of the Board with skills and experience that are relevant to our business and who are willing to continue their service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board with that of obtaining new perspectives. If any member of the Board does not wish to continue to serve or if the Governance Committee or the Board decides not to re-nominate a member for election, and if the Board determines not to reduce the Board size as a result, the Governance Committee identifies the desired skills and experience of a new nominee based on the criteria above. Current members of the Governance Committee and Board are polled for suggestions as to individuals meeting the criteria of the Governance Committee. Research may also be performed to identify qualified individuals. We have also engaged third parties to assist in identifying and evaluating potential nominees.

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MAJORITY VOTING

Under our Bylaws, in an uncontested election, if any incumbent nominee for director receives a greater number of "withhold" votes (ignoring abstentions and broker non-votes) than votes cast "for" his or her election, the director shall promptly tender his or her resignation from the Board, subject to acceptance by the Board. In that event, the Governance Committee shall make a recommendation to the Board as to whether to accept or reject the tendered resignation or whether other actions should be taken. In making its recommendation, the Governance Committee will consider all factors it deems relevant, including, without limitation, the stated reasons why stockholders withheld votes from such director, the length of service and qualifications of such director, the director's past contributions to us and the availability of other qualified candidates for director. The Governance Committee's evaluation shall be forwarded to the Board to permit the Board to act on it no later than 90 days following the date of the annual meeting of stockholders. In reviewing the Governance Committee's recommendation, the Board shall consider the factors evaluated by the Governance Committee and such additional information and factors as the Board believes to be relevant. If the Board determines that the director's resignation is in the best interests of the Company and its stockholders, the Board shall promptly accept the resignation. We will publicly disclose the Board's decision within four business days in a Current Report on Form 8-K, providing an explanation of the process by which the decision was reached and, if applicable, the reasons for not accepting the director's resignation. The director in question will not participate in the Governance Committee's or the Board's considerations of the appropriateness of his or her continued service, except to respond to requests for information.

STOCK OWNERSHIP GUIDELINES

We have stock ownership guidelines for our directors and executive officers to help ensure that they each maintain an equity stake in the Company and, by doing so, appropriately link their interests with those of other stockholders. The guideline for executive officers is based on a multiple of their base salary, ranging from two to ten times, with the size of the multiple based on the individual's position with the Company. Only shares actually owned (as shares or as vested deferred stock units) count toward the requirement. Executive officers are required to achieve these stock ownership levels within five years of becoming an executive officer. Non-employee directors are required to hold a number of shares of our common stock with a value equal to five times the annual retainer for Board service paid to U.S. residents. Non-employee directors are required to achieve this ownership level within five years of joining the Board. In addition to the preceding ownership guidelines, all directors are expected to own shares of our common stock within one year of joining the Board.

COMMUNICATIONS WITH DIRECTORS

We have adopted a formal process for stockholder communications with the Board. This process is also set forth in our Corporate Governance Principles and Practices. Stockholders who wish to communicate to the Board should do so in writing to the following address:

    [Board of Directors, Board Committee or Director]

    Qualcomm Incorporated
    Attn: General Counsel
    5775 Morehouse Drive, N-585L
    San Diego, California 92121-1714

Our General Counsel maintains records of all such communications (and the disposition of such communications) and forwards those not deemed frivolous, threatening or otherwise inappropriate to the Board, or the appropriate Board committee or member(s) of the Board.

ANNUAL MEETING ATTENDANCE

Our Corporate Governance Principles and Practices set forth a policy on director attendance at annual meetings. Directors are encouraged to attend absent unavoidable conflicts. All continuing directors then in office attended our last annual meeting.

DIRECTOR INDEPENDENCE

The Board has determined that, except for Mr. Mollenkopf, all of the members of the Board are independent directors within the meaning of NASDAQ Rule 5605.

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EMPLOYEE, OFFICER AND DIRECTOR HEDGING AND PLEDGING

Our Insider Trading Policy (Policy) provides that our employees, officers, directors and consultants, as well as persons or entities over which such individuals have or share voting or investment control (collectively, Covered Persons), may not engage in hedging transactions in Qualcomm securities. Specifically, the Policy provides that Covered Persons may not purchase financial instruments (including prepaid variable forward contracts, equity swaps, collars or exchange funds), or otherwise engage in transactions, that hedge or offset, or are designed to hedge or offset, any decrease in the market value of Qualcomm securities. The Policy applies to Qualcomm securities granted to Covered Persons as part of their compensation, and to any other Qualcomm securities held directly or indirectly by Covered Persons.

In addition, the Policy provides that Covered Persons may not engage in short sales or derivative transactions in Qualcomm securities (whether for purposes of hedging, income, monetization or otherwise); and our officers, directors and certain other employees designated as "affiliates" may not pledge Qualcomm securities or hold Qualcomm securities in a margin account.

ENVIRONMENTAL, SOCIAL AND GOVERNANCE (ESG)

For decades, our innovations have helped transform industries, enhance the lives of billions of people and address some of society's biggest challenges. With the world becoming increasingly connected, we have a tremendous opportunity to shape a better future. We believe in the power of technology. As such, our corporate responsibility vision is to be a facilitator of innovation for a sustainable world, connected wirelessly.

Our sustained investment in research and development (R&D) has helped revolutionize the way people connect; our approach to innovation is strategic and purposeful. We understand that the success of our business is fundamentally connected to the well-being of our world. We focus our efforts in four key areas where we believe we can have the biggest impact:

•
Responsible Business. We integrate responsible and sustainable practices throughout our organization. Our products are designed to not harm individuals, communities or the environment. We continually look for ways to conserve water, minimize energy consumption, lower emissions and reduce waste. Because privacy and security are critical for success in the wireless industry, we constantly seek to promote data protection across the mobile ecosystem.

•
Our People. We strive to make Qualcomm an inspiring and inclusive workplace to advance the development of leading-edge technologies. Our success is only possible with the hard work and dedication of our employees. We celebrate diversity among our workforce and recognize that our varied backgrounds, experiences and ideas are critical to innovation. We foster inclusive practices in our operations around the world in order to reflect the communities in which we do business.

•
Purposeful Innovation. We invent breakthrough technologies that enable life-changing products and experiences. We're building on our legacy of technology leadership with 5G, which we believe will serve as the technological foundation for connected cars, industrial IoT, smart homes and cities, networking and mobility. We also work to broaden our impact by bringing advanced wireless technologies to underserved communities around the world. In doing so, we believe that we have enriched the lives of millions of people while creating new opportunities for our business.

•
STEM Education. We seek to inspire the next generation of inventors and advance workforce development for STEM-related careers (science, technology, engineering and mathematics). Our initiatives are designed to promote and improve STEM education at all levels and to expand opportunities for underrepresented students.

Environmental Sustainability.    We work to be a positive force in protecting the environment by continually looking for ways to conserve water, minimize energy consumption, lower emissions and reduce waste. As we design, build and operate our facilities, we focus on environmental performance. We look for opportunities to incorporate the highest levels of energy and water efficiency into all our new construction and tenant improvement projects. We've earned Leadership in Energy and Environmental Design (LEED) Gold Certifications for new construction on our facilities in San Diego and India. All of our current interior design projects include the use of recyclable and recycled materials, and do not include volatile organic compound (VOC) products. We strive to follow LEED guidelines even if we do not plan to certify a project with the local Green Building Council entities.

Reducing our Carbon Footprint.    We continually look for ways to reduce our global greenhouse gas (GHG) emissions. Our 2025 GHG reduction goal is to reduce absolute Scope 1 (mainly natural gas) and Scope 2 (electricity) GHG emissions from our global operations by 30 percent, compared to a 2014 baseline. In 2020, we remained on track to meet this goal.

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Responsible Water Usage.    As we continue to grow, we strive to be as ecofriendly as possible as we build new offices to accommodate our growth. We also work with the local communities to mitigate our water usage impact.

•
Our campus in Bangalore, India is in a "Water Scarcity" area, meaning that water must be trucked into the area from other locations. Accordingly, we work with the local community to minimize our impact on the water supply. Similarly, we collaborated with several non-profit organizations to install a sewage treatment plant near Kundalahalli Lake. We also implement a variety of water efficiency measures across our many offices.

•
In San Diego, which has a semi-arid climate and gets only 12 inches of rain per year on average, potable water is a precious commodity. In 2020, we completed construction on reclaimed water connections from our buildings to the City of San Diego's purple pipe system. This significantly reduces our potable water consumption and replaces it with reclaimed water for industrial (cooling towers) and irrigation use. We expect to decrease our use of potable water by more than 80 million gallons annually, while reducing our water spend.

Recent ESG Improvements.    We are committed to continually improving our ESG practices. In the past year, we have taken major steps to further our commitment to transparency and accountability:

•
In December 2020, in keeping with our efforts to increase transparency, we enhanced our disclosures utilizing two additional frameworks: the Sustainability Accounting Standards Board (SASB) Standards and the Task Force on Climate-related Financial Disclosures (TCFD).

•
In keeping with our core value of creating and maintaining an environment that respects all individuals, 10% of our fiscal 2021 ACIP will be measured based on advancement of important diversity and inclusion initiatives.

We encourage you to review our most recent Corporate Responsibility Report (located on our website at www.qualcomm.com) for more detailed information regarding our ESG programs and initiatives. Nothing on our website, including our Corporate Responsibility Report or sections thereof, shall be deemed incorporated by reference into this Proxy Statement.

HUMAN CAPITAL

In order to continue to produce the innovative, breakthrough technologies for which we are known, it is crucial that we continue to attract and retain top talent. To facilitate talent attraction and retention, we strive to make Qualcomm a diverse, inclusive and safe workplace, with opportunities for our employees to grow and develop in their careers, supported by strong compensation, benefits and health and wellness programs, and by programs that build connections between our employees and their communities.

At September 27, 2020, we had approximately 41,000 full-time, part-time and temporary employees, the overwhelming majority of which were full-time employees. During fiscal 2020, the number of employees increased by approximately 4,000, primarily due to increases in engineering resources. Our employees are represented by more than 100 self-identified nationalities working in over 150 locations in 32 countries around the world. Collectively, we speak more than 60 languages. Our global workforce is highly educated, with the substantial majority of our employees working in engineering or technical roles (many of whom help develop foundational technologies for both our QCT semiconductor business and our QTL licensing business). During fiscal 2020, our voluntary turnover rate was less than 5%, below the technology industry benchmark, which is comprised of certain of our key competitors (Aon, 2020 Salary Increase and Turnover Study — Second Edition, September 2020).

Diversity and Inclusion.    We believe that a diverse workforce is critical to our success, and we continue to focus on the hiring, retention and advancement of women and underrepresented populations. Our recent efforts have been focused in three areas: inspiring innovation through an inclusive and diverse culture; expanding our efforts to recruit and hire world-class diverse talent; and identifying strategic partners to accelerate our inclusion and diversity programs.

We have a number of employee networks that enhance our inclusive and diverse culture, including those supporting Women, Africans and African Americans, Latinos, Veterans, the LGBTQ+ community and employees with disabilities.

We continue to recruit technical talent in diverse communities, including by engaging as a high-level sponsor of professional conferences such as the Grace Hopper Celebration, the Society of Hispanic Professional Engineers National Convention and the National Society of Black Engineers National Convention. We also continue to recruit from a variety of colleges including Hispanic-Serving Institutions, Historically Black Colleges and Universities, and Women's Colleges.

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Our continued engagement with organizations that work with diverse communities has been vital to our efforts to increase women and minority representation in our workforce. For example, we partner with AnitaB.org to benchmark our progress and identify promising practices for recruiting, retaining and advancing women technologists and support its research initiatives related to attracting and retaining women and underrepresented minority students in computing majors. We, alongside other top technology companies, helped form the Reboot Representation Tech Coalition, which aims to double the number of Black, Latinx and Native American women receiving computing degrees by 2025. In collaboration with the National Foundation for Autism Research, we started an internship program to welcome those with autism into our Company. Through our collaboration with Disability:IN's Inclusion Works program, we have increased our ability to address the needs of individuals with disabilities.

In an effort to provide additional transparency into our efforts to increase underrepresented populations in our workforce, we intend to disclose our 2020 Consolidated EEO-1 Report after our submission of the report to the U.S. Equal Employment Opportunity Commission.

From a governance perspective, our HR and Compensation Committee, through its charter, provides oversight of our policies, programs and initiatives focusing on workforce diversity and inclusion.

Health, Safety and Wellness.    The success of our business is fundamentally connected to the well-being of our people. Accordingly, we are committed to the health, safety and wellness of our employees. We provide our employees and their families with access to a variety of innovative, flexible and convenient health and wellness programs, including benefits that provide protection and security so they can have peace of mind concerning events that may require time away from work or that impact their financial well-being; that support their physical and mental health by providing tools and resources to help them improve or maintain their health status and encourage engagement in healthy behaviors; and that offer choice where possible so they can customize their benefits to meet their needs and the needs of their families. In response to the COVID-19 pandemic, we implemented significant changes that we determined were in the best interest of our employees, as well as the communities in which we operate, and which comply with government regulations. This includes having the vast majority of our employees work from home, while implementing additional safety measures for employees continuing critical on-site work.

Compensation and Benefits.    We provide robust compensation and benefits programs to help meet the needs of our employees. In addition to salaries, these programs (which vary by country/region) include annual bonuses, stock awards, an Employee Stock Purchase Plan, a 401(k) Plan, healthcare and insurance benefits, health savings and flexible spending accounts, paid time off, family leave, family care resources, flexible work schedules, adoption and surrogacy assistance, employee assistance programs, tuition assistance and on-site services, such as health centers and fitness centers, among many others. In addition to our broad-based equity award programs, we have used targeted equity-based awards with vesting conditions to facilitate retention of personnel, particularly those with critical engineering skills and experience.

Talent Development.    We invest significant resources to develop the talent needed to remain a world-leading wireless innovator. We deliver numerous training opportunities, provide rotational assignment opportunities, have expanded our focus on continuous learning and development, and implemented industry-leading methodologies to manage performance, provide feedback and develop talent.

Our talent development programs provide employees with the resources they need to help achieve their career goals, build management skills and lead their organizations. We provide a series of employee workshops around the globe that support professional growth and development. Additionally, our manager and employee forum programs provide an ongoing opportunity for employees to practice and apply learning around conversations aligned with the annual review process. We also have an employee development website that provides quick access to learning resources that are personalized to the individual's development needs.

Building Connections — With Each Other and our Communities.    We believe that building connections between our employees, their families and our communities creates a more meaningful, fulfilling and enjoyable workplace. Through our engagement programs, our employees can pursue their interests and hobbies, connect to volunteering and giving opportunities and enjoy unique recreational experiences with family members. Leveraging our partnerships with various local arts and culture organizations, we have created numerous unique experiences for employees and their families around the world.

Since our employees are passionate about many causes, our corporate giving and volunteering programs support and encourage employees by engaging with those causes. In our offices around the world, our employee-led Giving Committees select local organizations to support, often in the form of grants that are primarily funded by the Qualcomm Foundation (which

2021 PROXY STATEMENT	17

CORPORATE GOVERNANCE

was established in 2011 to support charitable giving and volunteerism). We also frequently collaborate with these organizations on volunteer activities for our employees. Additionally, during fiscal 2020, thousands of our employees around the world utilized our charitable match program, benefiting more than 1,500 charitable organizations.

We encourage you to review the "Our People" section of our most recent Corporate Responsibility Report (located on our website at www.qualcomm.com) for more detailed information regarding our Human Capital programs and initiatives. Nothing on our website, including our Corporate Responsibility Report or sections thereof, shall be deemed incorporated by reference into this Proxy Statement.

MANAGEMENT'S ONGOING STOCKHOLDER ENGAGEMENT

Our senior management team engages extensively with our stockholders, on a regular basis, as part of our commitment to excellence in corporate governance. Over the past year, as in prior years, our management team engaged in consistent post-earnings communications with our stockholders and hosted a significant number of one-on-one and group meetings, calls, roadshows, bus tours and conferences, all in compliance with relevant SEC regulations. While historically many of these events have been held in-person, as a result of the COVID-19 pandemic we have pivoted to conduct these communications virtually for the health and safety of our stockholders as well as our management team. We engaged in robust dialogue with hundreds of our stockholders, including all of our largest stockholders, on a broad range of subjects, including our business, strategy and financial performance. Further, our Investor Relations team held numerous discussions with our global stockholder base, performed significant outreach via major industry conferences — including hosting our Analyst Day early in our fiscal year, and responded to numerous stockholder questions and inquiries. The events we attend or host are webcast live, with recordings available on the Investor Relations page of our website following the event. The multi-faceted nature of our management's stockholder engagement program allows us to maintain meaningful dialogue with a broad range of our stockholders, including large institutional investors, smaller to mid-size institutions, pension funds and individuals.

18	2021 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

ELECTION OF DIRECTORS

Our Certificate of Incorporation and our Bylaws provide that directors are to be elected at our annual meeting of stockholders, to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified. Vacancies on the Board resulting from death, resignation, disqualification, removal or other causes may be filled by either the affirmative vote of the holders of a majority of the then-outstanding shares of common stock or by the affirmative vote of a majority of the remaining directors then in office, even if less than a quorum of the Board. Newly created directorships resulting from any increase in the number of directors may, unless the Board determines otherwise, be filled only by the affirmative vote of the directors then in office, even if less than a quorum of the Board. Any director elected as a result of a vacancy shall hold office for a term expiring at the next annual meeting of stockholders and until such director's successor has been elected and qualified.

Our Certificate of Incorporation provides that the number of directors shall be fixed exclusively by resolutions adopted from time to time by the Board. The Board, upon recommendation of its Governance Committee, has set the number of directors at 14. Therefore, 14 directors will stand for election at the Annual Meeting to serve as directors until the 2022 annual meeting of stockholders.

In an uncontested election, our Bylaws provide that a director nominee will be elected only if he or she receives a majority of the votes cast with respect to his or her election (that is, the number of shares voted "for" a director nominee must exceed the number of "withhold" votes cast against that nominee). In a contested election, a director nominee will be elected by a plurality of the votes cast. In either case, abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will have no effect on the vote. In an uncontested election, if any nominee for director who is currently serving on the Board receives a greater number of "withhold" votes than votes "for" his or her election, the director shall promptly tender his or her resignation from the Board, subject to acceptance by the Board. The process that will be followed by the Board in that event is described above under the heading "Majority Voting."

The nominees receiving a majority of votes cast with respect to his or her election will be elected directors of the Company. Shares of common stock represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the 14 nominees named below. Each person nominated for election has agreed to serve, if elected, and the Board has no reason to believe that any nominee will be unable to serve.

2021 PROXY STATEMENT	19

PROPOSAL 1: ELECTION OF DIRECTORS

NOMINEES FOR ELECTION

SYLVIA ACEVEDO INDEPENDENT DIRECTOR	AGE: 63 DIRECTOR SINCE: 2020 COMMITTEES: Governance OTHER PUBLIC COMPANY BOARDS: None

EXPERIENCE:

Ms. Acevedo served as Chief Executive Officer of the Girl Scouts of the United States of America from May 2017 to August 2020 and as interim Chief Executive Officer from June 2016 to May 2017. Ms. Acevedo served as a member of the President's Advisory Commission on Educational Excellence for Hispanics from May 2011 to September 2016. She was Co-Founder, President and Chief Executive Officer of CommuniCard LLC from 2003 to 2013 and Co-Founder and Vice President, Sales and Marketing of REBA Technologies Inc. (acquired by Applied Microsystems Corporation) from 2001 to 2002. Prior to that, Ms. Acevedo held various roles at Dell Inc., Autodesk, Inc., Apple Inc., IBM Corporation and the National Aeronautics and Space Administration (NASA) Jet Propulsion Labs.

EDUCATION:

Ms. Acevedo holds a B.S. in Industrial Engineering from New Mexico State University and an M.S. in Industrial Engineering from Stanford University.

QUALIFICATIONS:

We believe Ms. Acevedo's qualifications to serve on our Board include her extensive experience in a range of technology companies, including large and mature organizations and emerging growth companies, as well as her senior management experience in the government and non-profit sectors, which brings additional perspectives and valuable additional insights to our Board. Our Board and senior management also benefit from Ms. Acevedo's experience managing international business operations.

MARK FIELDS INDEPENDENT DIRECTOR	AGE: 59 DIRECTOR SINCE: 2018 COMMITTEES: Audit OTHER PUBLIC COMPANY BOARDS: None

EXPERIENCE:

Mr. Fields has been a Senior Advisor at TPG Capital LP, a global alternative asset firm, since October 2017. Mr. Fields was President and Chief Executive Officer of Ford Motor Company from July 2014 to May 2017, and Chief Operating Officer from December 2012 to July 2014. Mr. Fields joined Ford in 1989 and served in various leadership positions throughout his tenure, including Executive Vice President and President, Americas; Executive Vice President and Chief Executive Officer, Ford of Europe and Premier Automotive Group; Chairman and Chief Executive Officer, Premier Automotive Group; and President and Chief Executive Officer, Mazda Motor Corporation. Mr. Fields served as a director of Ford Motor Company from July 2014 to May 2017 and IBM Corporation from March 2016 to April 2018.

EDUCATION:

Mr. Fields holds a B.A. in Business Administration from Rutgers University and an M.B.A. from Harvard Business School.

QUALIFICATIONS:

We believe Mr. Fields' qualifications to serve on our Board include his extensive operational experience in senior positions in the automotive industry, a key growth area for us, including leading complex global business organizations with large workforces and organizations pursuing emerging opportunities through expansion into adjacent areas, which brings valuable insights to our Board as well as provides a useful resource to our senior management. Our Board and senior management also benefit from Mr. Fields' experience from serving on other public company boards.

20	2021 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

JEFFREY W. HENDERSON INDEPENDENT DIRECTOR
AGE:  56
DIRECTOR SINCE:  2016
COMMITTEES:  Audit (Chair)
OTHER PUBLIC COMPANY BOARDS:
 Becton, Dickinson and Company (since August 2018)
Halozyme Therapeutics, Inc. (since August 2015)
FibroGen, Inc. (since August 2015)

EXPERIENCE:

Mr. Henderson is President of JWH Consulting LLC, a business and investment advisory firm. He served as an Advisory Director to Berkshire Partners LLC, a private equity firm, from September 2015 to January 2020. He served as Chief Financial Officer of Cardinal Health Inc., a health care services company, from May 2005 to November 2014. Prior to joining Cardinal Health, Mr. Henderson held multiple positions at Eli Lilly and General Motors, including serving as President and General Manager of Eli Lilly Canada, Controller and Treasurer of Eli Lilly Inc., and in management positions with General Motors in Great Britain, Singapore, Canada and the U.S.

EDUCATION:

Mr. Henderson holds a B.S. in Electrical Engineering from Kettering University and an M.B.A. from Harvard Business School.

QUALIFICATIONS:

We believe Mr. Henderson's qualifications to serve on our Board include his financial and operational management experience, including his significant experience in international operations, which is a source of valuable insights to our Board. His experience in senior operational and financial management positions at companies that experienced significant growth and transformation, including into additional business areas, also provides a useful resource to our senior management. He has been designated as an audit committee financial expert.

GREGORY N. JOHNSON INDEPENDENT DIRECTOR	AGE: 52 DIRECTOR SINCE: 2020 COMMITTEES: HR and Compensation OTHER PUBLIC COMPANY BOARDS: None

EXPERIENCE:

Mr. Johnson has been Executive Vice President and General Manager, Consumer Group of Intuit Inc., a financial, accounting and tax preparation software and services company, since August 2018. He served as Senior Vice President, Marketing, Consumer Tax Group of Intuit from December 2012 to July 2018. Prior to Intuit, Mr. Johnson held various marketing positions at Advance Auto Parts, Inc., Best Buy Co., Inc., The Gillette Company, Eastman Kodak Company, S.C. Johnson & Son, Inc., Motorola, Inc. and Kraft Foods, Inc. He also served in the United States Air Force.

EDUCATION:

Mr. Johnson holds a B.S. in Operations Research from the United States Air Force Academy.

QUALIFICATIONS:

We believe Mr. Johnson's qualifications to serve on our Board include his broad executive management experience in several large companies competing in a range of industries, including the technology industry, which brings additional perspectives and insights to our Board. Our Board and senior management also benefit from Mr. Johnson's wide range of operational experience, including in marketing, strategy and business development.

2021 PROXY STATEMENT	21

PROPOSAL 1: ELECTION OF DIRECTORS

ANN M. LIVERMORE INDEPENDENT DIRECTOR	AGE: 62 DIRECTOR SINCE: 2016 COMMITTEES: Governance OTHER PUBLIC COMPANY BOARDS: Hewlett Packard Enterprise Co. (since November 2015) United Parcel Services, Inc. (since November 1997)

EXPERIENCE:

Ms. Livermore served as Executive Vice President of the Enterprise Business at Hewlett-Packard Company (HP) from May 2004 to June 2011 and as Executive Vice President of HP Services from 2002 to May 2004. She joined HP in 1982 and served in a number of management and leadership positions across the company. Ms. Livermore was a director of HP from June 2011 to November 2015.

EDUCATION:

Ms. Livermore holds a B.A. in Economics from the University of North Carolina, Chapel Hill and an M.B.A. from Stanford University.

QUALIFICATIONS:

We believe Ms. Livermore's qualifications to serve on our Board include her extensive operational experience in senior positions, including leading complex global business organizations with large workforces. Her significant experience in the areas of technology, marketing, sales, research and development and business management provide valuable insights to our Board and also provide useful resources to our senior management. Our Board and senior management also benefit from Ms. Livermore's experience from serving on other public company boards.

HARISH MANWANI INDEPENDENT DIRECTOR
AGE:  67
DIRECTOR SINCE:  2014
COMMITTEES:  HR and Compensation
OTHER PUBLIC COMPANY BOARDS:
 Gilead Sciences, Inc. (since May 2018)
Nielsen Holdings plc (since January 2015)
Whirlpool Corporation (since August 2011)

EXPERIENCE:

Mr. Manwani has been a Senior Operating Partner for The Blackstone Group, a private equity firm, since February 2015. Mr. Manwani was the Chief Operating Officer for Unilever PLC, a leading global consumer products company, from September 2011 to December 2014. He served as Unilever's President, Asia, Africa, Middle East and Turkey, which was later extended to include Central and Eastern Europe, from April 2005 to September 2011. He served as Unilever's President, Home & Personal Care, North America from March 2004 to March 2005. He served as Unilever's President, Home & Personal Care, Latin America and as the Chairman of Unilever's Latin America Advisory Council from April 2001 to February 2004. He served as Unilever's Senior Vice President, Global Hair and Oral Care from June 2000 to March 2001. He joined Hindustan Unilever Limited as a management trainee in 1976 and subsequently held various general management positions of increasing responsibilities within Unilever globally.

EDUCATION:

Mr. Manwani holds a B.Sc. honors in Statistics and an M.M.S. in Management Studies, both from Mumbai University in India. He has also attended the Advanced Management Program at Harvard Business School.

QUALIFICATIONS:

We believe that Mr. Manwani's qualifications to serve on our Board include his substantial management experience involving international operations, particularly in Asia. His executive management experience, particularly with respect to strategic planning and leadership of complex organizations, provides a valuable resource for our senior management. His experience on the boards of several other companies also brings valuable insights to our Board.

22	2021 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

MARK D. McLAUGHLIN INDEPENDENT DIRECTOR	AGE: 55 DIRECTOR SINCE: 2015 CHAIR OF THE BOARD OTHER PUBLIC COMPANY BOARDS: Palo Alto Networks, Inc. (since August 2011)

EXPERIENCE:

Mr. McLaughlin has been the Vice Chairman of the Board of Palo Alto Networks, Inc., a network security company, since June 2018. He served as Chairman of the Board and Chief Executive Officer of Palo Alto Networks from August 2016 to June 2018. He served as Chairman of the Board, President and Chief Executive Officer of Palo Alto Networks from April 2012 to August 2016. He joined Palo Alto Networks as President and Chief Executive Officer, and as a director, in August 2011 and became Chairman of the Board in April 2012. Mr. McLaughlin served as President and Chief Executive Officer and as a director of VeriSign, Inc., a provider of Internet infrastructure services, from August 2009 to August 2011 and as President and Chief Operating Officer from January 2009 to August 2009. Mr. McLaughlin served in various other management and leadership roles at VeriSign from February 2000 through November 2007 and provided consulting services to VeriSign from November 2008 to January 2009. Prior to joining VeriSign, Mr. McLaughlin was Vice President, Sales and Business Development at Signio Inc., an internet payments company acquired by VeriSign in February 2000. President Barack Obama appointed Mr. McLaughlin to serve on the National Security Telecommunications Advisory Committee (NSTAC) in January 2011 and to the position of Chairman of the NSTAC from November 2014 to December 2016.

EDUCATION:

Mr. McLaughlin holds a B.S. from the U.S. Military Academy at West Point and a J.D. from Seattle University School of Law.

QUALIFICATIONS:

We believe Mr. McLaughlin's qualifications to serve on our Board include his operational and management experience at several technology companies. Mr. McLaughlin's service on the National Security Telecommunications Advisory Committee, as well as his experience as Chief Executive Officer and a member of the board of directors of a network security company, provide him with significant knowledge regarding the operations and security of telecommunications systems and cybersecurity matters, which bring valuable insights to our Board.

JAMIE S. MILLER INDEPENDENT DIRECTOR	AGE: 52 DIRECTOR SINCE: 2020 COMMITTEES: Audit OTHER PUBLIC COMPANY BOARDS: None

EXPERIENCE:

Ms. Miller served as Senior Vice President and Chief Financial Officer of General Electric Company (GE) from November 2017 to February 2020. In this role, she was responsible for leading GE's overall financial activities and global finance organization, including accounting and controllership, financial planning and analysis, tax, investor relations, internal audit and treasury. She also led GE's core Digital Technology function and held operational responsibility for GE Capital. Ms. Miller served as President and Chief Executive Officer of GE Transportation from October 2015 to November 2017, as Chief Information Officer of GE from April 2013 to September 2015, and as Vice President, Controller and Chief Accounting Officer of GE from April 2008 to April 2013. Prior to joining GE in 2008, she served as Senior Vice President and Controller of WellPoint, Inc. (now Anthem), and as a partner at PricewaterhouseCoopers LLP.

EDUCATION:

Ms. Miller holds a B.S. in Accounting from Miami University in Oxford, Ohio.

QUALIFICATIONS:

We believe Ms. Miller's qualifications to serve on our Board include her extensive financial and operational management expertise, including her significant experience in accounting and finance matters, which is a source of valuable insights to our Board. Her experience in senior operational and financial management positions at large organizations undergoing transformation also provides a useful resource to our senior management. She has been designated as an audit committee financial expert.

2021 PROXY STATEMENT	23

PROPOSAL 1: ELECTION OF DIRECTORS

STEVE MOLLENKOPF	AGE: 52 DIRECTOR SINCE: 2013 COMMITTEES: None OTHER PUBLIC COMPANY BOARDS: Boeing Company (since April 2020)

EXPERIENCE:

Mr. Mollenkopf has served as our Chief Executive Officer since March 2014 and as a director since December 2013. He served as Chief Executive Officer-elect and President from December 2013 to March 2014 and as President and Chief Operating Officer from November 2011 to December 2013. In addition, he served as Executive Vice President and Group President from September 2010 to November 2011, and as Executive Vice President and President of QCT from August 2008 to September 2010. Mr. Mollenkopf joined Qualcomm in 1994 as an engineer and throughout his tenure at Qualcomm has held several other technical and leadership roles. Mr. Mollenkopf served as a director of General Electric Company from November 2016 to April 2018.

EDUCATION:

Mr. Mollenkopf holds a B.S. in Electrical Engineering from Virginia Tech and an M.S. in Electrical Engineering from the University of Michigan.

QUALIFICATIONS:

We believe Mr. Mollenkopf's qualifications to serve on our Board include his extensive business, operational and management experience in the wireless telecommunications industry, including his current position as our Chief Executive Officer. His extensive knowledge of our business, products, strategic relationships and opportunities, as well as the rapidly evolving technologies and competitive environment in our industry, bring valuable insights and knowledge to our Board.

CLARK T. "SANDY" RANDT, JR. INDEPENDENT DIRECTOR
AGE:  75
DIRECTOR SINCE:  2013
COMMITTEES:  Governance (Chair)
OTHER PUBLIC COMPANY BOARDS:
 Wynn Resorts Ltd. (since October 2015)
United Parcel Service, Inc. (since August 2010)
Valmont Industries, Inc. (since February 2009)

EXPERIENCE:

Ambassador Randt has been President of Randt & Co. LLC, a company that advises firms with interests in China, since February 2009. He is a former U.S. Ambassador to the People's Republic of China, where he served from July 2001 to January 2009. He was a partner resident in the Hong Kong office of Shearman & Sterling, a major international law firm, where he headed the firm's China practice, from January 1994 to June 2001. Ambassador Randt served as First Secretary and Commercial Attaché at the U.S. Embassy in Beijing from August 1982 to October 1984. He was the China representative of the National Council for United States-China Trade in 1974, and he served in the U.S. Air Force Security Service from August 1968 to March 1972. He is fluent in Mandarin Chinese.

EDUCATION:

Ambassador Randt holds a B.A. in English Literature from Yale University and a J.D. from the University of Michigan. He also attended Harvard Law School where he was awarded the East Asia Legal Studies Traveling Fellowship to China.

QUALIFICATIONS:

We believe Ambassador Randt's qualifications to serve on our Board include his deep understanding of Asia and experience in facilitating business in China and more generally throughout Asia, which is one of the most important regions to our business. He brings to our Board substantial experience in diplomacy, international trade and cross-border commercial transactions, including service as the U.S. Ambassador to the People's Republic of China. His international experience and knowledge of Asian business operations, as well as his experience from serving on other public company boards, provide valuable insights to our Board.

24	2021 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

IRENE B. ROSENFELD INDEPENDENT DIRECTOR	AGE: 67 DIRECTOR SINCE: 2018 COMMITTEES: HR and Compensation (Chair) OTHER PUBLIC COMPANY BOARDS: None

EXPERIENCE:

Ms. Rosenfeld served as Chair of Mondelēz International, Inc., a global snack food and beverage company (which changed its name from Kraft Foods, Inc. in October 2012), from November 2017 to March 2018, as Chairman and CEO from March 2007 to November 2017 and as CEO and a director from June 2006 to March 2007. Prior to that, she served as Chairman and CEO of Frito-Lay, a division of PepsiCo, Inc., a food and beverage company, from September 2004 to June 2006. Ms. Rosenfeld was employed continuously by Mondelēz International and its predecessor companies, in various capacities from 1981 to 2003, including President, Kraft Foods North America; President, Kraft Foods Operations, Technology & Information Systems; and President, Kraft Foods Canada, Mexico and Puerto Rico.

EDUCATION:

Ms. Rosenfeld holds a B.A. in Psychology, an M.S. in Business and a Ph.D. in Marketing & Statistics from Cornell University.

QUALIFICATIONS:

We believe Ms. Rosenfeld's qualifications to serve on our Board include her extensive management experience, including experience in international operations, which is a source of important insights to our Board and provides a useful resource to our senior management. Her experience with corporate governance matters and service on other public company boards also provide valuable insights to our Board.

KORNELIS "NEIL" SMIT INDEPENDENT DIRECTOR	AGE: 62 DIRECTOR SINCE: 2018 COMMITTEES: HR and Compensation OTHER PUBLIC COMPANY BOARDS: None

EXPERIENCE:

Mr. Smit has been Vice Chairman of Comcast Corporation, a global media and technology company, since April 2017. He was President and Chief Executive Officer of Comcast Cable Communications from November 2011 to April 2017 and President from March 2010 to November 2011. Before joining Comcast, Mr. Smit was President and Chief Executive Officer and a director of Charter Communications, Inc. from August 2005 to March 2010. Prior to joining Charter Communications, Mr. Smit was President of AOL Access (AOL/Time Warner) and held various leadership positions at Nabisco and Pillsbury.

EDUCATION:

Mr. Smit holds a B.S. in Geology from Duke University and an M.A. in International Business from Tufts University-Fletcher School of Law and Diplomacy.

QUALIFICATIONS:

We believe Mr. Smit's qualifications to serve on our Board include his extensive management experience at media and technology companies, which is a source of valuable insights to our Board. His experience in senior operational positions also provides a useful resource for our senior management.

2021 PROXY STATEMENT	25

PROPOSAL 1: ELECTION OF DIRECTORS

JEAN-PASCAL TRICOIRE INDEPENDENT DIRECTOR	AGE: 57 DIRECTOR SINCE: 2020 COMMITTEES: Governance OTHER PUBLIC COMPANY BOARDS: Schneider Electric SE (since April 2013)

EXPERIENCE:

Mr. Tricoire has been the Chairman of the Board of Directors and Chief Executive Officer of Schneider Electric SE, a global energy and automation digital solutions company, since April 2013. He served as President and Chief Executive Officer of Schneider Electric from May 2006 to April 2013, as Chief Operating Officer from January 2004 to May 2006 and as Executive Vice-President of Schneider Electric's International Division from January 2002 to January 2004. Mr. Tricoire joined the Schneider Electric Group in 1986 and held numerous leadership positions throughout his tenure, including operational functions in China, Italy, South Africa and the United States. He is currently Co-President of the France-China Business Committee and Director of the Board of the United Nations Global Compact.

EDUCATION:

Mr. Tricoire holds a degree in Electronic Engineering from École Supérieure d'Électronique de l'Ouest in France and an M.B.A. from Centre d'études Supérieures du Management à Lyon (EM Lyon) in France.

QUALIFICATIONS:

We believe Mr. Tricoire's qualifications to serve on our Board include his extensive executive management experience both in the technology industry and in large organizations, including those addressing changing technologies and applications. His broad experience in international operations also provides a useful resource to our senior management. In addition, Mr. Tricoire brings a non-US perspective to issues facing us, enhancing the range of perspectives and understanding of our Board.

ANTHONY J. VINCIQUERRA INDEPENDENT DIRECTOR	AGE: 66 DIRECTOR SINCE: 2015 COMMITTEES: Audit OTHER PUBLIC COMPANY BOARDS: Madison Square Garden Sports Corp. (since April 2020)

EXPERIENCE:

Mr. Vinciquerra has been Chairman of the Board and Chief Executive Officer of Sony Pictures Entertainment Inc., where he leads Sony's television and film division, since June 2017. He was a Senior Advisor to Texas Pacific Group (TPG) in the Technology, Media and Telecom sectors, where he advised TPG on acquisitions and operations, from September 2011 to June 2017. Mr. Vinciquerra was Chairman of Fox Networks Group, the largest operating unit of News Corporation, from September 2008 to February 2011, and President and Chief Executive Officer from June 2002 to February 2011. Earlier in his career, he held various management positions in the broadcasting and media industry. He previously served as a director of Pandora Media, Inc. from March 2016 to June 2017.

EDUCATION:

Mr. Vinciquerra holds a B.A. in Marketing from the State University of New York.

QUALIFICATIONS:

We believe Mr. Vinciquerra's qualifications to serve on our Board include his management experience, including significant experience in operations, which is a source of important insights to our Board, as well as providing a useful resource to our senior management. His prior media industry experience is especially valuable with the convergence of the Internet, wireless, media and computing industries. He has been designated as an audit committee financial expert.

26	2021 PROXY STATEMENT

PROPOSAL 1: ELECTION OF DIRECTORS

REQUIRED VOTE AND BOARD RECOMMENDATION

The affirmative vote of a majority of the votes cast at the Annual Meeting at which a quorum is present, either in person or by proxy, is required to elect each of the 14 nominees for director, meaning that the number of shares cast "for" a nominee's election exceeds the number of "withhold" votes cast against that nominee. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have no effect on the vote. If you hold your shares through a broker and you do not instruct the broker on how to vote for each of the 14 nominees, your broker will not have the authority to vote your shares. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the vote.

THE BOARD RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE ABOVE DIRECTOR NOMINEES.

2021 PROXY STATEMENT	27

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee has selected PricewaterhouseCoopers LLP as our independent public accountants for our fiscal year ending September 26, 2021, and the Board has directed that management submit this selection for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited our consolidated financial statements since we commenced operations in 1985.

The Audit Committee has evaluated PricewaterhouseCoopers LLP's qualifications, performance and independence, including that of the lead audit partner. This evaluation was conducted with input from senior management.

Stockholder ratification of the selection of PricewaterhouseCoopers LLP as our independent public accountants is not required by our Bylaws or otherwise. However, the Board is submitting the selection of PricewaterhouseCoopers LLP to stockholders for ratification as a matter of good corporate governance. If stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain PricewaterhouseCoopers LLP. Even if the selection is ratified, the Audit Committee in its discretion may direct the appointment of different independent public accountants at any time if it determines that such a change would be in the best interests of the Company and its stockholders.

FEES FOR PROFESSIONAL SERVICES

The following table presents fees for professional services rendered by PricewaterhouseCoopers LLP during our fiscal years ended September 27, 2020 and September 29, 2019 for the audits of our annual consolidated financial statements and fees for other services. All of the services described in the following table were approved in conformity with the Audit Committee's pre-approval process described below.

	Fiscal 2020	Fiscal 2019
Audit fees (1)	$9,485,000	$10,111,000

Audit-related fees (2)	1,952,000	2,158,000

Tax fees (3)	7,000	463,000

All other fees (4)	11,000	13,000

Total	$11,455,000	$12,745,000

(1)
Prior year audit fees have been reclassified to conform to the current year presentation. Audit fees reflect fees billed or expected to be billed for those fiscal years for professional services rendered for the audit of our annual consolidated financial statements and the effectiveness of our internal control over financial reporting, the reviews of our interim condensed consolidated financial statements included in our quarterly reports and audits of certain of our subsidiaries for statutory, regulatory and other purposes. The prior presentation reflected the accrual basis for such professional services rendered during our fiscal period.
(2)
Audit-related fees consist of fees for assurance and related services that are reasonably related to the performance of the audit or reviews of our consolidated financial statements and the Qualcomm Incorporated Employee Savings and Retirement Plan financial statements and supplemental schedules, and are not reported under "audit fees." This category includes fees principally related to field verification of royalties from certain licensees.
(3)
In fiscal 2020, tax fees consisted of professional services for tax advice. In fiscal 2019 tax fees consisted of professional services rendered for tax compliance, tax advice and tax planning. This category includes fees for permissible advisory services regarding general tax consulting services.
(4)
All other fees consist of fees for technical publications purchased from PricewaterhouseCoopers LLP.

POLICY ON AUDIT COMMITTEE PRE-APPROVAL OF AUDIT AND NON-AUDIT SERVICES OF INDEPENDENT PUBLIC ACCOUNTANTS

The Audit Committee's policy is to pre-approve all audit and non-audit services provided by our independent public accountants. These services may include audit services, audit-related services, tax services and other services. Pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the nature of the particular service or category of services and an estimated fee. The Audit Committee has delegated certain pre-approval authority to its Chair when expedition of approval is necessary, and such approval is reported to the Audit Committee at its next meeting. Our independent public accountants and management periodically report to the Audit Committee regarding the extent of services provided by the independent public accountants and the fees for the services performed to date.

28	2021 PROXY STATEMENT

PROPOSAL 2: RATIFICATION OF SELECTION OF INDEPENDENT PUBLIC ACCOUNTANTS

REPRESENTATION FROM PRICEWATERHOUSECOOPERS LLP AT THE ANNUAL MEETING

Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting, will have an opportunity to make a statement if they so desire and are expected to be available to respond to appropriate questions.

REQUIRED VOTE AND BOARD RECOMMENDATION

The affirmative vote of a majority of the votes cast at the Annual Meeting at which a quorum is present is required to approve this proposal. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have no effect on the vote. If you hold your shares through a bank, broker or other holder of record and you do not instruct them on how to vote on this proposal, they will have the authority, but are not required, to vote your shares. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

THE BOARD RECOMMENDS A VOTE "FOR" THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT PUBLIC ACCOUNTANTS FOR OUR FISCAL YEAR ENDING SEPTEMBER 26, 2021.

2021 PROXY STATEMENT	29

PROPOSAL 3: ADVISORY VOTE FOR APPROVAL OF OUR EXECUTIVE COMPENSATION

This stockholder advisory vote, commonly known as "Say-on-Pay," is required pursuant to Section 14A of the Securities Exchange Act of 1934, as amended, and gives our stockholders the opportunity to approve or not approve, on a non-binding advisory basis, the compensation paid to our named executive officers (NEOs) for our 2020 fiscal year. At our 2020 annual meeting of stockholders, stockholders voted for the Say-on-Pay vote to be held annually.

The Board recommends a vote "FOR" the following resolution:

  "Resolved, that the stockholders of QUALCOMM Incorporated hereby approve, on a non-binding advisory basis, the compensation paid to the Company's named executive officers, as disclosed in this proxy statement, including in the Compensation Discussion and Analysis, compensation tables and narrative disclosures."

RESPONSE TO MOST RECENT SAY-ON-PAY VOTE AND COMMITMENT TO BEST PRACTICES

The HR and Compensation Committee carefully assesses the Say-on-Pay voting results, although the vote is non-binding. To that end, since last year's Say-on-Pay vote, the HR and Compensation Committee conducted extensive stockholder outreach and worked with its new independent compensation consultant to adjust our executive compensation program in response to specific feedback from our stockholders. In responding to this feedback, we built on a foundation that included many best practices while strengthening our focus on performance-based compensation and challenging performance objectives, as highlighted below. Note that "TSR" means total stockholder return.

*
All changes and adjustments were made to the fiscal 2020 executive compensation program, with the exception of these items which were made to the fiscal 2021 executive compensation program.

30	2021 PROXY STATEMENT

PROPOSAL 3: ADVISORY VOTE FOR APPROVAL OF OUR EXECUTIVE COMPENSATION

We urge stockholders to read the "Compensation Discussion and Analysis" (or CD&A) section of this proxy statement, which describes our response to stockholder feedback in more detail and outlines how our executive compensation program works, including the alignment of pay with performance.

EFFECT OF THIS RESOLUTION

Because your vote is advisory, it will not be binding upon the Company, the Board or the HR and Compensation Committee. However, we value the opinions of our stockholders, and the HR and Compensation Committee will take into account the outcome of this vote when considering future compensation decisions.

REQUIRED VOTE AND BOARD RECOMMENDATION

The affirmative vote of a majority of the votes cast at the Annual Meeting at which a quorum is present is required to approve this proposal. If you hold your shares in your own name and abstain from voting on this matter, your abstention will have no effect on the vote. If you hold your shares through a bank, broker or other holder of record and you do not instruct them on how to vote on this proposal, they will not have the authority to vote your shares. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum but will not have any effect on the outcome of the proposal.

The Board believes that the compensation of our NEOs, as described in the CD&A, compensation tables and narrative disclosures, is appropriate for the reasons discussed herein.

THE BOARD RECOMMENDS AN ADVISORY VOTE "FOR" APPROVAL OF OUR EXECUTIVE COMPENSATION.

2021 PROXY STATEMENT	31

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of December 8, 2020, unless otherwise indicated, by: (i) each stockholder known to us to have greater than a 5% ownership interest (based solely on our review of Schedules 13D and 13G filed with the SEC); (ii) each of our NEOs; (iii) each current director and nominee for director; and (iv) all of our current executive officers and directors as a group.

	Amount and Nature of Beneficial Ownership (1)

Name of Beneficial Owner	Number of Shares	Percent of Class
Vanguard Group Inc. (2)	95,978,171	8.44%

BlackRock, Inc. (3)	83,894,100	7.37%

Steve Mollenkopf (4)	1,019,605	*

Akash Palkhiwala	29,344	*

Cristiano R. Amon	123,973	*

James H. Thompson (5)	232,687	*

Alexander H. Rogers	26,846	*

Sylvia Acevedo (6)	54	*

Mark Fields (7)	—	*

Jeffrey W. Henderson (8)	1,214	*

Gregory N. Johnson (9)	—	*

Ann M. Livermore (10)	18,808	*

Harish Manwani (11)	12,664	*

Mark D. McLaughlin (12)	15,063	*

Jamie S. Miller (13)	—	*

Clark T. "Sandy" Randt, Jr. (14)	8,249	*

Irene B. Rosenfeld (15)	500	*

Kornelis "Neil" Smit (16)	—	*

Jean-Pascal Tricoire (17)	—	*

Anthony J. Vinciquerra (18)	5,479	*

All current executive officers and directors as a group (21 persons) (19)	1,587,374	*

*
Less than 1%
(1)
The information for officers and directors in this table is based upon information supplied by those officers and directors. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, the Company believes that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 1,137,676,634 shares outstanding on December 8, 2020, adjusted as required by rules promulgated by the SEC.
(2)
Represents shares of Qualcomm common stock beneficially owned as of December 31, 2019 based on a Schedule 13G/A filed on February 12, 2020 by The Vanguard Group. In such filing, The Vanguard Group lists its address as 100 Vanguard Blvd., Malvern, PA 19355, and indicates that it has sole voting power with respect to 1,791,804 shares of our common stock, shared voting power with respect to 335,578 shares of our common stock, sole dispositive power with respect to 93,959,684 shares of our common stock, and shared dispositive power with respect to 2,018,487 shares of our common stock.
(3)
Represents shares of Qualcomm common stock beneficially owned as of December 31, 2019 based on a Schedule 13G/A filed on February 10, 2020 by BlackRock, Inc. In such filing, BlackRock, Inc. lists its address as 55 East 52nd Street, New York, NY 10055, and indicates that it has sole voting power with respect to 73,726,617 shares of our common stock, and sole dispositive power with respect to 83,894,100 shares of our common stock.
(4)
Includes 688,674 shares held in family trusts. Also includes 330,931 shares issuable upon exercise of stock options exercisable within 60 days of December 8, 2020.
(5)
Includes 4,539 shares held in trusts for the benefit of his children and 90,906 shares held in Grantor Trusts for the benefit of Dr. Thompson and his spouse. Dr. Thompson disclaims all beneficial ownership for the shares held in trusts for the benefit of his children.
(6)
Excludes 1,036 fully vested deferred stock units and dividend equivalents that settle on March 10, 2023.
(7)
Excludes 3,040 fully vested deferred stock units and dividend equivalents that settle on April 5, 2021 and 10,451 fully vested deferred stock units and dividend equivalents that settle upon retirement from the Board.
(8)
Excludes 11,681 fully vested deferred stock units and dividend equivalents that settle three years after the date of grant.
(9)
Excludes 1,036 fully vested deferred stock units and dividend equivalents that settle on March 10, 2023.

32	2021 PROXY STATEMENT

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
(10)
Includes 4,724 shares held in family trusts and 14,084 shares held in Grantor Retained Annuity Trusts for the benefit of Ms. Livermore. Excludes 11,681 fully vested deferred stock units and dividend equivalents that settle three years after the date of grant.
(11)
Includes 12,664 shares held jointly with his spouse. Excludes 11,681 fully vested deferred stock units and dividend equivalents that settle three years after the date of grant.
(12)
Includes 15,063 shares held in family trusts. Excludes 18,429 fully vested deferred stock units and dividend equivalents that settle upon retirement from the Board and 5,519 fully vested deferred stock units that settle three years after the date of grant.
(13)
Excludes 2,624 fully vested deferred stock units and dividend equivalents that settle on March 10, 2023 and 122 fully vested deferred stock units that settle three years after the date of grant.
(14)
Includes 8,249 shares held jointly with his spouse. Excludes 11,681 fully vested deferred stock units and dividend equivalents that settle three years after the date of grant.
(15)
Includes 500 shares held jointly with her spouse. Excludes 1,674 fully vested deferred stock units and dividend equivalents that settle on April 5, 2021 and 7,585 fully vested deferred stock units and dividend equivalents that settle three years after the date of grant.
(16)
Excludes 3,040 fully vested deferred stock units and dividend equivalents that settle on April 5, 2021 and 10,159 fully vested deferred stock units and dividend equivalents that settle upon retirement from the Board.
(17)
Excludes 2,084 fully vested deferred stock units and dividend equivalents that settle on March 10, 2023.
(18)
Includes 5,479 shares held in family trusts. Excludes 22,216 fully vested deferred stock units and dividend equivalents that settle upon retirement from the Board.
(19)
Includes 330,931 shares issuable upon exercise of stock options exercisable within 60 days of December 8, 2020. Excludes 135,739 fully vested deferred stock units and related dividend equivalents.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

None of the members of our HR and Compensation Committee are, or have been, employees or officers of the Company. During fiscal 2020, no member of the HR and Compensation Committee had any relationship with us requiring disclosure under Item 404 of Regulation S-K. During fiscal 2020, none of our executive officers served on the compensation committee (or equivalent) or board of another entity that has or has had one or more executive officers who served on our HR and Compensation Committee or Board.

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information regarding outstanding equity awards and shares reserved for future issuance under our equity compensation plans as of September 27, 2020 (number of shares in millions):

Plan Category	Number of Shares to be Issued Upon Exercise / Vesting of Outstanding Awards		Weighted Average Exercise Price of Outstanding Options (1)	Number of Shares Remaining Available for Future Issuance
Equity compensation plans approved by stockholders (2)	36	(4)	$74.41	120	(5)

Equity compensation plans not approved by stockholders (3)	0	(6)	$10.98	—

Total	36		$74.05	120

(1)
Weighted Average Exercise Price of Outstanding Options does not include outstanding performance stock units, time-based restricted stock units and performance-based restricted stock units, all of which were granted under equity compensation plans approved by stockholders.
(2)
Consists of three Company plans: the QUALCOMM Incorporated 2006 Long-Term Incentive Plan (2006 LTIP), the Amended and Restated QUALCOMM Incorporated 2016 Long-Term Incentive Plan (2016 LTIP) and the Amended and Restated QUALCOMM Incorporated 2001 Employee Stock Purchase Plan, as amended (ESPP).
(3)
Consists of equity compensation plans assumed in connection with mergers and acquisitions.
(4)
Includes approximately 36 million shares that may be issued pursuant to performance stock units, time-based restricted stock units, performance-based restricted stock units and stock options granted under the 2006 LTIP and the 2016 LTIP. The performance stock units include the maximum number of shares that may be issued.
(5)
Includes approximately 28 million shares reserved for issuance under the ESPP. On March 10, 2020, our stockholders approved the 2016 LTIP, including an increase in the share reserve by 75 million shares.
(6)
Includes approximately 3,000 stock options assumed in connection with mergers and acquisitions.

2021 PROXY STATEMENT	33

CERTAIN RELATIONSHIPS AND RELATED-PERSON TRANSACTIONS

Our Code of Ethics states that our executive officers and directors, including their immediate family members, are charged with avoiding situations in which their personal, family or financial interests conflict with those of the Company. Our Conflicts of Interest and Outside Activities policy provides additional rules regarding the employment of relatives. In accordance with its charter, the Audit Committee is responsible for reviewing and approving transactions between the Company and any directors or executive officers or any of such person's immediate family members or affiliates (other than employment and compensation related transactions, which are subject to review by the HR and Compensation Committee pursuant to its charter), which would be reportable as a related-person transaction under SEC rules. In considering the proposed arrangement, the Audit Committee or HR and Compensation Committee, as appropriate, will consider the relevant facts and circumstances and the potential for conflicts of interest or improprieties.

During fiscal 2020, we employed the family members or other related persons of certain of our executive officers. The HR and Compensation Committee reviewed and approved the related-person transactions below.

Those employees whose compensation (salary, cash incentives and grant date fair value of equity awards) for fiscal 2020 exceeded $120,000 are discussed below, all of whom were adults who did not live with the related director or executive officer, except as otherwise described below. Each family member or other related person is compensated according to our standard practices, including participation in our employee benefit plans generally made available to employees of a similar responsibility level. We do not view any of the executive officers as having a beneficial interest in the compensation of family members or other related person described below that is material to them or the Company. Restricted stock units were granted under our 2016 Long-Term Incentive Plan, and generally vest over three years from the grant date, contingent upon continued service with the Company.

Cristiano R. Amon, President and Chief Executive Officer-elect, is the brother of Rogerio Amon, who served as a Senior Director, Program Management, Qualcomm Technologies, Inc. during fiscal 2020 (since promoted to Vice President, Program Management, Qualcomm Technologies, Inc.). During fiscal 2020, Rogerio Amon earned $230,502 in base salary and $100,290 in cash incentives and received a restricted stock unit award of 3,070 shares with a grant date fair value of $250,021.

Steve Mollenkopf, Chief Executive Officer, is the brother of James D. Mollenkopf, who serves as a Vice President, Strategic Development, Qualcomm Technologies, Inc. During fiscal 2020, James D. Mollenkopf earned $293,358 in base salary and $145,799 in cash incentives and received a restricted stock unit award of 5,219 shares with a grant date fair value of $425,035.

Michelle M. Sterling, former Executive Vice President, Human Resources, shares her household with Mark E. Palamar, who serves as a Senior Director, Procurement. During fiscal 2020, Mr. Palamar earned $242,381 in base salary and $106,792 in cash incentives and received a restricted stock unit award of 2,456 shares with a grant date fair value of $200,017. Ms. Sterling's sister, Deana K. Lemonovich, serves as a Project Analyst, Staff, Qualcomm Technologies, Inc. During fiscal 2020, Ms. Lemonovich earned $97,570 in base salary and $11,336 in cash incentives and received a restricted stock unit award of 338 shares with a grant date fair value of $27,527.

34	2021 PROXY STATEMENT

HR AND COMPENSATION COMMITTEE LETTER TO STOCKHOLDERS

Dear Fellow Stockholders:

The HR and Compensation Committee, among its many important human capital functions, is accountable for using Qualcomm's executive compensation program to motivate and retain its management team and to ensure alignment with stockholder value creation. Fiscal 2020 was a highly successful year for Qualcomm, during which it executed against a wide range of strategic goals and delivered strong financial results and stockholder returns. During fiscal 2020, more than $40 billion in incremental stockholder value was created. This was in addition to the more than $15 billion created in fiscal 2019 following the Apple settlement. These accomplishments were achieved while prioritizing the safety and security of Qualcomm employees against a backdrop of unprecedented challenges related to the COVID-19 pandemic. Fiscal 2020 Annual Cash Incentive Plan (ACIP) funding and PSU outcomes were all above target in alignment with our strong business results and strong stockholder value creation. Exiting fiscal 2020, Qualcomm is well-positioned to continue to deliver strong results through strategic investments in 5G and with the resolution of outstanding litigation and contract disputes.

At our 2020 annual meeting of stockholders, only 18% of votes were cast in favor of the advisory resolution to approve our fiscal 2019 executive compensation program, commonly referred to as "Say-on-Pay." Based on stockholder feedback, this unsatisfactory outcome was primarily caused by certain one-time pay actions during fiscal 2019, which ended on September 29, 2019, well before the March 2020 stockholder meeting. Several of the fiscal 2019 compensation decisions were made in recognition of the highly successful Apple litigation resolution.

In response to this disappointing Say-on-Pay outcome, the Chair of the Board, the Chair of the HR and Compensation Committee and members of the senior management team took a fresh look at our executive compensation program and engaged in extensive stockholder outreach, as discussed on pages 38-39. These discussions provided valuable input regarding stockholder concerns that led to last year's low Say-on-Pay support, as well as suggestions for potential adjustments to consider moving forward. As a result of this feedback, and input from the HR and Compensation Committee's new independent compensation consulting firm, we have made a number of enhancements to our ongoing executive compensation program, with emphasis on increasing the amount of pay tied directly to Company performance. This includes rebalancing our CEO's target total cash compensation to increase the portion of variable pay and increasing the performance-based portion of his fiscal 2020 equity awards to 75%. We also increased the percentage of performance shares to 60% for our other NEOs (see page 47). We expect that these improvements will help support Qualcomm's trajectory of strong business results and stockholder value creation. In conjunction with the Company's CEO transition, the HR and Compensation Committee will continue to focus on performance-based pay and compensation best practices.

We would like to extend our thanks to the stockholders with whom we spoke for their insights and candor, and we look forward to continuing our open dialogue. We hope that after reviewing the following materials, you will vote in favor of our Say-on-Pay at our 2021 Annual Meeting of Stockholders.

Sincerely,
HR AND COMPENSATION COMMITTEE
Irene B. Rosenfeld, Chair Gregory N. Johnson Harish Manwani Kornelis "Neil" Smit

2021 PROXY STATEMENT	35

EXECUTIVE COMPENSATION AND RELATED INFORMATION

COMPENSATION DISCUSSION & ANALYSIS

The HR and Compensation Committee oversees our executive compensation program. This Compensation Discussion and Analysis (CD&A) describes that program and the compensation awarded to, earned by or paid to our Named Executive Officers (NEOs) for fiscal 2020, along with the underlying rationale of our HR and Compensation Committee in making its compensation decisions.

OUR NEOs FOR FISCAL 2020

Steve Mollenkopf	Current position:

•

Chief Executive Officer (CEO), since March 2014

Prior Qualcomm positions include:

•

CEO-Elect and President, December 2013 to March 2014

•

President and Chief Operating Officer, November 2011 to December 2013

26 years of service with Qualcomm

Akash Palkhiwala	Current position:

•

Executive Vice President and Chief Financial Officer (CFO), since November 2019

Prior Qualcomm positions include:

•

Senior Vice President and Interim CFO, August 2019 to November 2019

•

Senior Vice President, Qualcomm CDMA Technologies (QCT) Finance, Qualcomm Technologies, Inc., December 2015 to August 2019

•

Senior Vice President and Treasurer, October 2014 to December 2015

19 years of service with Qualcomm

Cristiano R. Amon	Current position:

•

President and Chief Executive Officer-elect, since January 2021

Prior Qualcomm positions include:

•

President, January 2018 to January 2021

•

Executive Vice President, Qualcomm Technologies, Inc., and President QCT, November 2015 to January 2018

•

Executive Vice President, Qualcomm Technologies, Inc., and Co-President QCT, October 2012 to November 2015

•

Senior Vice President, Qualcomm Incorporated, and Co-President QCT, June 2012 to October 2012

•

Senior Vice President, Product Management, October 2007 to June 2012

19 years of service with Qualcomm

James H. Thompson	Current position:

•

Executive Vice President, Engineering, Qualcomm Technologies, Inc., and Chief Technology Officer, since March 2017

Prior Qualcomm positions include:

•

Executive Vice President, Engineering, Qualcomm Technologies, Inc., October 2012 to March 2017

•

Senior Vice President, Engineering, July 1998 to October 2012

29 years of service with Qualcomm

Alexander H. Rogers	Current position:

•

Executive Vice President and President, Qualcomm Technology Licensing (QTL), since October 2016

Prior Qualcomm positions include:

•

Senior Vice President and President, QTL, September 2016 to October 2016

•

Senior Vice President and Deputy General Counsel, October 2015 to September 2016

•

Senior Vice President, Legal Counsel, April 2007 to October 2015

20 years of service with Qualcomm

36	2021 PROXY STATEMENT

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Fiscal 2020 Performance

During fiscal 2020, our management team continued to execute in a number of important and strategic areas. We believe that our proven ability to invent and commercialize leading technologies is the foundation of long-term value for our stockholders. Our foundational 5G innovations, patent portfolio strength and ecosystem collaborations enabled us to facilitate the rapid global adoption of 5G and solidified our position as a leader in this transition of wireless technologies. In fiscal 2020, our focus on innovation continued at an accelerated pace even amid the challenges resulting from the COVID-19 pandemic.

Our continued innovation drives success and stability in our licensing business. In July, we entered into a settlement agreement and a new long-term, global patent license agreement with Huawei, including a cross license granting back rights to certain of Huawei's patents, covering sales beginning January 1, 2020.

We delivered strong revenues of $23.5 billion and diluted earnings per share (EPS) of $4.52, the latter of which increased 26% over fiscal 2019. We concluded the year with exceptional fourth quarter results, and we are well positioned for growth in fiscal 2021. 5G represents the single largest opportunity in our history, creating new opportunities to extend our leadership as the pace of disruption in wireless technology continues to accelerate.

These achievements contributed to us eclipsing our pre-fiscal 2020 all-time high stock price of $100. We ended the fiscal year with a stock price of $114.50, representing a 49% increase versus the end of fiscal 2019 and an increase of 120% versus the end of fiscal 2017. During fiscal 2020, our strategic positioning and strong execution, led by Steve Mollenkopf and the management team, resulted in more than $40 billion in incremental stockholder value creation.

•
Our radio frequency front-end (RFFE) strategy has been very successful. In fiscal 2020, we recognized $2.4 billion of revenues, an increase of 60% year-over-year making Qualcomm one of the largest RFFE suppliers with design wins across all our premium tier smartphone customers.

•
We enhanced the stability of our licensing business as we entered into new long-term patent license agreements with Oppo and vivo, in addition to Huawei. With the signing of these agreements, we now have multi-year license agreements with every major handset OEM and over 110 agreements covering 5G.

Many of these accomplishments took place against the challenging backdrop of COVID-19, U.S./China trade tensions, weaker demand for handsets in China and certain developed regions, OEMs managing inventory ahead of the transition to 5G and the court order in the lawsuit brought against us by the United States Federal Trade Commission (FTC), which has since been reversed and vacated by the Ninth Circuit Court of Appeals.

2021 PROXY STATEMENT	37

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Execution against our strategy, and the resolution of outstanding litigation and contract disputes with several key licensees over the last two years, have translated into value for our stockholders as demonstrated by our strong annual and multi-year TSR.

Annualized TSR
As of September 27, 2020

Importantly, and in addition to these industry-leading results, we focused significant attention on our employees and our community during the COVID-19 pandemic to ensure their safety, health and economic well-being. An example of the support we extended externally is our Small Business Accelerator Program; in partnership with other leading companies such as Microsoft, Verizon and BestBuy, the program provides selected small businesses with equipment and technical support to aid them through the pandemic and beyond. The HR and Compensation Committee was very proud of the diligent focus placed on the well-being of and continued execution by our employees during a very challenging period.

Response to Last Year's Say-on-Pay Vote

As discussed in the letter from our HR and Compensation Committee, only 18% of votes were cast in favor of the Say-on-Pay proposal at last year's annual meeting. Accordingly, we engaged in an extensive stockholder outreach program, with the goal of better understanding stockholder expectations and informing the evolution of our executive compensation program. In response to last year's Say-on-Pay vote and stockholder input from our outreach program, our Chair of the Board, our Chair of the HR and Compensation Committee and our management team took a fresh look at our executive compensation program and have incorporated much of the feedback gathered during our stockholder outreach efforts.

In connection with our stockholder outreach program, we contacted 48 stockholders, representing 50% of our outstanding shares (as of the record date for our 2020 annual meeting). We engaged with 28 of those stockholders, representing 41% of our outstanding shares; of these 28 stockholders, four (14%) voted FOR our Say-on-Pay proposal last year, generally in line with our overall 18% result. Over the course of the 28 stockholder meetings, we received valuable input relative to concerns that led to our low Say-on-Pay support last year, as well as suggestions for potential adjustments to consider moving forward. As a result of this feedback, and input from the HR and Compensation Committee's new independent compensation

38	2021 PROXY STATEMENT

EXECUTIVE COMPENSATION AND RELATED INFORMATION

consulting firm, we have made a number of enhancements to our executive compensation program with a focus on increasing the amount of pay tied directly to Company performance.

STOCKHOLDER OUTREACH EFFORTS — HIGHLIGHTS AND KEY STATISTICS
SCOPE OF OUTREACH:

•

Contacted: 48 stockholders representing 50% of our outstanding shares (1)

•

Met With: 28 stockholders representing 41% of our outstanding shares (1)

•

Stockholder representation from both governance and/or portfolio management in these meetings

OUTREACH TEAM:

•

Chair of the Board

•

Chair of the HR and Compensation Committee (new to role as of March 2020)

•

Members of the management team (subject matter experts)

•

Chief Executive Officer (CEO) did not participate

WE DISCUSSED:

•

Our executive compensation program, peer group composition and rationale for low support for last year's Say-on-Pay vote

•

Our business, including Company strategy and performance and the link to compensation

•

Environmental, social and governance (ESG) considerations and priorities

(1)
As of the record date of our 2020 annual meeting.

Timing and Summary of Compensation Decisions

Since last year's Say-on-Pay vote, we have taken a fresh look at our executive compensation program and reinforced our commitment to performance-based compensation. Recognizing our stockholders' preference for higher weighting of variable pay elements, we made a number of adjustments to our executive compensation program. Specifically, in conjunction with discussions with our CEO and the HR and Compensation Committee's new independent advisor, we:

•
Rebalanced our CEO's fiscal 2021 target total cash compensation (salary plus target Annual Cash Incentive Plan (ACIP) award) to place more emphasis on performance-based pay through the ACIP;

•
Increased the weighting of performance stock units (PSUs) to 75% of our CEO's fiscal 2020 annual equity award (and 60% of fiscal 2020 annual equity awards for our other NEOs); and

•
Increased the target performance standard from the 50th percentile to the 55th percentile of the NASDAQ-100 for our fiscal 2020 RTSR PSUs. For the maximum number of RTSR PSUs to be earned, our program continues to require stockholder returns at or above the 90th percentile of the NASDAQ-100.

In our outreach discussions, while stockholders recognized the significant value creation that resulted from the Apple settlement, several expressed views that our executives should be rewarded through our core compensation program as opposed to one-time awards. In fiscal 2020, we compensated our executives in accordance with the terms of our executive compensation program and did not provide any one-time awards, including in connection with the significant long-term value associated with the Huawei settlement.

We believe that the changes we have made to our executive compensation program are responsive to the feedback we received from our stockholders, and will enhance our executive compensation program in a manner that benefits stockholders, continues to align with our strategy and further supports our pay-for-performance philosophy. Highlights related to the timing of our compensation decisions are shown below. It is important to note that this is not a complete list of the changes we have made in response to last year's Say-on-Pay vote. Please see the next section "Summary of Investor Feedback and Response to Last Year's Say-on-Pay Vote" for a complete list.

2021 PROXY STATEMENT	39

EXECUTIVE COMPENSATION AND RELATED INFORMATION

TIMING AND SUMMARY OF KEY DECISIONS IN RELATION TO LAST YEAR'S SAY-ON-PAY VOTE
Item	Prior to Last Year's Say-on-Pay Vote	After Last Year's Say-on-Pay Vote

Base Salary, ACIP and Target Total Cash Compensation	Fiscal 2020 Increased CEO base salary to $1,535,000	Fiscal 2021

Adjusted CEO base salary to $1,316,000

Increased CEO ACIP target to 250% of salary in connection with rebalancing of target total cash compensation

Did not increase target total cash compensation for any NEO

	Linked 2020 ACIP to Adjusted Revenues and Adjusted EPS	Replaced Adjusted EPS (earnings per share) metric with Adjusted Operating Income for 2021 ACIP

Special Awards	May 2019	August 2020
Fully vested special awards to recognize resolution of Apple litigation
No special awards to recognize Huawei resolution or other achievements; commitment to no special awards to NEOs in the near term and use of best practices including performance requirements for any future special awards

CEO Annual Equity Award Mix and Vesting	September 2019 33% PSUs + 67% RSUs with front-loaded vesting	September 2020 75% PSUs + 25% RSUs Vesting in equal installments over 3-years

Relative TSR Target Performance	September 2019 50th percentile of NASDAQ-100	September 2020 55th percentile of NASDAQ-100

40	2021 PROXY STATEMENT

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Summary of Investor Feedback and Response to Last Year's Say-on-Pay Vote

While the timing of the decisions highlighted above are essential to understanding our executive compensation cycle and response to last year's Say-on-Pay vote, we also made a number of other enhancements to our program that were informed by discussions with our stockholders and feedback from proxy advisory firms, as described in the table below.

WHAT WE HEARD FROM STOCKHOLDERS	OUR RESPONSE
Compensation Mix

Preference for more emphasis on performance-based compensation	For fiscal 2020 annual equity awards, CEO PSU component was increased to 75% (from 33% for fiscal 2019 awards)
For fiscal 2021, CEO target total cash compensation was restructured to increase the weighting of the ACIP while adjusting his salary to maintain the same target total cash compensation as fiscal 2020

Long-term Incentives (LTI)

Concern related to awards of fully vested stock to recognize management's efforts and the impact on	Committed to require vesting on fiscal 2020 and future awards
prior incentive plan payouts	No special awards to recognize resolution of Huawei contract dispute and new long-term global patent license agreement and committed to no special awards to executive officers in the near term; any future special awards will be aligned with best practices and include performance requirements
Increased CEO stock ownership guidelines to 10 times his annual base salary (from 6 times) to reinforce long-term stockholder alignment

Concern over our CEO's fiscal 2019 annual equity award mix of 33% PSUs and 67% RSUs	Awarded 75% of our CEO's fiscal 2020 equity in PSUs with challenging goals
Committed to returning to granting at least 50% of annual grant date fair values to our NEOs in performance-based awards

Concern with front-loaded vesting for fiscal 2019 annual RSUs awarded to our CEO	Returned to our standard three-year vesting period, with shares vesting ratably over the three years

Concern over rigor of the "target" performance standard under our RTSR PSUs	Target RTSR PSU performance requirement raised to the 55th percentile (versus median)
Maintained (industry leading) 90th percentile maximum performance standard
Retained cap on payment (at target) if absolute TSR is negative (regardless of whether the Company outperformed the NASDAQ-100)

Performance Metrics

Mixed feedback regarding optimal operational metrics for ACIP and PSUs including diverging opinions on return on invested capital (ROIC)	For fiscal 2021 ACIP, replaced Adjusted EPS with Adjusted Operating Income
For fiscal 2020 equity awards to our executive officers, replaced ROIC with Adjusted EPS

Preference for inclusion of an ESG metric in our executive incentive compensation plans	Creating and maintaining an environment that respects all individuals is core to our culture
Consistent with this principle and considering feedback from stockholders, 10% of our fiscal 2021 ACIP will be measured based on advancement of diversity and inclusion initiatives

Executive Compensation Peer Group

Revise peer group to better reflect semiconductor industry	Added four semiconductor peers: Advanced Micro Devices, Analog Devices, Lam Research and NXP (also added Accenture)
Eliminated five "broader technology" peers: ADP, Comcast, HP Enterprise, IBM and Sprint

Compensation Recovery Policy

Current clawback policy is somewhat limited	Beginning in 2020, our clawback policy has been expanded to include both cash and performance-based equity awards, and both current and former executive officers

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EXECUTIVE COMPENSATION AND RELATED INFORMATION

Alignment of Executive Compensation with 2020 Company Strategy, Performance and Values

The HR and Compensation Committee strongly believes that our executive compensation programs must demonstrate long-term alignment of pay with our performance. This requires that the amount earned by our executive officers must depend upon achieving our demanding performance objectives designed to enhance long-term stockholder value. The following graphs demonstrate our success in achieving this alignment.

Our CEO and other executive officers have continued to drive large increases in Qualcomm's stockholder value. As illustrated in the graph below, for each $100 invested in Qualcomm stock on September 27, 2015, stockholders accumulated a total value of $257 at 2020 fiscal-year end, which is strongly correlated with our CEO total compensation which has also increased over the same period of time.

  This graph shows the correlation between QCOM Indexed TSR and our CEO's Total Compensation as set forth in the Summary Compensation Table over the past 5 fiscal years, i.e., it depicts the direction and amount of change of each of those metrics over time compared to the other. However, the graphs are actually two different graphs, on two different axes, consolidated into one presentation solely for ease of viewing and comparison, and to illustrate the correlation between those items. Accordingly, the numbers on the lines and the numbers on the bars are not directly linked to each other.

The Committee also assessed the alignment between stockholder return and our incentive payouts over the most recent five-year period. The graph below demonstrates high correlations between our ACIP and PSU payouts and stockholder return, which we believe is reflected in our outstanding stock price performance in fiscal 2020.

  This graph shows the correlation between QCOM Indexed TSR our ACIP and PSU payouts over the past 5 fiscal years, i.e., it depicts the direction and amount of change of each of those metrics over time compared to the other. However, the graphs are actually two different graphs, on two different axes, consolidated into one presentation solely for ease of viewing and comparison and to illustrate the correlation between those items. Accordingly, the numbers on the lines and the numbers on the bars are not directly linked to each other.

The HR and Compensation Committee also reviewed a realizable pay and performance analysis from Pay Governance that demonstrates historical alignment of CEO pay and performance relative to peers.

As further described under the section "Program Overview" and illustrated by the variability in our historical payouts, our incentive plans — through the ACIP and PSUs — are by design strongly aligned with our operating and strategic focus. As a

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result of this alignment and our strong execution, the 2020 payouts for both our annual and performance-based long-term awards were above target. The fiscal 2020 ACIP paid out at 200% of target, and the 2017 PSUs paid out 197% of target in aggregate: 2017 ROIC PSUs paid out at 200% of target and 2017 RTSR PSUs paid out at 194.33% of target.

Additional Detail on Our Responses for Fiscal 2020 and 2021

The HR and Compensation Committee is committed to being highly responsive to and transparent with our stockholders. As described above, we made significant changes to our executive compensation program in direct response to feedback from our stockholder outreach efforts. With assistance from Pay Governance, the HR and Compensation Committee's new independent compensation consultant, we also conducted extensive research on best practices to support the continued motivation of our executive officers. The Committee firmly believes that our executive compensation program has been substantially improved by the changes we made as of result of these efforts and will continue to support our objectives and align pay and performance.

As a result of the changes described above, our fiscal 2020 CEO target total direct compensation (TDC) included 73% "at-risk," performance-based compensation. This compares to 39% for fiscal 2019. In addition, for fiscal 2021, we increased our emphasis on "at-risk" performance-based pay by rebalancing our CEO's target total cash compensation and shifting $219,000 of his base salary into his ACIP target. We believe the changes described throughout this CD&A will motivate our executive officers to continue to achieve outstanding results, while also reflecting input from stockholders and capturing market leading best practices.

CEO Target TDC Mix By Year (Time-based vs. Performance-based Compensation)

CEO Annual Equity Award Value Mix by Year (Time-based vs. Performance-based Equity)

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PROGRAM OVERVIEW

Primary Compensation Components

Figure 1 is an overview of the primary components of our fiscal 2020 executive compensation program. In structuring our cash and long-term equity awards, the HR and Compensation Committee continued to use variations of non-GAAP financial performance measures that support our business strategy. See Appendix C for definitions of the various performance measures used in determining our cash and long-term equity awards.

Figure 1: Fiscal 2020 Executive Compensation Program Overview

Objective

Component	Form	Attracts, Retains and Motivates Talent and Aligns with Stockholders Interests	Supports the Execution of Strategy	Balances Short- and Long-Term
Salary	Cash	Competitive amounts that attract and retain executive officers who develop and execute our business strategy

Annual Cash Incentive Plan (ACIP)	Cash	Aligns a portion of cash compensation with achieving the Company's annual financial objectives Payouts based on performance targets aligned with annual financial metrics	Adjusted Revenues (weighted 40%) Adjusted EPS(1) (weighted 60%)	Current fiscal year

Performance Stock Units (PSUs)	Equity	Aligns at least half of equity awards with achieving long-term performance targets Payouts based on performance targets aligned with long-term stock price performance and financial metrics	50% of the award is based on relative total stockholder return compared to the NASDAQ-100 and 50% is based on average Adjusted EPS	3-year performance period; 3-year cliff vest

Restricted Stock Units (RSUs)	Equity	Provides long-term retention value while further aligning our executive officers' interest with stockholders	Vesting based on continued service and value is tied to stock price	Annual vesting in equal installments over 3 years

(1)
Adjusted EPS was replaced with Adjusted Operating Income in fiscal 2021.

Additional objectives of our executive compensation program include:

•
Competitive for the Business.  The HR and Compensation Committee aims to set executive compensation at competitive levels to attract, motivate, engage and retain executive officers. We consider practices of peer companies as reference points for comparative purposes but do not set specific percentile objectives.

•
Internally Fair and Equitable.  The HR and Compensation Committee considers business and individual factors to evaluate internal fairness of compensation and monitors the internal compensation relationships among our executive officers. Predetermined formulas are not part of this evaluation.

•
High Standards for Governance and Compensation Risk Management.  The HR and Compensation Committee has a comprehensive charter that provides for oversight of our executive compensation program and includes annually reviewing the amounts of all components of executive compensation, conducting a compensation risk assessment, and reviewing advancement of diversity and inclusion initiatives. The risk assessment also covers incentive and commission arrangements for our non-executive employees. See the discussion of our risk-assessment process under the section "Compensation Risk Management" on page 58 for more details on our compensation-related corporate governance practices.

We also have competitive health, welfare and retirement benefits that are generally structured in the same manner for all U.S. employees. A summary of these and several other benefits begins on page 51.

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2020 Executive Compensation Program

Base Salaries

In September 2019, prior to last year's Say-on-Pay vote, the HR and Compensation Committee approved the fiscal 2020 base salaries for our then-current executive officers. At that time, the HR and Compensation Committee increased Mr. Mollenkopf's base salary to $1,535,000 for fiscal 2020. This increase was in recognition of his leadership and performance throughout a period of significant external challenges, as well as the fact that his base salary was held relatively flat over the prior five-year period. In keeping with its commitment to emphasize performance-based pay in September 2020, the HR and Compensation Committee rebalanced the mix of Mr. Mollenkopf's target total cash compensation to increase the portion of performance-based cash compensation versus fixed cash compensation, such that Mr. Mollenkopf's base salary for fiscal 2021 was adjusted to $1,316,000 (29% of his target total cash compensation).

In October 2019, the HR and Compensation Committee approved Mr. Palkhiwala's base salary that became effective upon his appointment to CFO in November 2019.

The ending fiscal 2019 and fiscal 2020 base salaries for our NEOs are illustrated below in Figure 2.

Figure 2: NEO Base Salary

NEO	2019	2020	% Change
Steve Mollenkopf	$1,200,000	$1,535,000	28%

Akash Palkhiwala (1)	$400,005	$750,000	88%

Cristiano R. Amon	$1,000,000	$1,000,000	—%

James H. Thompson	$900,000	$900,000	—%

Alexander H. Rogers	$800,000	$800,000	—%

(1)
Fiscal 2019 base salary prior to promotion to EVP and CFO in fiscal 2020; does not reflect the additional $150,000 per month received for serving as Interim CFO.

Annual Cash Incentive Plan (ACIP)

2020 ACIP Structure.    The overriding objective of the ACIP is to reward our executive officers for annual operating performance that meets or exceeds established targets. For fiscal 2020, the HR and Compensation Committee determined that annual cash compensation under the ACIP would be based on the following annual operating performance measures: (1) Adjusted Revenues and (2) Adjusted EPS. The Adjusted Revenues measure was weighted 40% and the Adjusted EPS measure was weighted 60%. After limiting the ACIP goal to Adjusted EPS in fiscal 2019, the reintroduction of Adjusted Revenues emphasized the importance to stockholder value creation through revenue growth in addition to profitability. For fiscal 2021, in connection with changes to the fiscal 2020 PSU metrics described on page 49, the second ACIP metric was changed from Adjusted EPS to Adjusted Operating Income. See Appendix C for further information on these metrics.

ACIP awards are calculated using percent-of-salary targets for our executive officers based on achievement of specified financial objectives. The funding range is zero to 200% and encompasses both upside reward and downside performance risk typical of peer practice. Each executive officer's ACIP target is determined by the HR and Compensation Committee based on practices of our peer companies and individual considerations. For all of our NEOs, their fiscal 2020 ACIP targets remained unchanged from fiscal 2019. The ACIP payout schedule for fiscal 2020 is set forth in Figure 3.

Figure 3: Fiscal 2020 ACIP Payout Schedule

Award Level	Achievement of Financial Objective (% of Target)	ACIP Funding (% of Target) (1)
Maximum	120%	200%

Target	100%	100%

Threshold	80%	0%

(1)
The ACIP funding between award levels interpolates linearly with the achievement of the financial objective.

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The HR and Compensation Committee has the authority to apply discretion to ACIP earned amounts based on feedback from other Board members, feedback from our CEO and other considerations. A summary of these factors is discussed in the "Process and Rationale for Executive Compensation Decisions" section beginning on page 53. Any such discretionary modifications would be incremental to the predefined adjustments to the Company's GAAP financial statements as defined in the ACIP. See Appendix C for a listing of predefined adjustments. No discretionary modifications were made by the HR and Compensation Committee due to the pandemic or any other factors in determining fiscal 2020 ACIP payouts.

Fiscal 2020 ACIP Earnings

Figure 4 shows the objectives and actual performance for Adjusted Revenues and Adjusted EPS and illustrates the following:

•
Under the terms of the ACIP, Adjusted Revenues were weighted 40% and Adjusted EPS was weighted 60%.

•
Adjusted Revenues performance was 105.3% of target and Adjusted EPS performance was 143.6% of target.

•
As a result, our weighted performance was 128.2% [(105.3% × 40%) + (143.6% × 60%)], which translated into award funding of 200% based on the predefined formula in the 2020 ACIP.

Figure 4: Fiscal 2020 ACIP Financial Objectives and Performance

Figure 5: Fiscal 2020 ACIP Target and Earned Amounts

Name	ACIP Target as Percent of Salary (%)	ACIP Target ($)	Payout % Per Plan Formula	Payout % Approved by HR and Compensation Committee	Earned Amount Approved by HR and Compensation Committee ($)
Steve Mollenkopf	200%	$3,070,000	200%	200%	$6,140,000

Akash Palkhiwala	100%	$750,000	200%	200%	$1,500,000

Cristiano R. Amon	175%	$1,750,000	200%	200%	$3,500,000

James H. Thompson	150%	$1,350,000	200%	200%	$2,700,000

Alexander H. Rogers	140%	$1,120,000	200%	200%	$2,240,000

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Equity Awards

In September 2020, the HR and Compensation Committee granted annual equity awards for fiscal 2020 to our executive officers in the form of RTSR PSUs, EPS PSUs and RSUs. As noted on pages 40 and 43, Mr. Mollenkopf's annual equity awards for fiscal 2020 were 75% in PSUs and 25% in RSUs, an increase in his PSU weighting as compared to both his fiscal 2019 annual equity award PSU weighting of 33% and his average PSU weighting over fiscal 2014 through fiscal 2018 of 58%. Fiscal 2020 annual equity award PSU weighting for our other NEOs was increased to 60% from 54% in fiscal 2019.

Figure 6: Fiscal 2020 Annual Equity Awards Granted to NEOs vs. Fiscal 2019 (1)(2)

CEO Annual Equity Award Value Mix by Year (Time-based vs. Performance-based Equity)	Other NEOs Annual Equity Award Value Mix by Year (Time-based vs. Performance-based Equity)

(1)
With the exception of RSUs granted to Mr. Palkhiwala in October 2019 (prior to his appointment to EVP and CFO) as part of our annual broad-based equity awards to employees who are not executive officers, there were no equity awards granted to our NEOs outside of our regular executive compensation program in fiscal 2020.

(2)
Fiscal 2019 PSUs consisted of 50% RTSR PSUs and 50% ROIC PSUs. Fiscal 2020 PSUs consisted of 50% RTSR PSUs and 50% EPS PSUs.

These awards include dividend equivalent rights that accrue in the form of additional shares with vesting and distribution at the same time as the earned and vested underlying awards.

2020 RTSR PSUs.    The RTSR PSUs allow recipients to earn a variable number of shares of our common stock over a three-year period (fiscal 2021-2023) based on our TSR performance compared to companies comprising the NASDAQ-100, using the payout schedule set forth in Figure 7. The RTSR PSUs require achievement of performance at the 55th percentile in order to earn the target number of shares, while the maximum number of shares that can be earned are 2x the target for performance at or above the 90th percentile. No shares would be earned if performance is below the 25th percentile. The RTSR PSUs also provide that the total number of shares earned may not exceed the target number of shares if our absolute TSR for the entire three-year performance period is negative, regardless of the level of RTSR achieved.

Figure 7: Fiscal 2020 RTSR PSU Payout Schedule

Award Level	Qualcomm's TSR Percentile Rank Among the NASDAQ-100	Multiple of Target RTSR PSUs Earned (1)
Maximum	90th percentile and above	2x

Target	55th percentile	1x

Threshold	25th percentile	0.25x

Below Threshold	Below 25th percentile	No shares earned

(1)
The multiple of target RTSR PSUs earned between award levels interpolates linearly with our TSR percentile rank among the NASDAQ-100.

2020 EPS PSUs.    The EPS PSUs allow recipients to earn a variable number of shares of our common stock based on the achievement of a three-year average (fiscal 2021-2023) Adjusted EPS goal established by the HR and Compensation Committee at the time of grant. The 2020 EPS PSU goal will be disclosed along with actual results following completion of the performance period, similar to the disclosure of both goal and actual results for the fiscal 2017 ROIC PSUs on page 48. See Appendix C for the definitions of performance measures to be used in determining the number of EPS PSUs for the

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performance period. The payout schedule is set forth in Figure 8. The HR and Compensation Committee intended that the target chosen for measuring performance under the EPS PSUs would generally present a similar or higher degree of difficulty for achievement in comparison to the ROIC target chosen in recent years and reflect the rigor of our goal setting. The annual process for determining the target includes consideration of the Company's strategic plan, historical performance and peer company benchmarking.

Figure 8: Fiscal 2020 EPS PSU Payout Schedule

Award Level	Multiple of Target EPS PSUs Earned (1)
Maximum	2x

Target	1x

Threshold	0.33x

Below Threshold	No shares earned

(1)
The multiple of target EPS PSUs earned between award levels interpolates linearly with our average Adjusted EPS for the three-year performance period.

2020 RSUs.    RSUs represent the right to receive one share of our common stock for each unit awarded, based on continued employment until vesting, which is in equal annual installments over three years. We continued to use RSUs as part of the annual equity awards for our executive officers in order to support ownership-accumulation and employment-retention objectives. As a result of the increase in the percentage of PSUs granted to our executive officers in fiscal 2020, the percentage of RSUs decreased to 25% for Mr. Mollenkopf and to 40% for our other NEOs.

Summary of Grant Date Fair Values of Fiscal 2020 Equity Awards.    Figure 9 shows the grant date fair values of the equity awards granted to our NEOs in fiscal 2020. The HR and Compensation Committee made no changes to the annual equity award grant date fair values for our NEOs as compared to fiscal 2019, with the exception of Mr. Palkhiwala, who received an RSU award in October 2019 as part of our annual broad based grants to employees other than executive officers prior to his appointment as our CFO.

Figure 9: Grant Date Fair Values of Equity Awarded to NEOs in Fiscal 2020

Name	RTSR PSUs	EPS PSUs	RSUs	Total All Awards
Steve Mollenkopf	$6,750,104	$6,750,077	$4,500,088	$18,000,269

Akash Palkhiwala	$1,275,130	$1,275,093	$2,600,089	$5,150,312

Cristiano R. Amon	$3,000,061	$3,000,096	$4,000,091	$10,000,248

James H. Thompson	$2,700,015	$2,700,009	$3,600,049	$9,000,073

Alexander H. Rogers	$1,500,098	$1,500,103	$2,000,101	$5,000,302

PSUs with Performance Periods Ending in Fiscal 2020.    In September 2017, the HR and Compensation Committee granted RTSR PSUs and ROIC PSUs to our then executive officers, including Messrs. Mollenkopf, Amon and Rogers and Dr. Thompson, which vested in October 2020 and were earned based on our performance for fiscal 2018-2020. The value of these awards at the time of grant was allocated 50% to RTSR PSUs and 50% to ROIC PSUs. After application of a Monte Carlo valuation to determine number of RTSR shares, the mix of target shares was 48% RTSR and 52% ROIC. RTSR PSUs were earned at 194% of target, reflecting 88th percentile TSR performance versus the NASDAQ-100 for the performance period. ROIC PSUs were earned at 200% of target, reflecting ROIC performance above the 14.4% maximum for the performance period. In the aggregate, our NEOs earned approximately 197% of target.

The ROIC target for the fiscal 2017 PSU awards was set in September 2017, at the time of grant. While the 12.0% target for those awards was lower than the 14.9% target for the prior year's ROIC PSUs, the HR and Compensation Committee considered it reasonable and achievable, but not without significant effort from the management team, particularly in light of increasingly challenging external factors that existed at that time. Specifically, the FTC and Apple lawsuits filed in 2017, and escalating geopolitical tensions between the United States and China (which led to the termination of our proposed acquisition of NXP in fiscal 2018), were new factors considered in setting the 2017 ROIC PSU target, which were not present at the time the prior year's ROIC PSU target was set.

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Figure 10: PSUs Awarded to NEOs with Performance Periods Ending in Fiscal 2020

	RTSR	ROIC	Total
Target Shares	148,910	164,450	313,360

Target Performance	60th percentile	12.0%	—

Actual Performance	88th percentile	15.8%	—

Payout Percentage	194%	200%	197%

Shares Awarded	288,885	328,900	617,785

Changes We Made

Considering varying stockholder feedback, in 2020 the HR and Compensation Committee modified the performance measures being used for the short- and long-term performance components of the executive compensation program to better align with the current Company strategy.

Fiscal 2020

EPS Replaces ROIC for PSUs.    Certain stockholders shared their perspectives with us that ROIC was not a good fit for our fabless business model, where research and development drives future company value. With equity significantly reduced as a result of our stock buybacks, changes to our capital allocation structure can have a significant impact on ROIC. To remove any disincentive for our executive officers to focus primarily on the most optimal capital allocation structure for the business, and considering executive officer ease of understanding and ability to drive company performance that more directly affects the measure, the HR and Compensation Committee replaced ROIC with Adjusted EPS for 50% of the PSUs granted in fiscal 2020.

Fiscal 2021

Operating Income Replaces EPS for ACIP.    With the adoption of Adjusted EPS as a PSU measure, the HR and Compensation Committee replaced Adjusted EPS with Adjusted Operating Income as an ACIP measure for fiscal 2021.

Non-Financial Objectives added to ACIP.    To emphasize the importance of such measures, 10% of the fiscal 2021 ACIP will be measured based on advancement of important diversity and inclusion initiatives.

ACIP Weights.    The weighting of Adjusted Revenues was increased from 40% in fiscal 2020 to 45% in fiscal 2021 to reflect the importance of revenue growth as well as profitability, while the weighting of Adjusted Operating Income in fiscal 2021 is 45% as compared to the 60% weighting of Adjusted EPS in fiscal 2020. The final 10% weighting will be the non-financial objectives.

Figure 11: ACIP (1) and PSU Metric Changes

	FY20	FY21
	Adjusted Revenues 40%	Adjusted Revenues 45%

ACIP	Adjusted EPS 60%	Adjusted Operating Income 45%

	—	Non-Financial 10%

	FY19	FY20
PSUs	RTSR 50%	RTSR 50%

	ROIC 50%	Adjusted EPS 50%

(1)
ACIP changes effective in fiscal 2021.

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EXECUTIVE COMPENSATION AND RELATED INFORMATION

2021 Salaries and ACIP Targets:    Target total cash compensation remains the same in 2021 for each of our NEOs, including our CEO. Mr. Mollenkopf's cash compensation mix has been rebalanced to provide a higher share of performance-based compensation, as shown in Figure 12 below.

Figure 12: Target Total Cash Compensation

	2020 Targets			2021 Targets *			Target Total Cash

Name	Salary	ACIP	Total Cash	Salary	ACIP	Total Cash	% Change
Steve Mollenkopf	$1,535,000	$3,070,000	$4,605,000	$1,316,000	$3,290,000	$4,606,000	0%

Akash Palkhiwala	$750,000	$750,000	$1,500,000	$750,000	$750,000	$1,500,000	0%

Cristiano R. Amon	$1,000,000	$1,750,000	$2,750,000	$1,000,000	$1,750,000	$2,750,000	0%

James H. Thompson	$900,000	$1,350,000	$2,250,000	$900,000	$1,350,000	$2,250,000	0%

Alexander H. Rogers	$800,000	$1,120,000	$1,920,000	$800,000	$1,120,000	$1,920,000	0%

*
The above 2021 Targets for Messrs. Mollenkopf and Amon were set prior to the recently announced CEO transition. In connection with that transition, effective July 1, 2021, Mr. Amon will become our CEO, at which time his base salary will be $1,150,000 per year and his target bonus under our 2021 ACIP will be 200% of his base salary; Mr. Mollenkopf will become a Special Advisor to and remain an employee of the Company, will receive a base salary of $150,000 per year and participate in the 2021 ACIP.

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OTHER COMPENSATION COMPONENTS

In addition to the primary compensation components summarized in Figure 1 on page 44, during fiscal 2020 we had competitive health and welfare benefits that were generally structured the same for all U.S.-based employees, plus other executive benefits. Figure 13 describes the benefits that were generally available to U.S.-based executives. Figure 14 describes some of the other benefits that were generally available to all U.S.-based employees, including executives.

Figure 13: Fiscal 2020 U.S. Executive Benefits

Component	Form and Purpose	Comment
Executive Physicals	• Provide a comprehensive physical exam designed to focus on wellness, prevention and early detection of potential health risks.	Charges are submitted by the provider directly to Qualcomm and paid by Qualcomm. This benefit is available to our Vice President and above employee population.

Nonqualified Deferred Compensation Plan (NQDC Plan) Company Match

•

Company match on employees' deferred contributions up to a maximum amount based on a predefined formula.

•

Provide a competitive, nonqualified, tax-efficient defined contribution retirement program for employees deemed to be "highly compensated."

See the discussion titled "Fiscal 2020 Nonqualified Deferred Compensation" under the section "Compensation Tables and Narrative Disclosures" for a description of the Company match program.

The benefit of participation is available to our Senior Director and above employee population, with the match benefit available to our Vice President and above population.

Financial Planning Reimbursement	• Reimbursement of actual expenses, up to a pre-determined maximum amount, incurred for financial, estate and tax planning. • Attract and retain executive-level employees.	We reimburse up to $12,500 for our CEO and up to $8,000 for our other executive officers. This benefit is available to our Vice President and above employee population.

Additional Life Insurance	• Additional coverage, above the amount provided to all employees. • Attract and retain executive-level employees.	The additional coverage is $1,000,000 for our CEO and $750,000 for our other executive officers. Additional life insurance coverage is also provided to our Vice President and above population.

Use of Corporate Aircraft for Personal Travel (Executive Officers Only)	• Facilitate flexible travel arrangements and provide security.	We have a program that limits personal travel on our corporate aircraft such that compensation reportable in the Summary Compensation Table does not exceed $250,000 for our CEO and $650,000 for all of our executive officers in the aggregate.

Severance Benefits

•

Provide severance payments and benefits upon a qualifying termination of employment.

•

Provide transition income replacement that will allow the executive to not be distracted from business priorities.

•

Attract and retain executive-level employees.

We believe the levels of severance provided by our Executive Officer Severance Plan (Severance Plan) are consistent with market practices. Our plan does not provide for any gross-ups for excise taxes imposed as a result of severance payments. This plan is described in more detail below.

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Figure 14: Fiscal 2020 U.S. All-Employee Benefits

Component	Form/Purpose	Comment
Health Plans	• Support a healthy and productive workforce. • Attract and retain employees.	Qualcomm's health plans encourage prevention and provide protection against catastrophic health care costs. We offer health savings account funding to encourage appropriate utilization and tax-efficient savings. Our health plans are offered consistently to executive and non-executive employees.

401(k) Plan	• Provide a tax-efficient retirement savings opportunity. • Attract and retain employees.	The 401(k) Plan is a tax-qualified deferred compensation plan. We match employee contributions in cash using a tiered structure in order to encourage participation among all employees. If an employee contributes the maximum amount permitted under IRS rules, including the maximum catch-up contribution for employees age 50 or older, the Company's match would be $6,275 for 2020.

Employee Stock Purchase Plan (ESPP)	• Encourage ownership of Qualcomm stock and align employee and stockholder interests. • Attract and retain employees.	The ESPP is a tax-qualified plan available to all U.S.-based employees. Purchases through payroll deductions are limited to $12,500 in fair market value (FMV) of our common stock per 6-month offering period (determined on the first day of each offering period). The purchase price is equal to 85% of the lower of: (1) the FMV on the first day of the offering period or (2) the FMV on the last day of the offering period.

Charitable Contribution Match	• Matching cash paid to the charitable organization. • Encourage and extend employees' support of cultural, educational and community non-profit organizations.	We match 100% of employee contributions for employees, up to predefined maximum amounts, to qualified tax-exempt non-profit organizations, excluding organizations that further religious doctrine, exclusionary organizations and/or political non-profit organizations. The maximum annual amount we will match is based on the employee's job level. We will match up to $125,000 for our CEO and our President and up to $100,000 for our other executive officers.

Change in Control Severance

•

Provide severance payments and benefits upon a qualifying termination of employment following a change in control of the Company.

•

Provide transition income replacement that will allow the employee to not be distracted from business priorities.

•

Treat employees fairly following a change in control.

A cash severance package is provided based on job level and years of service, and unvested stock awards would vest. Employees would also receive outplacement support and U.S.-based employees would receive paid health care coverage through COBRA for the length of the severance period, not to exceed 18 months.

We believe that the benefits provided are consistent with market practices. In addition, we do not provide for any "single trigger" payments. Our plans do not provide for any gross-ups for excise taxes imposed as a result of severance or other payments deemed made in connection with a change in control.

Executive Severance and Change in Control Benefits

Please see the "Potential Post-Employment Payments" section of this Proxy Statement for information regarding the Severance Plan adopted by the HR and Compensation Committee in September 2018, the CIC Severance Plan adopted by the HR and Compensation Committee in May 2018 and treatment of equity upon various types of employment terminations.

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EXECUTIVE COMPENSATION AND RELATED INFORMATION

PROCESS AND RATIONALE FOR EXECUTIVE COMPENSATION DECISIONS

The HR and Compensation Committee considers several factors in determining the compensation of our executive officers. The HR and Compensation Committee does not have a predefined framework for prioritizing or weighting these factors, and the emphasis placed on specific factors may vary among our executive officers. Ultimately, it is the HR and Compensation Committee's judgment about these factors that forms the basis for determining our executive officers' compensation.

Late in the fourth quarter of each fiscal year, the HR and Compensation Committee sets our executive officers' salaries and ACIP targets for the next fiscal year and grants annual equity awards for the nearly completed fiscal year. Granting annual equity awards at the end of the fiscal year allows the HR and Compensation Committee to consider anticipated absolute and relative financial performance and TSR for that year. Granting annual equity awards after the annual meeting of stockholders, which takes place during the second quarter of our fiscal year, also allows the HR and Compensation Committee to consider feedback from stockholders through the annual Say-on-Pay advisory vote and from other stockholder engagement efforts.

In executive session without our CEO or other executive officers present, the HR and Compensation Committee approved the fiscal 2020 equity awards, the fiscal 2020 ACIP earned amounts and any adjustments to base salaries and ACIP targets for fiscal 2021. In making these decisions and determining the amounts and mix of executive compensation, the HR and Compensation Committee considered the following factors, among others:

•
Labor market conditions, competitive compensation for comparable positions and threats to our business due to retention-related risks;

•
Business performance, including operational management such as project milestones, process improvements and expense management;

•
Feedback from our stockholders received as part of our extensive stockholder outreach conducted this year;

•
Feedback from our CEO regarding the performance of our business, his performance and his evaluation of and compensation recommendations for the other executive officers;

•
The executive officers' individual performance and contributions to financial and strategic objectives, including expertise, skills, tenure in position and potential to assume increased responsibilities;

•
Internal working and reporting relationships and teamwork among our executive officers (for example, using the same ACIP financial metrics and objectives for all executive officers promotes teamwork and collaboration and our executive officers' contribution to Company-wide initiatives);

•
The HR and Compensation Committee's intention for compensation to be internally fair and equitable relative to roles, responsibilities and relationships, in addition to being competitively reasonable;

•
Leadership actions that support our ethical standards, compliance culture and ESG initiatives; and

•
Developing and motivating employees (such as establishing processes for identifying and assessing high potential employees) and attracting and retaining employees (such as initiatives to increase the pipeline of women in leadership roles).

The HR and Compensation Committee engages independent advisors.

The HR and Compensation Committee has the authority to engage and terminate its independent compensation consultant and to obtain advice and assistance from external legal, accounting and other advisors. The HR and Compensation Committee engaged Pay Governance, an independent executive compensation consulting firm, to advise it on compensation matters during fiscal 2020. Pay Governance replaced FW Cook who had been the HR and Compensation Committee's consultant since 2007. Pay Governance reports directly to the HR and Compensation Committee. The Company did not engage Pay Governance for any services during fiscal 2020. The HR and Compensation Committee's engagement of Pay Governance did not raise any conflicts of interest. Pursuant to the engagement, Pay Governance:

•
Provided information, insights and advice regarding compensation philosophy, objectives and strategy;

•
Recommended peer group selection criteria and identified and recommended potential peer companies;

•
Provided analyses of competitive compensation practices for executive officers and non-employee directors;

•
Provided analyses of potential risks arising from executive and non-executive compensation programs;

2021 PROXY STATEMENT	53

EXECUTIVE COMPENSATION AND RELATED INFORMATION
•
Provided analyses of aggregate equity compensation spending and related dilution;

•
Reviewed and commented on recommendations regarding executive officer compensation amounts;

•
Advised the HR and Compensation Committee on specific issues as they arose; and

•
Kept the HR and Compensation Committee informed of executive compensation trends and regulatory and governance considerations related to executive compensation.

The HR and Compensation Committee also sought and received advice from our outside legal counsel, DLA Piper LLP. Our Human Resources department supported the HR and Compensation Committee in its work, collaborated with Pay Governance and DLA Piper, conducted additional analyses and managed our compensation and benefit programs.

The HR and Compensation Committee reviews peer group compensation practices.

The HR and Compensation Committee identified peer companies to use for competitive analyses, considering recommendations made by Pay Governance, and input received from stockholders. The peer companies were identified based on the following characteristics:

•
Technology, telecommunications and media companies (excluding those that are primarily content producers) based on Global Industry Classification Standard codes. Based on input from stockholders, changes to the list of peer companies reflect increased representation from the semiconductor industry.

•
Companies of comparable size, with both market capitalization and revenues generally between 0.25x to 4.0x Qualcomm's market capitalization and revenues.

•
The HR and Compensation Committee used market capitalization as a quantitative criterion because:

•
Market capitalization, a key component of which is stock price, is the key driver of equity compensation grant value, and equity compensation grant value is the single largest component of executive compensation among technology companies with large market capitalizations;

•
Market capitalization is directly related to stockholder benefit; and

•
A significant portion of our business is technology licensing, which is a high-margin business, and as such, Qualcomm typically has higher market capitalization and profit than companies with similar revenues.

•
The HR and Compensation Committee also included revenues as a quantitative criterion because revenues are commonly used as a selection criterion by our peer companies, third-party compensation survey providers and proxy advisory firms.

Pay Governance provides analyses of peer company competitive practices. The HR and Compensation Committee considers these peer company competitive practices, along with the other factors described in this section, when determining the salaries, ACIP targets and equity awards for our CEO and other executive officers.

Figure 15 identifies the peer companies that the HR and Compensation Committee approved in July 2020 for purposes of determining our executive officers' equity awards. The peer companies and Qualcomm are ranked, high-to-low, on revenues and market capitalization. Compared to the prior year's peer group, which the HR and Compensation Committee continued to use to determine our executive officers' salaries and target cash compensation at the conclusion of the prior year, ADP, Comcast, HP Enterprise, IBM and Sprint were removed because they either were no longer within the size criteria, were no longer considered relevant labor market competitors or were acquired; and Accenture, AMD, Analog Devices, Lam Research and NXP were added, all of which satisfy the defined size and industry criteria and are viewed as relevant labor market competitors.

54	2021 PROXY STATEMENT

EXECUTIVE COMPENSATION AND RELATED INFORMATION

Figure 15: Qualcomm's Relative Rankings Among Peer Companies as of July 30, 2020 (1)

Revenues		Market Cap

Company	$ Millions	Company	$ Millions
Intel	$78,955	Visa	$366,784
HP Inc.	$57,097	Intel	$244,090
Cisco	$50,575	Cisco	$194,088
Charter	$46,296	Oracle	$172,055
T-Mobile US	$45,031	NVIDIA	$157,590
Accenture	$44,547	Netflix	$157,553
Oracle	$39,068	salesforce.com	$146,394
Broadcom	$22,891	Accenture	$123,922
Visa	$22,882	Broadcom	$115,408
Netflix	$22,628	Texas Instruments	$113,136
Micron Technology	$20,249	Charter	$102,596
Qualcomm	$19,999	Qualcomm	$94,477
salesforce.com	$18,226	T-Mobile US	$87,983
Applied Materials	$15,435	Intuit	$70,851
Texas Instruments	$13,689	VMware	$60,050
NVIDIA	$11,778	Micron Technology	$53,827
eBay	$11,203	AMD	$50,932
VMware	$11,095	Applied Materials	$50,782
Lam Research	$10,045	Analog Devices	$41,098
NXP Semiconductors	$8,404	Lam Research	$39,302
AMD	$7,646	eBay	$31,059
Intuit	$6,857	NXP Semiconductors	$30,828
Analog Devices	$5,544	HP Inc.	$26,768
75th Percentile	$43,178	75th Percentile	$154,764
Median	$19,238	Median	$95,289
25th Percentile	$11,122	25th Percentile	$50,819

QCOM Percentile Rank	52%	QCOM Percentile Rank	50%

(1)
Data above is from Standard & Poor's Capital IQ. Revenue data is based on the last 12 months of results using financial filings through July 30, 2020. Market capitalization data is based on the 12-month average as of July 30, 2020.

2021 PROXY STATEMENT	55

EXECUTIVE COMPENSATION AND RELATED INFORMATION

The HR and Compensation Committee considers tax efficiency.

Prior to its amendment by the Tax Cuts and Jobs Act (Tax Legislation), which was enacted December 22, 2017, Section 162(m) of the Internal Revenue Code disallowed a tax deduction to public companies for compensation paid in excess of $1 million to "covered employees" (generally, such company's chief executive officer and its three other highest paid executive officers other than its chief financial officer). Prior to the Tax Legislation, there was an exception to this $1 million limitation for performance-based compensation if certain requirements were met.

The Tax Legislation generally amended Section 162(m) to eliminate the exception for performance-based compensation, effective for the Company beginning in fiscal 2019. The $1 million compensation limit was also expanded to apply to a public company's chief financial officer and apply to certain individuals who were covered employees in years other than the then-current taxable year. The Tax Legislation provides for "grandfathering" of awards in effect as of November 2, 2017 if certain conditions are met, including lack of modification of the terms of the awards. As in prior years, the HR and Compensation Committee will continue to take into account the tax and accounting implications (including with respect to the expected lack of deductibility under the revised Section 162(m)) when making compensation decisions, but reserves its right to continue to make compensation decisions based on other factors if it determines that it is in the best interests of the Company and its stockholders to do so. Further, the HR and Compensation Committee may determine to make changes or amendments to the Company's existing compensation programs in order to revise aspects of our executive compensation programs that were initially designed to comply with Section 162(m) but that may no longer serve as an appropriate incentive measure for our executive officers.

56	2021 PROXY STATEMENT

EXECUTIVE COMPENSATION AND RELATED INFORMATION

COMPENSATION PROGRAM BEST PRACTICES

Our compensation program is market-based and supports our business strategy. We have avoided problematic pay practices and have implemented compensation plans that reinforce a performance-based company culture.

What We Do

A significant portion of our executive officers' compensation varies with the Company's performance. For fiscal 2020, 73% of our CEO's target TDC (see page 43) and 59% of our other NEOs' aggregate target TDC was based on Company performance.	We have a balanced approach to our incentive compensation programs with differentiated measures and time periods. Our 2020 ACIP was based on annual Adjusted Revenue and Adjusted EPS performance. Our 2021 ACIP is based on Adjusted Revenue performance, Adjusted Operating Income performance, and advancements in diversity and inclusion initiatives. PSUs are based on 3-year relative TSR and Adjusted EPS performance and have a 3-year cliff vest. RSUs vest annually over three years.

We have limits on the amounts of variable compensation that may be earned. Earned amounts under our ACIP are limited to 2x target amounts, and earned PSUs are limited to 2x target shares for RTSR PSUs and EPS PSUs. We further limit earned RTSR PSUs to no more than the target shares if absolute TSR is negative over the three-year performance period regardless of the level of RTSR.	We have an incentive compensation repayment ("clawback") policy that is applicable to cash and equity incentive compensation. We require executive officers to repay to us earned amounts under our ACIP and PSUs (beginning with PSUs granted in September 2020) if required by our clawback policy, regulations or stock exchange rules.

We have robust stock ownership guidelines. Our CEO is required to own 10x his salary, our President is required to own 3x his salary, and our other executive officers are required to own 2x their respective salaries in our common stock. As of the end of fiscal 2020, all NEOs met their stock ownership guidelines. Additional information regarding stock ownership of management is contained in the "Stock Ownership of Certain Beneficial Owners and Management" section on page 32.	We manage potential compensation-related risks to the Company. We perform annual risk assessments for our executive compensation program, as well as incentive arrangements below the executive level. This review is supported by Pay Governance, the HR and Compensation Committee's independent compensation consultant.

Our 2016 LTIP and CIC Severance Plan include a "double-trigger" provision for vesting of equity in connection with a change in control. In the event of a change in control where the acquirer assumes our outstanding unvested equity awards, the vesting of an executive officer's awards would accelerate only if the executive officer was involuntarily terminated other than for cause or the executive officer voluntarily resigned for good reason during a specified period after the change in control. If the awards are not assumed, the awards will vest in accordance with the terms of the LTIP.	We engage independent advisors. The HR and Compensation Committee obtains advice and assistance from external legal, accounting and other advisors. Its independent compensation consultant, Pay Governance, provides information and advice regarding compensation philosophy, objectives and strategy, including trends and regulatory and governance considerations related to executive compensation.

What We Don't Do

Our executive officers are restricted in certain stock trading activities. Our insider trading policy, as applicable to executive officers, including NEOs, and directors, prohibits the pledging of our common stock, hedging transactions and trading in put and call options and other types of equity derivatives.	Our executive officers do not have automatic severance triggers. All of our U.S. employees, including all of our executive officers, are employed "at will." This permits termination of employment with or without cause.

Our executive officers do not receive unique tax gross-ups. We do not provide tax gross-ups for benefits unless they are provided under a policy generally applicable to all U.S.-based employees, such as relocation.	Our executive officers are not covered by "single-trigger" change-in-control provisions. We do not have severance arrangements that trigger solely by virtue of a change in control (i.e., no "single-trigger" payments) or excise tax gross-ups for change-in-control payments.

2021 PROXY STATEMENT	57

HR AND COMPENSATION COMMITTEE REPORT

The HR and Compensation Committee reviewed and discussed the Compensation Discussion and Analysis (CD&A) with management. Based on this review and discussion, the HR and Compensation Committee recommended to the Board that the CD&A be included in our 2021 Proxy Statement.

HR AND COMPENSATION COMMITTEE
Irene B. Rosenfeld, Chair Gregory N. Johnson Harish Manwani Kornelis "Neil" Smit

COMPENSATION RISK MANAGEMENT

One element of the HR and Compensation Committee's engagement of Pay Governance, the HR and Compensation Committee's independent compensation consultant, was for Pay Governance to collaborate with Qualcomm's Human Resources staff to assess potential risks that may arise from our compensation programs. Based on this assessment, the HR and Compensation Committee concluded that our policies and practices do not encourage excessive or unnecessary risk taking that would be reasonably likely to have a material adverse effect on Qualcomm. The assessment included executive and non-executive programs and focused on the variable components of cash and equity awards. Our compensation programs are designed and administered by our corporate compensation and benefits staff with Human Resources and are substantially identical among business units, corporate functions and global locations (with modifications to comply with local regulations as appropriate). The risk-mitigating factors considered in this assessment included:

•
The alignment of pay philosophy, peer group companies and compensation levels relative to competitive practices to support our business objectives.

•
Balance of cash and equity, short- and long-term performance periods, limits on performance-based award schedules, Company financial metrics with consideration of individual performance factors and HR and Compensation Committee discretion.

•
Ownership guidelines, clawbacks, insider-trading prohibitions, an equity grant approval authorization policy and independent HR and Compensation Committee oversight to effectively mitigate compensation-related risk.

58	2021 PROXY STATEMENT

COMPENSATION TABLES AND NARRATIVE DISCLOSURES

The following tables, narratives and footnotes describe the total compensation and benefits awarded to, earned by or paid to our NEOs during fiscal 2020.

SUMMARY COMPENSATION TABLE

The following table shows information regarding compensation of each NEO for fiscal 2020, 2019 and 2018, except in the cases of Messrs. Palkhiwala and Rogers, who were not NEOs in fiscal 2018.

Fiscal 2020 Summary Compensation Table (1)

Name and Principal Position	Year	Salary ($) (2)	Bonus ($) (3)	Stock Awards ($) (4)	Option Awards ($) (5)	Non-Equity Incentive Plan Compensation ($) (6)	All Other Compensation ($) (7)	Total ($)
Steve Mollenkopf	2020	1,528,659	—	18,000,269	—	6,140,000	261,761	25,930,689
Chief Executive Officer	2019	1,198,709	—	21,600,213	—	—	266,130	23,065,052
	2018	1,390,739	—	10,000,072	6,003,095	2,260,000	321,566	19,975,472

Akash Palkhiwala	2020	928,654	250,000	5,150,312	—	1,500,000	199,190	8,028,156
Executive Vice President and	2019	540,607	250,000	3,837,614	—	291,200	42,998	4,962,419
Chief Financial Officer	2018

Cristiano R. Amon	2020	1,000,022	—	10,000,248	—	3,500,000	109,881	14,610,151
President and Chief Executive	2019	1,111,577	—	12,200,138	—	—	113,190	13,424,905
Officer-elect	2018	916,964	—	11,000,110	—	1,575,000	132,825	13,624,899

James H. Thompson	2020	900,058	—	9,000,073	—	2,700,000	163,847	12,763,978
Executive Vice President,	2019	837,361	—	10,700,192	—	—	182,136	11,719,689
Engineering, Qualcomm Technologies, Inc. and Chief Technology Officer	2018	905,634	—	7,000,156	—	1,036,000	194,792	9,136,582

Alexander H. Rogers	2020	800,010	—	5,000,302	—	2,240,000	86,580	8,126,892
Executive Vice President and	2019	737,242	—	6,400,165	—	—	76,755	7,214,162
President, Qualcomm Technology Licensing	2018

(1)
We do not offer a pension plan or other defined benefit retirement plan to our executive officers. We do not provide above-market or preferential earnings on deferred compensation, nor do we provide dividends on our common stock in our Non-Qualified Deferred Compensation (NQDC) Plan at a rate higher than dividends on our common stock. Accordingly, the "Change in Pension Value and Nonqualified Deferred Compensation Earnings" column has been omitted from the Fiscal 2020 Summary Compensation Table.
(2)
This column also includes portions of our NEOs' salaries that they may have deferred pursuant to the NQDC Plan. See "Fiscal 2020 Nonqualified Deferred Compensation" table.
(3)
In May 2018, Mr. Palkhiwala was awarded a retention bonus of $750,000, payable in three equal annual installments of $250,000 (subject to his continued employment with the Company, unless his employment is terminated due to a reduction in force).
(4)
Stock awards granted to NEOs include annual awards, and may include special awards for new hires, promotions and/or retention and a special one-time stock award in 2019. The amounts in this column represent the grant date fair values of common stock, PSUs and RSUs granted during the applicable fiscal year. The grant date fair values of common stock, RSUs, ROIC PSUs and EPS PSUs were determined based on the closing price of the Company's common stock on the date of grant. The grant date fair values of RTSR PSUs were determined based on a Monte Carlo simulation (which probability weights multiple potential outcomes). The amounts may not be indicative of the realized value of the awards when they vest. See the "Compensation Discussion and Analysis" section and the "Fiscal 2020 Grants of Plan-Based Awards" table for details on the stock awards granted to our NEOs during fiscal 2020. If we assume that the highest level of performance conditions will be achieved with respect to the PSUs (and thus the maximum number of shares will be issued under the PSUs), using the fair value of our common stock on the grant date for such shares, the fiscal 2020 stock awards would be as follows: $31,500,452 for Mr. Mollenkopf; $7,700,536 for Mr. Palkhiwala; $16,000,405 for Mr. Amon; $14,400,096 for Dr. Thompson; and $8,000,503 for Mr. Rogers.
(5)
The grant date fair values of the Performance Stock Options (PSOs) were determined based on a Monte Carlo simulation (which probability weights multiple potential outcomes). The amounts may not be indicative of the realized value of the awards when they vest.
(6)
This column represents cash bonuses earned under our Annual Cash Incentive Plan (ACIP) for performance during the applicable fiscal year, except the 2019 amount for Mr. Palkhiwala represents a cash bonus earned under the Company's non-executive cash incentive program and paid in December 2019. None of our other NEOs received cash bonuses for fiscal 2019. This column also includes portions of our NEOs' bonuses that they may have deferred pursuant to the NQDC Plan. See the "Fiscal 2020 Nonqualified Deferred Compensation" table.
(7)
See the "Fiscal 2020 All Other Compensation" table for an itemized account of all other compensation reported in this column for fiscal 2020.

2021 PROXY STATEMENT	59

COMPENSATION TABLES AND NARRATIVE DISCLOSURES

ALL OTHER COMPENSATION

We provide our NEOs with other compensation that is reasonable and consistent with our executive compensation program and supports our efforts to attract and retain executive-level employees. The cost of these benefits is disclosed in the "Fiscal 2020 Summary Compensation Table" and are itemized in the "Fiscal 2020 All Other Compensation" table below.

Fiscal 2020 All Other Compensation

Name	Perquisites and Other Personal Benefits ($) (1)	Nonqualified Deferred Compensation Plan ($) (2)	Charitable Match ($) (3)(4)	Company Matching 401k Contributions ($) (5)	Life Insurance Premiums ($) (6)	All Other Compensation Total ($)
Steve Mollenkopf	124,911	—	125,000	5,625	6,225	261,761

Akash Palkhiwala	145,595	43,834	—	5,625	4,136	199,190

Cristiano R. Amon	—	38,463	60,000	5,625	5,793	109,881

James H. Thompson	—	34,464	112,987	5,625	10,771	163,847

Alexander H. Rogers	12,843	30,462	21,000	6,275	16,000	86,580

(1)
Perquisites and other personal benefits for an NEO are excluded if the total value of all of such perquisites and personal benefits is less than $10,000. If the total value of all perquisites and personal benefits for an NEO is $10,000 or more, then each perquisite or personal benefit, regardless of its amount, is identified by type. Each perquisite or personal benefit that exceeds the greater of $25,000 or 10% of the total amount of perquisites and personal benefits for that NEO is identified by type and quantified.

Under certain circumstances, our executive officers may utilize our corporate aircraft for personal use. In those instances, the value of the benefit is based on the aggregate incremental cost to the Company. Incremental cost is calculated based on the variable costs to the Company, including fuel costs, mileage, certain maintenance costs, universal weather-monitoring costs, on-board catering, landing/ramp fees and certain other miscellaneous costs. Fixed costs that do not change based on usage, such as pilot salaries, are excluded. Expenses related to the personal use of our corporate aircraft increased significantly from prior years due to the Company policy of restricting executive travel on commercial flights due to COVID-19.

The amounts in this column include: Mr. Mollenkopf — $117,071 for the personal use of our corporate aircraft and the remainder for other insurance premiums; Mr. Palkhiwala — $129,755 for the personal use of our corporate aircraft and the remainder for other insurance premiums and financial planning; Mr. Rogers — for the personal use of our corporate aircraft and for insurance premiums.

(2)
The amounts disclosed represent the cash match of our NEOs' contributions made in fiscal 2020. See the Nonqualified Deferred Compensation discussion for a description of the NQDC Plan and the Company match program thereunder.
(3)
We match 100% of an employee's contributions, up to predetermined maximum amounts, to encourage and extend employees' support of qualified tax-exempt non-profit organizations, excluding organizations that further religious doctrine, exclusionary organizations or political organizations. The amounts disclosed represent our matching contributions for NEO contributions to cultural, education and community non-profit organizations. We will match up to $125,000 for our CEO and our President and up to $100,000 for our other executive officers.
(4)
Amounts include matching contributions made by the Company in fiscal 2020 for contributions made by the NEO in fiscal 2019 as follows: $12,987 for Dr. Thompson.
(5)
Our 401(k) plan is a voluntary, tax-qualified deferred compensation plan available to all U.S. employees. We match employee contributions in cash, up to certain limits, using a tiered structure in order to encourage participation among our U.S.-based employees. This program provides a tax-efficient retirement savings opportunity. The amounts disclosed represent the cash value of the Company's match of our NEO's contributions to the 401(k) plan.
(6)
We provide our executive officers additional life insurance above the amounts provided to other employees (executive life insurance). The additional coverage is $1 million for our CEO and $750,000 for our other executive officers. The amounts disclosed represent the premiums paid for such executive life insurance, as well as premiums paid for group term life insurance coverage greater than $50,000.

60	2021 PROXY STATEMENT

COMPENSATION TABLES AND NARRATIVE DISCLOSURES

GRANTS OF PLAN-BASED AWARDS

The following table shows information regarding the incentive awards granted to our NEOs in 2020. See the "Compensation Discussion and Analysis" section for detailed information regarding our ACIP and equity award programs.

Fiscal 2020 Grants of Plan-Based Awards (1)(2)(3)

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards			All other Stock Awards: Number of shares of stock	Grant Date Fair Value of Stock

Name	Type of Award	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	or units (#)	Awards ($) (4)
Steve Mollenkopf	ACIP		30,700	3,070,000	6,140,000
	RTSR PSUs	09/23/20				12,542	50,168	100,336		6,750,104
	EPS PSUs	09/23/20				20,146	61,048	122,096		6,750,077
	RSUs	09/23/20							40,699	4,500,088

Akash Palkhiwala	ACIP		7,500	750,000	1,500,000
	RSUs	10/30/19							11,052	900,075
	RSTR PSUs	09/23/20				2,369	9,477	18,954		1,275,130
	EPS PSUs	09/23/20				3,806	11,532	23,064		1,275,093
	RSUs	09/23/20							15,375	1,700,014

Cristiano R. Amon	ACIP		17,500	1,750,000	3,500,000
	RTSR PSUs	09/23/20				5,574	22,297	44,594		3,000,061
	EPS PSUs	09/23/20				8,954	27,133	54,266		3,000,096
	RSUs	09/23/20							36,177	4,000,091

James H. Thompson	ACIP		13,500	1,350,000	2,700,000
	RTSR PSUs	09/23/20				5,017	20,067	40,134		2,700,015
	EPS PSUs	09/23/20				8,058	24,419	48,838		2,700,009
	RSUs	09/23/20							32,559	3,600,049

Alexander H. Rogers	ACIP		11,200	1,120,000	2,240,000
	RTSR PSUs	09/23/20				2,787	11,149	22,298		1,500,098
	EPS PSUs	09/23/20				4,477	13,567	27,134		1,500,103
	RSUs	09/23/20							18,089	2,000,101

(1)
All equity awards were approved on the grant dates.
(2)
We did not award any stock options to any NEOs in fiscal 2020. Accordingly, we did not include the "All Other Option Awards" or "Exercise or Base Price of Option Awards" columns in this table.
(3)
See the "Compensation Discussion and Analysis" section for a discussion of the Non-Equity Incentive Plan Awards and the Equity Incentive Plan Awards set forth in this table.
(4)
The amounts for RSUs and EPS PSUs represent the grant date fair values based on the closing price of the Company's common stock on the dates of grant. The amounts for RTSR PSUs represent the grant date fair value of the Company's common stock as determined using a Monte Carlo simulation (which probability weights multiple potential outcomes).

2021 PROXY STATEMENT	61

COMPENSATION TABLES AND NARRATIVE DISCLOSURES

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR END

The "Outstanding Equity Awards at Fiscal Year End" table below provides information on the current holdings of equity awards by our NEOs. The market value of equity awards reported is based on the closing price of the Company's common stock on September 25, 2020, the last trading day of fiscal 2020. All stock options awarded to our NEOs were nonqualified stock options.

Outstanding Equity Awards at Fiscal Year End (1)

		Option Awards					Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)		Number of Securities Underlying Unexercised Options Unexercisable (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Steve Mollenkopf	09/21/17						171,457	(5)	19,631,827
	09/21/17						150,853	(5)	17,272,669
	09/20/18									71,669	(17)	8,206,101
	09/20/18									59,491	(17)	6,811,720
	09/20/18	165,465	(4)	330,932	74.60	09/19/25
	09/20/19						161,603	(6)	18,503,544
	09/20/19									13,332	(18)	1,526,514
	09/20/19									33,297	(19)	3,812,507
	09/23/20						40,699	(7)	4,660,036
	09/23/20									20,146	(20)	2,306,717
	09/23/20									12,542	(20)	1,436,059

Total		165,465		330,932			524,612		60,068,076	210,477		24,099,618

Akash Palkhiwala	11/03/17						2,471	(8)	282,930
	05/20/18						4,723	(9)	540,784
	10/31/18						7,016	(10)	803,332
	08/23/19						28,229	(11)	3,232,221
	10/30/19						11,377	(12)	1,302,667
	09/23/20						15,375	(7)	1,760,438
	09/23/20									3,806	(20)	435,787
	09/23/20									2,369	(20)	271,251

Total		—		—			69,191		7,922,372	6,175		707,038

Cristiano R. Amon	09/21/17						77,253	(5)	8,845,469
	09/21/17						67,971	(5)	7,782,680
	09/21/17						21,846	(13)	2,501,367
	12/20/17						17,041	(14)	1,951,195
	09/20/18						35,166	(15)	4,026,507
	09/20/18									30,961	(17)	3,545,035
	09/20/18									25,701	(17)	2,942,765
	09/20/19						61,948	(16)	7,093,046
	09/20/19									11,999	(18)	1,373,886
	09/20/19									29,967	(19)	3,431,222
	09/23/20						36,177	(7)	4,142,267
	09/23/20									8,954	(20)	1,025,233
	09/23/20									5,574	(20)	638,223

Total		—		—			317,402		36,342,531	113,156		12,956,364

James H. Thompson	09/21/17						71,755	(5)	8,215,948
	09/21/17						63,134	(5)	7,228,843
	09/21/17						20,292	(13)	2,323,434
	09/20/18						30,770	(15)	3,523,165
	09/20/18									27,092	(17)	3,102,034
	09/20/18									22,488	(17)	2,574,876
	09/20/19						55,754	(16)	6,383,833
	09/20/19									10,799	(18)	1,236,486
	09/20/19									26,971	(19)	3,088,180
	09/23/20						32,559	(7)	3,728,006
	09/23/20									8,058	(20)	922,641
	09/23/20									5,017	(20)	574,447

Total		—		—			274,264		31,403,229	100,425		11,498,664

Alexander H. Rogers	09/21/17						46,295	(5)	5,300,778
	09/21/17						40,732	(5)	4,663,814
	09/21/17						13,091	(13)	1,498,920
	09/20/18						17,583	(15)	2,013,254
	09/20/18									15,481	(17)	1,772,575
	09/20/18									12,851	(17)	1,471,440
	09/20/19						30,974	(16)	3,546,523
	09/20/19									6,000	(18)	687,000
	09/20/19									14,984	(19)	1,715,668
	09/23/20						18,089	(7)	2,071,191
	09/23/20									4,477	(20)	512,617
	09/23/20									2,787	(20)	319,112

Total		—		—			166,764		19,094,480	56,580		6,478,412

62	2021 PROXY STATEMENT

COMPENSATION TABLES AND NARRATIVE DISCLOSURES

Footnotes to Outstanding Awards Table
(1)	There were no unexercised, unearned stock options at September 27, 2020. Therefore, we did not include the "Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options" column in this table.

(2)	Amounts in this column represent outstanding RSUs, as well as PSUs whose measurement periods were completed as of the end of fiscal 2020. Amounts include dividend equivalent shares that had not vested at the end of fiscal 2020 as follows: 37,888 shares for Mr. Mollenkopf; 2,440 shares for Mr. Palkhiwala, 22,776 shares for Mr. Amon; 19,531 shares for Dr. Thompson; and 12,311 shares for Mr. Rogers.

(3)	Amounts in this column represent outstanding PSUs whose measurement periods were not completed as of the end of fiscal 2020. Amounts include dividend equivalent shares that had not vested at the end of fiscal 2020 as follows: 9,831 shares for Mr. Mollenkopf; 4,871 shares for Mr. Amon; 4,293 shares for Dr. Thompson; and 2,435 shares for Mr. Rogers.

	Type of Grant	Grant Date	Vesting Rate	Vesting Dates	Conditions
(4)	Performance Stock Options	9/20/2018	33-1/3% per year	10/1/2019 10/1/2020 10/1/2021	As of 9/27/20, the measurement period was complete. Continued employment through vesting dates required.

(5)	Performance Stock Units	9/21/2017	100% cliff vesting	10/12/2020	As of 9/27/20, the measurement period was complete. Based on performance as of that date, the number of shares shown are the actual number of shares earned under this award. Continued employment through vesting date required.

(6)	Restricted Stock Units	9/20/2019	58-1/3% on 10/1/2020 25% on 10/1/2021 16-2/3% on 10/1/2022	10/1/2020 10/1/2021 10/1/2022	Continued employment through vesting dates required.

(7)	Restricted Stock Units	9/23/2020	33-1/3% per year	10/1/2021 10/1/2022 10/1/2023	Continued employment through vesting dates required.

(8)	Restricted Stock Units	11/3/2017	33-1/3% vests on first anniversary; balance vests semi-annually in equal installments.	11/20/2018 5/20/2019 11/20/2019 5/20/2020 11/20/2020	Continued employment through vesting dates required.

(9)	Restricted Stock Units	5/20/2018	33-1/3% per year	5/20/2019 5/20/2020 5/20/2021	Continued employment through vesting dates required.

(10)	Restricted Stock Units	10/31/2018	33-1/3% vests on first anniversary; balance vests semi-annually in equal installments.	11/20/2019 5/20/2020 11/20/2020 5/20/2021 11/20/2021	Continued employment through vesting dates required.

(11)	Restricted Stock Units	8/23/2019	33-1/3% per year	8/23/2020 8/23/2021 8/23/2022	Continued employment through vesting dates required.

(12)	Restricted Stock Units	10/30/2019	33-1/3% vests on first anniversary; balance vests semi-annually in equal installments.	11/20/2020 5/20/2021 11/20/2021 5/20/2022 11/20/2022	Continued employment through vesting dates required.

(13)	Restricted Stock Units	9/21/2017	33-1/3% per year	11/20/2018 11/20/2019 11/20/2020	Continued employment through vesting dates required.

(14)	Restricted Stock Units	12/20/2017	33-1/3% per year	11/20/2018 11/20/2019 11/20/2020	Continued employment through vesting dates required.

(15)	Restricted Stock Units	9/20/2018	33-1/3% per year	10/1/2019 10/1/2020 10/1/2021	Continued employment through vesting dates required.

(16)	Restricted Stock Units	9/20/2019	33-1/3% per year	10/1/2020 10/1/2021 10/1/2022	Continued employment through vesting dates required.

(17)	Performance Stock Units	9/20/2018	100% cliff vesting	10/1/2021	As of 9/27/20, the measurement period was incomplete. Based on performance as of that date, the number of shares shown is the target number of shares that may be earned under this award. Continued employment through vesting date required.

(18)	Performance Stock Units	9/20/2019	100% cliff vesting	10/1/2022	As of 9/27/20, the measurement period was incomplete. The number of shares shown is the threshold number of shares that may be earned under this award. Continued employment through vesting date required.

(19)	Performance Stock Units	9/20/2019	100% cliff vesting	10/1/2022	As of 9/27/20, the measurement period was incomplete. The number of shares shown is the target number of shares that may be earned under this award. Continued employment through vesting date required.

(20)	Performance Stock Units	9/23/2020	100% cliff vesting	10/1/2023	As of 9/27/20, the measurement period had not commenced. The number of shares shown is the threshold number of shares that may be earned under this award. Continued employment through vesting date required.

2021 PROXY STATEMENT	63

COMPENSATION TABLES AND NARRATIVE DISCLOSURES

OPTION EXERCISES AND STOCK VESTED DURING FISCAL 2020

The "Option Exercises and Stock Vested During Fiscal 2020" table below provides information on stock options exercised by our NEOs and NEO stock awards that vested during fiscal 2020.

Option Exercises and Stock Vested During Fiscal 2020

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (2)
Steve Mollenkopf	—	—	187,592	15,723,926

Akash Palkhiwala	—	—	32,297	3,102,598

Cristiano R. Amon	—	—	122,155	10,164,447

James H. Thompson	—	—	57,756	4,751,774

Alexander H. Rogers	—	—	36,196	3,012,436

(1)
Amounts include dividend equivalents on vested shares, and shares withheld for the payment of taxes.
(2)
Amounts represent the dollar value of shares released upon vesting based on the fair market value of our common stock on the vest date.

NONQUALIFIED DEFERRED COMPENSATION

The "Fiscal 2020 Nonqualified Deferred Compensation" table below provides information on the nonqualified deferred compensation of our NEOs.

Under the NQDC Plan, we match a portion of participants' contributions to the NQDC Plan with cash. We match 25% of a participant's deferrals under the NQDC Plan, up to 4% of the aggregate of a participant's base salary plus ACIP amounts. We match a participant's contributions for a calendar year annually, but only if the participant is actively employed on the first day of the next calendar year or is terminated without cause during the calendar year and had satisfied the vesting eligibility requirement. All matching amounts vest in full upon the participant's death, disability, involuntary termination of employment without Cause or voluntary termination of employment for Good Reason (as defined in the Non-Qualified Deferred Compensation Plan, and in both cases within 24 months after a change in control of the Company) or completion of two continuous years of service with the Company commencing with the participant's date of hire. Participants may defer up to 60% of their annual salary and 85% of their ACIP earnings during a plan year.

64	2021 PROXY STATEMENT

COMPENSATION TABLES AND NARRATIVE DISCLOSURES

Fiscal 2020 Nonqualified Deferred Compensation

Name	Executive Contributions in Last Fiscal Year ($) (1)	Registrant Contributions in Last Fiscal Year ($) (2)	Aggregate Earnings in Last Fiscal Year ($) (3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($) (4)
Steve Mollenkopf	—	—	536,528	—	3,825,063

Akash Palkhiwala	684,683	43,834	126,642	—	1,712,578

Cristiano R. Amon	160,003	38,463	136,761	—	2,476,291

James H. Thompson	360,023	34,464	1,719,048	—	12,278,251

Alexander H. Rogers	200,002	30,462	175,259	—	1,978,883

(1)
All amounts disclosed in this column are also reported in the Fiscal 2020 Summary Compensation Table with some of the amounts included in the "Salary" column for the current year.
(2)
The amounts reported in this column reflect the cash match made by the Company in fiscal 2020. All amounts disclosed in this column are also reported in the Fiscal 2020 Summary Compensation Table under "All Other Compensation."
(3)
The amounts in this column are not included in the Fiscal 2020 Summary Compensation Table.
(4)
This column includes all amounts in the NQDC Plan for our NEOs. The following amounts were reported as compensation to our NEOs in our summary compensation tables for previous years: Mr. Mollenkopf — $2,277,888; Mr. Palkhiwala — $205,475; Mr. Amon — $1,541,954; Dr. Thompson — $1,190,314; and Mr. Rogers — $330,835.

POTENTIAL POST-EMPLOYMENT PAYMENTS

Executive Severance and Change in Control (CIC) Benefits

Executive Officer Severance Plan.    The HR and Compensation Committee recognizes that the possibility of the termination of an executive officer's employment, and the uncertainty it creates, may result in the loss or distraction of the executive officer, and present challenges in recruiting potential executive officers, all to the detriment of the Company and its stockholders. The Committee considers the avoidance of such loss, distraction and challenges to be essential to protecting and enhancing the best interests of the Company and its stockholders. To help ensure that the Company has the continued attention and dedication of these executive officers and the availability of their continued service, to facilitate the Company's recruiting efforts and to provide severance benefits upon a qualifying termination that are consistent with the Company's peers, in September 2018, the HR and Compensation Committee adopted the Executive Officer Severance Plan (Severance Plan). The Severance Plan covers our CEO, President and Executive Vice Presidents in circumstances not covered by the Executive Officer Change in Control Severance Plan (CIC Severance Plan) described below.

Pursuant to the Severance Plan, if a participant's employment is terminated by the Company without Cause or by the participant for Good Reason (in each case, as defined in the Severance Plan) prior to a change in control or otherwise as not covered in the CIC Severance Plan, then the participant will receive, subject to the participant's execution and compliance with a separation agreement containing a release and non-disparagement agreement and an Invention Disclosure, Confidentiality and Propriety Rights Agreement:

•
(i) a severance payment of one and a half times the participant's annual base salary and target bonus (except the multiplier is two in the case of our CEO); (ii) a pro rata target bonus for the year in which the termination occurs; and (iii) continued payment for the cost of the participant's premiums for health continuation coverage under Section 4980B of the Internal Revenue Code (COBRA) for a period equal to the number of months of severance pay but no longer than the end of the COBRA period (collectively, Severance Payment); and

•
Additional vesting of RSUs equal to (i) the number of RSUs under the award multiplied by a fraction, the numerator of which is the number of months from the date of grant through the first anniversary of the date of termination (or the final vesting date of the award, if earlier) and the denominator of which is the full number of months from the date of grant until the final vesting date, minus (ii) the number of RSUs (if any) that have vested prior to the date of termination; pro rata vesting of PSUs based on length of service and actual performance through the end of the year in which the termination occurs.

2021 PROXY STATEMENT	65

COMPENSATION TABLES AND NARRATIVE DISCLOSURES

CIC Severance Plan.    The Company maintains the CIC Severance Plan for executive officers (specifically our CEO, President and Executive Vice Presidents). The CIC Severance Plan, which was adopted by the HR and Compensation Committee in May 2018, supports the Company's compensation philosophy of attracting and retaining top executive talent and was adopted for the same reasons as articulated under the description of the Severance Plan above. In addition to the type of severance that is provided under the Severance Plan, the CIC Severance Plan provides for additional equity acceleration, as further described below, as a means of focusing executive officers on stockholder interests when considering strategic alternatives.

The CIC Severance Plan is intended to provide change in control severance coverage to the Company's executive officers who are not covered participants in the Company's Non-Executive Officer Change in Control Severance Plan that was adopted by the Board in December 2017.

Pursuant to the CIC Severance Plan, if a participant's employment is terminated by the Company without Cause or by the participant for Good Reason (in each case, as defined in the CIC Severance Plan) after a "change in control" (as defined in the 2016 Long-Term Incentive Plan), the participant will receive, subject to the participant's execution and compliance with a separation agreement containing a release, the Severance Payment.

The CIC Severance Plan provides that following a change in control, outstanding PSUs will vest in full upon a qualifying termination of employment. In addition, upon such a termination, the ROIC or EPS performance metric, as applicable, will be deemed achieved at target level and the TSR performance metric will be measured based on actual performance. Consistent with the CIC Severance Plan, our equity award agreements require a "double-trigger" event for an acceleration of vesting.

The CIC Severance Plan also provides that if a participant would be subject to the excise tax under Section 280G of the Internal Revenue Code, the payments will be reduced so that the participant is not subject to the tax, if such a reduction would place the participant in a better after-tax position than if the participant received the payments and paid the tax.

Figure 16 summarizes the general terms of our equity award plans and agreements and nonqualified deferred compensation plan regarding how unvested equity awards would be treated in various termination situations, in each case as of the last day of fiscal 2020. Any variations from the below are set forth in the CD&A.

Figure 16: Treatment of Unvested Equity Awards in Certain Termination Situations

Termination Situation	Treatment of Unvested Restricted Stock Units (RSUs)	Treatment of Unvested Performance Stock Units (PSUs) and Vested and Unvested Performance Stock Options (PSOs)
Death	All unvested RSUs become fully vested.	All unvested PSUs and PSOs become fully vested, but the number of PSU shares issued is prorated based on a pre-established formula described in the applicable award agreement. All vested PSOs remain exercisable up to one year from the date of death or the expiration date of the grant, whichever is earlier.

Long-Term Disability (LTD)	All unvested RSUs become fully vested.	All unvested PSUs and PSOs become fully vested, but the number of PSU shares issued is prorated based on a pre-established formula described in the applicable award agreement. All vested PSOs remain exercisable up to one year from the date of disability or the expiration date of the grant, whichever is earlier.

66	2021 PROXY STATEMENT

COMPENSATION TABLES AND NARRATIVE DISCLOSURES

Termination Situation	Treatment of Unvested Restricted Stock Units (RSUs)	Treatment of Unvested Performance Stock Units (PSUs) and Vested and Unvested Performance Stock Options (PSOs)
Involuntary termination without Cause or voluntary resignation for Good Reason	All unvested RSUs are prorated based on the number of months that have elapsed between the date of grant and the earlier of (1) the first anniversary of the date of termination and (2) the final vesting date.	All unvested PSUs are prorated based on the number of months that have elapsed between the date of grant and the date of termination. PSUs shares are based on performance pursuant to the award agreement except that the performance period for this determination will be concluded on the last day of the fiscal year in which the date of termination occurred. All unvested PSOs are prorated based on the number of months that have elapsed between the date of grant and the earlier of (1) the first anniversary of the date of termination and (2) the final vesting date. All vested PSOs may be exercised for up to six months from the date of termination or the expiration date of the grant, whichever is earlier.

Involuntary termination after a change in control without Cause or voluntary resignation for Good Reason	"Double-trigger:" If, within 24 months after a change in control, the recipient's employment is involuntarily terminated for any reason other than for Cause or if the recipient voluntarily resigns for Good Reason (as defined in the award agreements), vesting of RSUs is accelerated in full.	"Double-trigger:" If, within 24 months after a change in control, the recipient's employment is involuntarily terminated for any reason other than for Cause or if the recipient voluntarily resigns for Good Reason (as defined in the award agreements), vesting of PSUs and PSOs is accelerated in full. For PSUs, the TSR goal is measured at the time of the change in control, and the ROIC and EPS goals are assumed to be met at target. All vested PSOs may be exercised for up to six months from the date of termination or the expiration date of the grant, whichever is earlier.

Voluntary termination Note: Retirement provision applies if retirement eligible at termination.	All unvested RSUs are forfeited.	All unvested PSUs and PSOs are forfeited. All vested PSOs may be exercised for up to 30 days from the date of termination or the expiration date of the grant, whichever is earlier.

Retirement (1)	RSUs will become fully vested and distributed according to the original vesting schedule.	All unvested PSUs and PSOs become fully vested, and the PSUs pay out at the end of the performance period based upon and subject to achievement of the relevant performance targets. All vested PSOs may be exercised until the expiration date of the grant.

Change in control if awards are not assumed	All unvested RSUs become fully vested.	All unvested PSUs become fully vested. For PSUs the TSR goal is measured at the time of the change in control, and the ROIC and EPS goals are assumed to be met at target. All unvested PSOs become fully vested 10 days prior to the date of the change in control. All vested PSOs may be exercised until the date of the change in control or the expiration date of the grant, whichever is earlier.

(1)
Retirement is the date on which a participant has attained the age of 55 years and has completed 10 years of continuous service with the Company. For awards granted in September 2020, retirement is the earlier of the date on which a participant has attained the age of 55 years and has completed 10 years of consecutive service with the Company or, on and after January 1, 2023, the date on which the sum of years of consecutive service and age equals 80.

2021 PROXY STATEMENT	67

COMPENSATION TABLES AND NARRATIVE DISCLOSURES

The information in the "Potential Payments Upon Termination or Change in Control" table below describes the compensation that would be payable under various scenarios if the NEO's employment had terminated on the last day of fiscal 2020 and the price per share of our common stock is the closing market price as of that date.

Potential Payments Upon Termination or Change In Control (1)

Name	Termination Scenario	Cash ($) (4)	COBRA Premiums ($) (5)	Performance Stock Units/ Performance Stock Options/ Restricted Stock Units ($) (6)(7)	Total ($)
Steve Mollenkopf	Death	—	—	93,708,358	93,708,358
	Long-Term Disability	—	—	93,708,358	93,708,358
	Involuntary Termination (2)	9,210,000	51,142	76,929,288	86,190,430
	Change in Control (3)	9,210,000	51,142	94,898,611	104,159,753
	Voluntary Termination	—	—	—	—

Akash Palkhiwala	Death	—	—	7,922,370	7,922,370
	Long-Term Disability	—	—	7,922,370	7,922,370
	Involuntary Termination (2)	2,250,000	38,357	5,056,206	7,344,563
	Change in Control (3)	2,250,000	38,357	7,922,370	10,210,727
	Voluntary Termination	—	—	—	—

Cristiano R. Amon	Death	—	—	42,267,624	42,267,624
	Long-Term Disability	—	—	42,267,624	42,267,624
	Involuntary Termination (2)	4,125,000	38,357	36,745,747	40,909,104
	Change in Control (3)	4,125,000	38,357	46,236,249	50,399,606
	Voluntary Termination	—	—	—	—

James H. Thompson	Death	—	—	38,231,509	38,231,509
	Long-Term Disability	—	—	38,231,509	38,231,509
	Involuntary Termination (2)	3,375,000	32,525	33,268,392	36,675,917
	Change in Control (3)	3,375,000	32,525	41,641,808	45,049,333
	Voluntary Termination	—	—	—	—
	Retirement	—	—	44,299,249	44,299,249

Alexander H. Rogers	Death	—	—	22,777,863	22,777,863
	Long-Term Disability	—	—	22,777,863	22,777,863
	Involuntary Termination (2)	2,880,000	20,317	20,017,039	22,917,356
	Change in Control (3)	2,880,000	20,317	24,325,080	27,225,397
	Voluntary Termination	—	—	—	—
	Retirement	—	—	26,207,562	26,207,562

(1)
Company match under the NQDC Plan is fully vested upon the completion of two years of continuous service with the Company. All of our NEOs fulfilled the continuous service requirement as of September 27, 2020, and all match amounts and/or shares credited to their accounts are vested. The potential payments upon termination or change in control related to the NQDC Plan are equal to the Aggregate Balance column in the "Fiscal 2020 Nonqualified Deferred Compensation" table, and as a result, we did not include these amounts in this table.
(2)
"Involuntary Termination" is any termination other than for Cause, death or disability, or by the executive officer for Good Reason (in each case, as defined in the Severance Plan).
(3)
"Change in Control" includes any termination during the Change in Control Period other than for Cause, death or disability, or by the executive officer for Good Reason (in each case, as defined in the CIC Severance Plan).
(4)
This represents a severance payment of one and a half times the executive officer's annual base salary and target bonus (except that the multiplier is two in the case of our CEO).
(5)
Continued payment for the cost of the executive officer's premiums for health continuation coverage under COBRA for a period equal to the number of months of severance pay but no longer than the end of the COBRA period.
(6)
For the Performance Stock Units, Performance Stock Options and Restricted Stock Units change-in-control termination scenarios, we have assumed 100% acceleration of unvested shares. Amounts may vary depending on actual performance metrics and the timing of any particular transactions and could differ in the event that awards are terminated and not assumed in connection with a transaction. Further, the amount for Performance Stock Options is based on the intrinsic value of such unvested option that would have become exercisable on September 27, 2020 based on the fair market value of the stock on such date.
(7)
Dr. Thompson and Mr. Rogers were the only NEOs who were retirement eligible under the applicable plan and award agreements as of September 27, 2020.

68	2021 PROXY STATEMENT

COMPENSATION TABLES AND NARRATIVE DISCLOSURES

CEO PAY RATIO

We are providing the following information regarding the relationship of the annual total compensation of our CEO compared to the annual total compensation of our median employee.

For fiscal 2020, our last completed fiscal year:

•
the annual compensation of our CEO, as reported in the Summary Compensation Table included on page 59 of this proxy statement, was $25,930,689;

•
the annual total compensation of our median employee was $96,024; and

•
the resulting ratio was 270 : 1.

Our pay ratio estimate has been calculated in a manner consistent with Item 402(u) of Regulation S-K using data and assumptions summarized below.

To identify our median employee, we first determined our employee population (excluding our CEO) as of the last day of our fiscal year, September 27, 2020 (the Determination Date). We had approximately 41,000 employees, representing all full-time, part-time, seasonal and temporary workers as of the Determination Date. The number does not include any independent contractors or "leased" workers, as permitted by applicable SEC rules.

We then measured our employee population's total direct compensation in fiscal 2020 for our consistently applied compensation measure based on information from our Human Resources management systems. This compensation measurement was calculated by totaling, for each employee, his or her annual base salary as of the Determination Date, target annual bonus in fiscal 2020 and the grant date fair value of annual equity awards granted in fiscal 2020. As permitted by applicable SEC rules, due to the original median employee having anomalous compensation characteristics that impact the pay ratio, we substituted another employee within a 1% variance of the median who has substantially similar compensation to the original median employee based on the total direct compensation measurement. Once we identified our median employee, we then determined the annual total compensation of this employee. We believe the above is a reasonable estimate of the relationship between the pay of our CEO and the pay of our median employee.

2021 PROXY STATEMENT	69

DIRECTOR COMPENSATION

The HR and Compensation Committee reviews our non-employee director compensation program annually, including an analysis of reported non-employee director compensation practices at the same peer companies used for the HR and Compensation Committee's evaluation of executive compensation. References in this "Director Compensation" section to "directors" shall mean only "non-employee directors." The analysis, prepared by Pay Governance, includes prevalent practices for retainers, fees, equity-based compensation and stock ownership guidelines. Pay Governance also provides recommendations regarding potential changes to our director compensation program. The analysis conducted for fiscal 2020 affirmed that our director compensation program continued to be aligned with best practices as follows:

•
No fees are provided for Board meeting attendance.

•
Directors receive an annual award of deferred stock units (DSUs) that are defined under a fixed-value formula, are fully vested on the grant date, include a mandatory three-year holding period from the grant date and settle three years from the grant date regardless of continued Board service, or upon death, disability or a change in control. A director may elect to defer the distribution, and the taxable event, beyond the mandatory three-year holding period.

•
Directors are subject to meaningful stock ownership guidelines. As discussed under "Stock Ownership Guidelines" above, directors are required to hold shares of our common stock with a value equal to five times the annual retainer for Board service applicable to U.S. residents (which shares include shares subject to the DSUs described above). Directors are required to achieve this ownership level within five years of joining the Board. All of our directors have met this guideline, other than our directors who joined the Board in 2020 and who have until 2025 to meet the guideline. In addition to the preceding ownership guidelines, all directors are expected to own shares of our common stock within one year of joining the Board. All of our directors have met this guideline.

The following narratives, tables and footnotes describe the total compensation and benefits awarded to, earned by or paid to our directors during fiscal 2020.

Annual Retainer.    Directors who are U.S. residents receive an annual retainer of $100,000 paid in equal one-fourth installments following the end of each calendar quarter. Directors who are non-U.S. residents receive an annual retainer of $120,000 in consideration of the increased travel time and/or the hardship of participating in meetings via teleconference during off-hours, also paid in equal one-fourth installments following the end of each calendar quarter. If available under the applicable tax code, directors may elect to receive all, or a portion, of the annual retainer in cash and/or in DSUs. The number of DSUs received is based on the fair market value of our common stock (as defined in the 2016 LTIP) on the last trading day of the last month of the calendar quarter. The DSUs vest immediately but are subject to a three-year holding period and generally settle three years from the grant date, unless the director elects to further defer their receipt.

Chair of the Board Retainer.    The Chair of the Board (if an independent director) receives an additional annual retainer of $175,000.

Lead Independent Director Retainer.    The Lead Independent Director, if such position is filled, receives an additional annual retainer of $35,000.

Board Committee Chair Retainer.    The Chairs of the Audit Committee and the HR and Compensation Committee receive additional annual retainers of $40,000. The Chair of the Governance Committee receives an additional annual retainer of $30,000. The Board may appoint special committees from time-to-time, and retainers, if any, for the chairs of such committees are determined by the HR and Compensation Committee in its discretion.

Committee Member Retainer.    Committee members (other than committee chairs) receive an additional annual retainer of $15,000.

Meeting Fees.    Meeting fees are not paid for the first ten committee meetings attended (in person or by telephone) by a committee member in a calendar year. Committee members receive $1,500 per committee meeting attended (in person or by telephone) after their tenth committee meeting attended (in person or by telephone). Directors do not receive a fee for attending Board meetings. Meeting fees, if any, for members of special committees are determined by the HR and Compensation Committee in its discretion.

Equity Compensation.    The HR and Compensation Committee grants annual DSUs to directors with a grant date of the date of the Company's annual meeting of stockholders, and the number of DSUs awarded is determined by dividing $200,000 by

70	2021 PROXY STATEMENT

DIRECTOR COMPENSATION

the Fair Market Value (as defined in the 2016 LTIP) of a share of our common stock on the grant date. Directors who join the Board between annual meetings of stockholders receive DSUs on a pro rata basis to reflect the partial year of service until the next annual meeting of stockholders. The DSUs are fully vested on the grant date, include a mandatory three-year holding period from the grant date, and settle three years from the grant date regardless of continued Board service, or upon death, disability or a change in control. If available under the applicable tax code, a director may elect to defer the distribution, and the taxable event, beyond the mandatory three-year holding period. The DSUs include dividend equivalent rights. The dividend equivalent rights accrue in the form of additional shares of our common stock with vesting and distribution at the same time as the underlying DSUs.

Nonqualified Deferred Compensation Earnings.    Directors who are U.S. residents may defer any cash portion of their retainer and meeting fees under the NQDC Plan. Directors who contribute to the NQDC Plan are not eligible to receive the Company match or any interest that is above the market rate.

Charitable Gifts Matching Program.    We will match 100%, up to $50,000 annually, of a director's contribution to qualified, eligible IRS recognized non-profit organizations.

Perquisites and Other Personal Benefits.    Perquisites and other personal benefits for a director are excluded from the table below if the total value of all of his or her perquisites and personal benefits is less than $10,000. If the total value of all of his or her perquisites and personal benefits is $10,000 or more, then each perquisite or personal benefit, regardless of its amount, is identified by type. Each perquisite or personal benefit that exceeds the greater of $25,000 or 10% of the total amount of perquisites and personal benefits for that director is identified by type and quantified. We offer a new tablet to directors upon commencement of their service and a new cellular phone to each director each year as a personal benefit, and these amounts are included as perquisites if required to be disclosed as provided above.

Fiscal 2020 Director Compensation (1)(2)

Name	Fees Earned or Paid in Cash ($) (3)	Stock Awards ($) (4)		All Other Compensation ($) (5)	Total ($)
Barbara T. Alexander	61,173	—		50,000	111,173

Mark Fields	115,750	200,028		—	315,778

Jeffrey W. Henderson	140,750	200,028		5,250	346,028

Ann M. Livermore	126,250	200,028		50,000	376,278

Harish Manwani	134,250	200,028		—	334,278

Mark D. McLaughlin	276,500	200,028		42,000	518,528

Jamie S. Miller	47,074	166,744	(6)	10,500	224,318

Clark T. "Sandy" Randt, Jr.	141,250	200,028		11,200	352,478

Francisco Ros	58,962	—		—	58,962

Irene B. Rosenfeld	128,192	200,028		50,000	378,220

Kornelis "Neil" Smit	121,221	200,028		50,000	371,249

Jean-Pascal Tricoire	26,413	133,395	(6)	—	159,808

Anthony J. Vinciquerra	115,750	200,028		15,000	330,778

(1)
This table shows compensation awarded to, earned by or paid to each individual who served as a director of the Company at any time during fiscal 2020. Ms. Alexander and Mr. Ros concluded their service on our Board at our 2020 annual meeting of stockholders.
(2)
We did not award any stock options or provide any non-equity incentive plan compensation to any director in fiscal 2020. Therefore, we did not include the "Option Awards" or "Non-Equity Incentive Plan Compensation" columns in this table. We do not offer a pension plan or other defined benefit retirement plan to our directors. We do not provide above-market or preferential earnings on deferred compensation, nor do we provide dividends on stock in the NQDC Plan at a rate higher than dividends on our common stock. As a result, the "Nonqualified Deferred Compensation Earnings" column has also been omitted from this table.
(3)
These amounts include cash retainers and meeting fees. For Ms. Alexander and Messrs. Fields, McLaughlin and Smit, these amounts also include the value of DSUs issued in lieu of payment of certain of their cash retainer fees. DSUs awarded to Ms. Alexander are fully vested and will be settled three years from the grant date. DSUs awarded to Messrs. Fields, McLaughlin and Smit are fully vested and will be settled upon termination of Board service.
(4)
These amounts represent the fair value of the awards based on the fair market value of our common stock on the date of the Company's 2020 annual meeting of stockholders. DSUs issued in lieu of payment of cash retainer fees are not included in this column.
(5)
These amounts represent the Company's match of directors' contributions to qualified, eligible IRS recognized non-profit organizations. Perquisites and personal benefits have been excluded as the total value for each director was less than $10,000.
(6)
Ms. Miller and Mr. Tricoire joined the Board in May 2020 and July 2020, respectively. The amounts shown in the Stock Awards column reflect the value of their pro-rated new director DSU award.

2021 PROXY STATEMENT	71

DIRECTOR COMPENSATION

The following table shows the aggregate number of outstanding DSUs, at September 27, 2020, held by each individual who served as a director of the Company at any time during fiscal 2020. No directors held outstanding stock options at September 27, 2020.

Outstanding Equity Awards Held by Directors at Fiscal Year End

Name	Number of Outstanding DSUs (#) (1)
Barbara T. Alexander	8,533

Mark Fields	13,248

Jeffrey W. Henderson	11,681

Ann M. Livermore	11,681

Harish Manwani	11,681

Mark D. McLaughlin	23,364

Jamie S. Miller	2,624

Clark T. "Sandy" Randt, Jr.	11,681

Francisco Ros	8,533

Irene B. Rosenfeld	9,259

Kornelis "Neil" Smit	12,948

Jean-Pascal Tricoire	2,084

Anthony J. Vinciquerra	22,216

(1)
The information in this column includes dividend equivalent rights and amounts deferred under the director compensation program. See the narrative above under "Director Compensation" for detailed information on DSUs granted to our directors.

72	2021 PROXY STATEMENT

AUDIT COMMITTEE REPORT

The Audit Committee assists the Board in its general oversight of Qualcomm's financial reporting processes. The Audit Committee Charter describes in greater detail the full responsibilities of the Committee. During each fiscal year, the Audit Committee reviews the Company's consolidated financial statements, internal control over financial reporting, audit matters and reports from management. In connection with these reviews, the Audit Committee meets with management and the independent public accountants (PricewaterhouseCoopers LLP) at least once each quarter. The Audit Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. These meetings include, whenever appropriate, executive sessions in which the Audit Committee meets separately with the independent public accountants, internal auditors, management personnel and legal counsel.

As part of its review of audit matters, the Audit Committee supervises the relationship between the Company and its independent public accountants, including: having direct responsibility for their appointment, compensation and retention; reviewing the nature and type of their services; approving their audit and non-audit services; reviewing the plan for and results of the annual integrated audit and quarterly reviews of the Company's consolidated financial statements; and confirming their independence. The Audit Committee has evaluated PricewaterhouseCoopers LLP's qualifications, performance and independence, including that of the lead audit partner. The Audit Committee and senior financial management determine the selection of the lead audit partner, working with PricewaterhouseCoopers LLP. As part of the engagement process, the Audit Committee considers whether to rotate the independent public accountants and the potential impact thereof. Although the Audit Committee has the sole authority to appoint the independent public accountants, the Audit Committee will continue its longstanding practice of recommending that the Board ask the stockholders to ratify the appointment of the independent public accountants at the Annual Meeting.

In addition, the Audit Committee reviews key initiatives and programs aimed at maintaining the effectiveness of the Company's internal control over financial reporting. Together with senior members of the Company's management team, the Audit Committee reviews the plans of the internal auditors, the results of internal audit examinations and evaluations by management and the Company's independent public accountants of the Company's internal control over financial reporting and the quality of the Company's financial reporting. As part of this process, the Audit Committee monitors the scope and adequacy of the Company's internal auditing program, including reviewing internal audit department staffing levels and steps taken to maintain the effectiveness of internal procedures and controls.

In performing all of these functions, the Audit Committee acts in an oversight capacity. The Audit Committee reviews and discusses the quarterly unaudited and annual audited consolidated financial statements with management, the internal auditors and the independent public accountants prior to their issuance. In its oversight role, the Audit Committee relies on the work and assurances of the Company's management, which is responsible for establishing and maintaining adequate internal control over financial reporting, preparing the consolidated financial statements and other reports and maintaining policies relating to legal and regulatory compliance, ethics and conflicts of interest. PricewaterhouseCoopers LLP is responsible for performing an independent audit of the annual consolidated financial statements and expressing an opinion on the conformity of those consolidated financial statements with accounting principles generally accepted in the United States of America, as well as expressing an opinion on the effectiveness of the Company's internal control over financial reporting.

The Audit Committee has reviewed with the independent public accountants the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (PCAOB) and the Securities and Exchange Commission (SEC), including a discussion with management and the independent public accountants about the quality (and not merely the acceptability) of the Company's accounting principles, the reasonableness of significant estimates, judgments and the transparency of disclosures in the Company's consolidated financial statements. In addition, the Audit Committee reviewed and discussed with PricewaterhouseCoopers LLP matters related to its independence, including a review of audit and non-audit fees and the written disclosures and the letter from PricewaterhouseCoopers LLP to the Committee required by applicable requirements of the PCAOB regarding the independent public accountant's communication with the Audit Committee concerning independence. The Audit Committee concluded that PricewaterhouseCoopers LLP is independent from the Company and its management.

2021 PROXY STATEMENT	73

AUDIT COMMITTEE REPORT

Taking all these reviews and discussions into account, the Audit Committee recommended to the Board that the audited consolidated financial statements be included in Qualcomm's Annual Report on Form 10-K for fiscal year 2020 for filing with the SEC.

AUDIT COMMITTEE
Jeffrey W. Henderson, Chair Mark Fields Jamie S. Miller Anthony J. Vinciquerra

74	2021 PROXY STATEMENT

OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly submitted before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their best judgment.

A copy of our Annual Report on Form 10-K for fiscal 2020 as filed with the Securities and Exchange Commission, excluding exhibits, may be obtained by stockholders without charge by request to Investor Relations, 5775 Morehouse Drive, San Diego, California 92121-1714 or by calling 858-658-4813 (or toll-free at 866-658-4813) and may be accessed on our website at https://investor.qualcomm.com/sec-filings/annual-reports.

By Order of the Board of Directors,

Donald J. Rosenberg Executive Vice President, General Counsel and Corporate Secretary
January 21, 2021

2021 PROXY STATEMENT	75

APPENDIX A: PERFORMANCE MEASUREMENT
COMPARISON OF STOCKHOLDER RETURN

The following graph compares total stockholder return on our common stock since September 27, 2015 to two indices: the Standard & Poor's 500 Stock Index (S&P 500) and the NASDAQ-100 Index (NASDAQ-100). The S&P 500 tracks the aggregate price performance of the equity securities of 500 United States companies selected by Standard & Poor's Index Committee to include companies in leading industries and to reflect the United States stock market. The NASDAQ-100 tracks the aggregate price performance of the 100 largest domestic and international non-financial securities listed on the NASDAQ Stock Market based on market capitalization.

The total return for our stock and for each index assumes the reinvestment of gross dividends and is based on the returns of the component companies. We began paying dividends on our common stock on March 31, 2003. Our common stock is traded on the NASDAQ Global Select Market and is a component of each of the S&P 500 and the NASDAQ-100.

(1)
Shows the cumulative total return on investment assuming an investment of $100 (including reinvestment of dividends) in our common stock, the S&P 500 and the NASDAQ-100 on September 27, 2015. All returns are reported as of our fiscal year end, which is the last Sunday in September.

Our closing stock price on September 25, 2020, the last trading day of our 2020 fiscal year, was $114.50 per share.

2021 PROXY STATEMENT	A-1

APPENDIX B: CORPORATE DIRECTORY

EXECUTIVE OFFICERS	BOARD OF DIRECTORS

Steve Mollenkopf
Chief Executive Officer and Director

Cristiano R. Amon
President and Chief Executive Officer-elect

Akash Palkhiwala
Executive Vice President and Chief Financial Officer

Heather Ace
Executive Vice President, Human Resources

Brian Modoff
Executive Vice President, Strategy and Mergers & Acquisitions

Alexander H. Rogers
Executive Vice President and President, Qualcomm Technology Licensing

Donald J. Rosenberg
Executive Vice President, General Counsel and Corporate Secretary

Dr. James H. Thompson
Executive Vice President, Engineering, Qualcomm Technologies, Inc. and Chief Technology Officer

Sylvia Acevedo
Member: Governance Committee
Former Chief Executive Officer, Girl Scouts of the United States of America

Mark Fields
Member: Audit Committee
Former President and Chief Executive Officer, Ford Motor Company

Jeffrey W. Henderson
Chair: Audit Committee
Former Chief Financial Officer, Cardinal Health, Inc.

Gregory N. Johnson
Member: HR and Compensation Committee
Executive Vice President and General Manager, Consumer Group, Intuit Inc.

Ann M. Livermore
Member: Governance Committee
Former Executive Vice President of the Enterprise Business, Hewlett-Packard Company

Harish Manwani
Member: HR and Compensation Committee
Former Chief Operating Officer, Unilever PLC

Mark D. McLaughlin
Chair of the Board
Vice Chairman of the Board, Palo Alto Networks, Inc.

Jamie S. Miller
Member: Audit Committee
Former Senior Vice President and Chief Financial Officer, General Electric Company

Steve Mollenkopf
Chief Executive Officer,
Qualcomm Incorporated

Clark T. "Sandy" Randt, Jr.
Chair: Governance Committee
Former U.S. Ambassador to the People's Republic of China

Irene B. Rosenfeld
Chair: HR and Compensation Committee
Former Chair and Chief Executive Officer, Mondelēz International, Inc.

Kornelis "Neil" Smit
Member: HR and Compensation Committee
Vice Chairman, Comcast Corporation

Jean-Pascal Tricoire
Member: Governance Committee
Chairman of the Board and Chief Executive Officer, Schneider Electric SE

Anthony J. Vinciquerra
Member: Audit Committee
Chairman of the Board and Chief Executive Officer, Sony Pictures Entertainment Inc.

As of January 2021

2021 PROXY STATEMENT	B-1

APPENDIX C: PERFORMANCE MEASURES

We use non-GAAP financial information (i) to evaluate, assess and benchmark our operating results on a consistent and comparable basis; (ii) to measure the performance and efficiency of our ongoing core operating businesses, including our QCT (Qualcomm CDMA Technologies) and QTL (Qualcomm Technology Licensing) segments; and (iii) to compare the performance and efficiency of these segments against each other and against competitors.

We are able to assess what we believe is a more meaningful and comparable set of financial performance measures by using non-GAAP information. As a result, management compensation decisions and the review of executive compensation by the HR and Compensation Committee of the Board of Directors focus primarily on non-GAAP financial measures.

The various performance measures used throughout this Proxy Statement are defined below. The most directly comparable GAAP performance measures and information reconciling non-GAAP performance measures to our reported financial results prepared in accordance with GAAP are included in Appendix D.

Adjusted Revenues — 2020 ACIP

For purposes of determining payouts under the ACIP for fiscal 2020, GAAP revenues were adjusted to exclude the impact of the following items:

•
The QSI segment;

•
The impact of litigation settlement, arbitration and/or judgment to the extent the amount is recorded to revenues when such an event individually equals or exceeds $25 million on a pre-tax basis; and

•
The impact of unresolved contract disputes on revenues recorded during the fiscal year to the extent a licensee withholds or fails to make royalty payments or disputes the royalty payment paid, provided that such adjustment shall be the specific amounts for each license that was used in determination of the performance target.

Adjusted Earnings Per Share (EPS) — 2020 ACIP

For purposes of determining payouts under the ACIP for fiscal 2020, GAAP earnings per share were adjusted to exclude the after-tax impact of the following items:

•
The QSI segment;

•
Acquisition-related items, which may include (i) acquired in-process research and development; (ii) recognition of the step-up of inventories to fair value; (iii) purchase accounting effects on property, plant and equipment for certain acquisitions; (iv) amortization of intangible assets for certain acquisitions; (v) purchase accounting effects on acquired or assumed debt; (vi) expenses related to the termination of contracts that limit the use of acquired intellectual property; (vii) third-party acquisition and integration services costs; (viii) break-up fees; and (ix) debt issuance and letter of credit costs;

•
Certain other items exceeding $25 million on a pre-tax basis, which may include (i) major restructuring and restructuring-related costs; (ii) impairments of goodwill and indefinite-lived and long-lived assets; (iii) gains and losses on divestitures and sales of certain assets and associated third-part costs; (iv) settlements and/or damages arising from legal or regulatory matters; (v) the effect of changes in tax law and accounting principles; (vi) discrete income tax expenses or benefits resulting from tax elections made in fiscal 2020; and (vii) tax items, including the effects of changes to tax law, individually exceeding $10 million that are unrelated to the fiscal year in which they are recorded;

•
From a potential acquisition occurring during the fiscal year with a purchase price that is greater than $5 billion, (i) the impact on net income; (ii) the impact of expense or amortization of premiums or discounts related to debt issued or assumed in connection with or related to such acquisition for the fiscal year in which the acquisition closes, and if such debt is incurred in the fiscal year prior to the expected year in which such acquisition closes, for such prior fiscal year; and (iii) the impact on investment income as a result of usage of such funds in the purchase; and

•
The impact of unresolved contract disputes on revenues recorded in the fiscal year to the extent a licensee withholds or fails to make royalty payments or disputes the royalty payment paid, provided that such adjustment shall be the specific amounts for each licensee that was used in determination of the performance target.

2021 PROXY STATEMENT	C-1

APPENDIX C: PERFORMANCE MEASURES

Adjusted Earnings Per Share (EPS) — 2020 PSU Award

For purposes of calculating the 2020 EPS PSU award for the fiscal 2021 - 2023 performance period, GAAP earnings per share will be adjusted to exclude the after-tax impact of the following items:

•
The QSI segment;

•
Acquisition-related items, which may include (i) recognition of the step-up of inventories to fair value; (ii) purchase accounting effects on property, plant and equipment for certain acquisitions; (iii) amortization of intangible assets for certain acquisitions; (iv) purchase accounting effects on acquired or assumed debt; (v) third-party acquisition and integration services costs; (vi) break-up fees; and (vii) costs related to temporary debt facilities and letters of credit executed prior to the close of an acquisition. These adjustments shall apply only with respect to applicable items acquired or incurred in transactions that qualify as business combinations pursuant to GAAP;

•
Certain other items exceeding $25 million on a pre-tax basis, which may include (i) major restructuring and restructuring-related costs; (ii) impairments of goodwill and indefinite-lived and long-lived assets; (iii) gains and losses on divestitures and sales of certain assets and associated third-party costs; (iv) litigation, regulatory and contract dispute awards, settlements, arbitration and/or judgements clearly attributable to one or more fiscal years ending before the beginning of the performance period; (v) discrete income tax expenses or benefits resulting from tax elections made in the performance period; (vi) tax items, including the effects of changes to tax law, individually exceeding $10 million that are unrelated to the fiscal year in which they are recorded; and (vii) gains and losses, regardless of amount, driven by the revaluation of the Nonqualified Deferred Compensation Plan liabilities recognized in operating expenses and the offsetting gains and losses on the related assets recognized in investments and other income.

•
From a potential acquisition occurring during the performance period with a purchase price that is greater than $5 billion, for a certain period, (i) the impact on net income; (ii) the impact of expense or amortization of premiums or discounts related to debt issued or assumed in connection with or related to such acquisition; and (iii) the impact on investment income as a result of usage of such funds in the purchase;

•
Non-cash share-based compensation expenses;

•
Contract disputes in excess of $50 million for any fiscal year in the performance period in which (i) a licensee withholds or fails to make royalty payments or disputes royalty payments paid, (ii) attributable revenue is not recorded in GAAP revenue for the fiscal year, (iii) such dispute is not resolved during the performance period, and (iv) projected revenue from such licensee was included in determining the EPS target for that fiscal year, in which event for such fiscal year will be adjusted to include the amount of revenue the licensee withholds, fails to pay or disputes, or to the extent that the licensee fails to report information sufficient to determine for such fiscal year the actual impact on revenue of the withholding, failure to make royalty payments or dispute of payment amounts, such adjustment for such fiscal year shall be the specific amount for such licensee that was used for such fiscal year in the determination of the EPS target; and

•
The financial impact of share buybacks in excess of an amount equal to (i) the average cost of repurchased shares for the fiscal year, multiplied by (ii) the number of shares actually issued in the year to employees, non-employee directors and consultants, provided, however, that if the excluded amount of share buybacks cannot be determined pursuant to the foregoing formula for any fiscal year in the performance period because the Company has entered into an accelerated share repurchase agreement that has not been settled by the end of the performance period, then the financial impact of share buybacks in excess of $2 billion determined in accordance with GAAP shall be excluded for such fiscal year.

Adjusted Revenues — 2021 ACIP

For purposes of determining payouts under the ACIP for fiscal 2021, GAAP revenues will be adjusted to exclude the impact of the following items:

•
The QSI segment;

•
The impact of litigation settlement, arbitration and/or judgment to the extent the amount is recorded to revenues when such an event individually equals or exceeds $25 million on a pre-tax basis; and

•
Contract disputes in excess of $50 million in the fiscal year in which (i) a licensee withholds or fails to make royalty payments or disputes royalty payments paid, (ii) attributable revenue is not recorded in GAAP revenue for the fiscal year, (iii) such dispute is not resolved during the fiscal year, and (iv) projected revenue from such licensee was included in determining the Adjusted Revenue performance target, in which revenue for the fiscal year will be adjusted to include the amount of revenue the licensee withholds, fails to pay or disputes, or to the extent that the licensee fails to report information sufficient to determine the actual impact on revenue of the withholding, failure to make royalty payments or dispute of

C-2	2021 PROXY STATEMENT

APPENDIX C: PERFORMANCE MEASURES

  payment amounts, such adjustment shall be the specific amount for such licensee that was used in the determination of the Adjusted Revenue target.

Adjusted Operating Income — 2021 ACIP

For purposes of determining payouts under the ACIP for fiscal 2021, GAAP operating income will be adjusted to exclude the impact of the following items:

•
The QSI segment;

•
Non-cash share-based compensation expense;

•
Gains and losses driven by the revaluation of our nonqualified deferred compensation plan liabilities recognized in operating expenses;

•
Acquisition-related items, which may include (i) acquired-in process research and development; (ii) recognition of the step-up of inventories to fair value; (iii) purchase accounting effects on property, plant and equipment for certain acquisitions; (iv) amortization of intangible assets for certain acquisitions; (v) third-party acquisition and integration services costs; and (vi) break-up fees. These adjustments shall apply only with respect to applicable items acquired or incurred in transactions that qualify as business combinations pursuant to GAAP;

•
Certain other items exceeding $25 million, which may include (i) major restructuring and restructuring-related costs; (ii) impairments of goodwill and indefinite-lived and long-lived assets; (iii) gains and losses on divestitures and sales of certain assets and associated third-party costs; and (iv) the impact of settlements, arbitration, judgments and/or damages arising from legal or regulatory matters;

•
Contract disputes in excess of $50 million in the fiscal year in which (i) a licensee withholds or fails to make royalty payments or disputes royalty payments paid, (ii) attributable revenue is not recorded in GAAP revenue for the fiscal year, (iii) such dispute is not resolved during the fiscal year, and (iv) projected revenue from such licensee was included in determining the Adjusted Operating Income performance target, in which revenue for the fiscal year will be adjusted to include the amount of revenue the licensee withholds, fails to pay or disputes, or to the extent that the licensee fails to report information sufficient to determine the actual impact on revenue of the withholding, failure to make royalty payments or dispute of payment amounts, such adjustment shall be the specific amount for such licensee that was used in the determination of the Adjusted Operating Income target; and

•
The impact on income from acquisitions that occur during fiscal 2021 with a purchase price that is greater than $5 billion.

2021 PROXY STATEMENT	C-3

APPENDIX D: RECONCILIATION OF FISCAL 2020
NON-GAAP MEASURES TO GAAP RESULTS (1)

$ in millions, except per share data	GAAP Results	Less QSI	Less Other Items (2)	Adjusted Results
Revenues	$23,531	$36	$—	$23,495

Net income	$5,198	$(3)	$(215)	$5,416

Diluted earnings per share	$4.52	$—	$(0.19)	$4.71

Diluted shares	1,149	1,149	1,149	1,149

(1)
See Appendix C for definitions of the various non-GAAP performance measures used in calculating performance under the fiscal 2020 annual cash incentive plan (ACIP).
(2)
In fiscal 2020, other items excluded from adjusted results were comprised of $329 million of acquisition-related charges, $54 million of non-marketable investment impairments, $26 million of interest expense related to fines imposed by the European Commission in 2018 and 2019, and $2 million of charges related to restructuring-related activities, partially offset by a $168 million net tax benefit related to the impact of certain tax items and a $28 million gain related to a favorable legal settlement. The net tax benefit related to the impact of certain tax items included a $61 million tax benefit from tax incentives in a foreign jurisdiction, a $57 million tax benefit from the release of a valuation allowance, a $46 million tax benefit for the tax effect of acquisition-related charges, $32 million of foreign currency gains related to a noncurrent receivable resulting from our refund claim of Korea withholding taxes paid in prior periods and a $21 million tax benefit related to a prior year, partially offset by a $25 million charge related to the issuance of final foreign-derived intangible income regulations, a $13 million charge related to a change in prior period tax rate of a foreign jurisdiction and an $11 million charge related to a foreign tax audit.

2021 PROXY STATEMENT	D-1

*** Exercise Your Right to Vote *** Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to Be Held on March 10, 2021. QUALCOMM INCORPORATED You are receiving this communication because you hold shares in the company named above. This is not a ballot. You cannot use this notice to vote these shares. This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. You may view the proxy materials online at www.proxyvote.com, scan the QR Barcode on the reverse side, or easily request a paper copy (see reverse side). We encourage you to access and review all of the important information contained in the proxy materials before voting. QUALCOMM INCORPORATED 5775 MOREHOUSE DRIVE N-585L SAN DIEGO, CA 92121 proxy materials and voting instructions. D27996-P46783 See the reverse side of this notice to obtain Meeting Information Meeting Type: Annual Meeting For holders as of: January 11, 2021 Date: March 10, 2021 Time: 9:30 a.m. PT Location: Via the Internet at www.virtualshareholdermeeting.com/QCOM2021 The company will be hosting the meeting live via the Internet this year. To attend the meeting via the Internet please visit www.virtualshareholdermeeting.com/QCOM2021 and be sure to have the information that is printed in the box marked by the arrow XXXX XXXX XXXX XXXX (located on the following page).

Before You Vote How to Access the Proxy Materials VIEW MATERIALS & VOTE w SCAN TO How To Vote Please Choose One of the Following Voting Methods D27997-P46783 Vote By Internet: Before The Meeting: Go to www.proxyvote.com or from a smartphone, scan the QR Barcode above. Have the information that is printed in the box marked by the arrow(located on the following page) available and follow the instructions. During The Meeting: Go to www.virtualshareholdermeeting.com/QCOM2021. Have the information that is printed in the box marked by the arrow(located on the following page) available and follow the instructions. Vote By Phone: You can vote by telephone by requesting a paper copy of the materials, which will include a proxy card that will provide instructions to vote these shares by proxy via telephone. Vote By Mail: You can vote by mail by requesting a paper copy of the materials, which will include a proxy card. XXXX XXXX XXXX XXXX XXXX XXXX XXXX XXXX Proxy Materials Available to VIEW or RECEIVE: NOTICE AND PROXY STATEMENTANNUAL REPORT How to View Online: Have the information that is printed in the box marked by the arrow(located on the following page) and visit: www.proxyvote.com, or scan the QR Barcode below. How to Request and Receive a PAPER or E-MAIL Copy: If you want to receive a paper or e-mail copy of these documents, you must request one. There is NO charge for requesting a copy. Please choose one of the following methods to make your request: 1) BY INTERNET:www.proxyvote.com 2) BY TELEPHONE: 1-800-579-1639 3) BY E-MAIL*:sendmaterial@proxyvote.com * If requesting materials by e-mail, please send a blank e-mail with the information that is printed in the box marked by the arrow (located on the following page) in the subject line. Requests, instructions and other inquiries sent to this e-mail address will NOT be forwarded to your investment advisor. Please make the request as instructed above on or before February 24, 2021 to facilitate timely delivery. XXXX XXXX XXXX XXXX XXXX XXXX XXXX XXXX

The Board of Directors recommends you vote FOR proposals 1-3. 1. Election of 14 directors to hold office until the next annual meeting of stockholders and until their respective successors have been elected and qualified. 2. To ratify the selection of PricewaterhouseCoopers LLP as our independent public accountants for our fiscal year ending September 26, 2021. Nominees: 3. To approve, on an advisory basis, our executive compensation. 1a. Sylvia Acevedo 1b. Mark Fields 4. To transact such other business as may properly come before stockholders at the Annual Meeting or any adjournment or postponement thereof. 1c. Jeffrey W. Henderson 1d. Gregory N. Johnson 1e. Ann M. Livermore 1f. Harish Manwani 1g. Mark D. McLaughlin 1h. Jamie S. Miller 1i. Steve Mollenkopf 1j. Clark T. Randt, Jr. 1k. Irene B. Rosenfeld 1l. Kornelis "Neil" Smit 1m. Jean-Pascal Tricoire 1n. Anthony J. Vinciquerra D27998-P46783 Voting Items

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